                                                              RULE NO. 424(b)(2)
                                                      REGISTRATION NO. 333-33733

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 28, 1997)

                                 $178,024,000
                CAPITOL REVOLVING HOME EQUITY LOAN TRUST 1997-1
  CAPITOL REVOLVING HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 1997-1
                           CHEVY CHASE BANK, F.S.B.
                          as Transferor and Servicer

                                  -----------

  The Capitol Revolving Home Equity Loan Asset Backed Certificates, Series 1997-1 (the "Certificates"), will represent undivided interests in a trust fund (the "Trust Fund") consisting primarily of a pool of certain revolving credit line home equity loans made or to be made in the future (the "Mortgage Loans") secured by first, second or third deeds of trust or mortgages on one- to four-family residential properties. The Mortgage Loans were originated or acquired by Chevy Chase Bank, F.S.B. ("Chevy Chase" or the "Transferor"), which will serve as servicer of the Mortgage Loans.

  The aggregate undivided interest in the Trust Fund represented by the Certificates will initially be equal to $178,024,000 which as of November 1, 1997 (the "Initial Cut-off Date") is approximately 98% of the sum of the Cut-off Date Trust Balances (as defined herein) of the Initial Mortgage Loans and the Pre-Funded Amount (each as defined herein). The remaining undivided interest in the Trust Fund not represented by the Certificates (the "Transferor Interest") will initially be equal to $3,633,292.49, which as of the Initial Cut-off Date is approximately 2% of the sum of the Cut-off Date Trust Balances of the Initial Mortgage Loans and the Pre-Funded Amount.

  On the Closing Date, $20,000,000 (the "Pre-Funded Amount") will be deposited in the Pre-Funding Account (as defined herein). The Pre-Funded Amount may be used by the Trust to acquire additional Mortgage Loans consisting of the 90-1 Mortgage Loans and 92-1 Mortgage Loans (each as defined herein) to the extent available, and other Mortgage Loans on or before August 20, 1998 (the "Subsequent Mortgage Loans").

  Distributions of principal and interest on the Certificates will be made on the 20th day of each month or, if such date is not a Business Day then on the next succeeding Business Day (a "Distribution Date"), commencing December 22, 1997.

  On each Distribution Date, holders of the Certificates (the "Certificateholders") will be entitled to receive, from and to the limited extent of funds available in the Certificate Account (as defined herein), distributions with respect to interest and principal calculated as set forth herein. The Certificates are not guaranteed by the Transferor or any affiliate thereof. However, on or before the issuance of the Certificates, the Transferor will obtain from Ambac Assurance Corporation (the "Certificate Insurer") a financial guaranty insurance policy relating to the Certificates (the "Certificate Insurance Policy"), in favor of the Trustee (as defined herein). The Certificate Insurance Policy will protect holders of Certificates against certain shortfalls in amounts to be distributed at the times and to the extent described herein. See "DESCRIPTION OF THE CERTIFICATES--Certificate Insurance Policy" herein.

  THERE CURRENTLY IS NO SECONDARY MARKET FOR THE CERTIFICATES. THE UNDERWRITERS INTEND TO MAKE A SECONDARY MARKET IN THE CERTIFICATES, BUT HAVE NO OBLIGATION TO DO SO. THE INTERESTS OF THE OWNERS OF THE CERTIFICATES WILL BE REPRESENTED BY BOOK ENTRIES ON THE RECORDS OF THE DEPOSITORY TRUST COMPANY ("DTC") AND PARTICIPATING MEMBERS THEREOF.

  POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" COMMENCING ON PAGE S-18 HEREIN AND ON PAGE 16 IN THE PROSPECTUS.

THE CERTIFICATES WILL REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND WILL NOT EVIDENCE A SAVINGS ACCOUNT OR DEPOSIT OR OTHER OBLIGATION OF, OR INTEREST IN, AND ARE NOT GUARANTEED BY, CHEVY CHASE OR ANY AFFILIATE THEREOF. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS (AS DEFINED HEREIN) ARE INSURED OR GUARANTEED BY THE SAVINGS ASSOCIATION INSURANCE FUND, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                                        UNDERWRITING
                                                                        DISCOUNT AND       PROCEEDS TO
                                                   PRICE TO PUBLIC(1)    COMMISSIONS    TRANSFEROR(1)(2)
--------------------------------------------------------------------------------------------------------
Per Certificate                                         100.00%             0.30%            99.70%
--------------------------------------------------------------------------------------------------------
Total                                                 $178,024,000        $534,072        $177,489,928

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Plus accrued interest, if any, from the date of initial issuance.
(2) Before deducting expenses payable by the Transferor, estimated to be $630,000.


                                  -----------


  The Certificates are offered by the several Underwriters when, as and if issued by the Transferor, delivered to and accepted by the Underwriters, and subject to their right to reject orders in whole or in part. It is expected that delivery of the Certificates in book-entry form will be made through the facilities of DTC, Cedel Bank, societe anonyme, and Euroclear on or about November 25, 1997, against payment in immediately available funds.

                                  -----------
SMITH BARNEY INC.                                    CREDIT SUISSE FIRST BOSTON

The date of this Prospectus Supplement is November 20, 1997.

  THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED A FINAL PROSPECTUS SUPPLEMENT AND THE FINAL PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES, INCLUDING OVER-ALLOTMENT TRANSACTIONS, STABILIZING TRANSACTIONS, SYNDICATE COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

                         REPORTS TO CERTIFICATEHOLDERS

  Unless and until Replacement Certificates (as defined herein) are issued, unaudited monthly and annual reports containing information concerning the Mortgage Loans will be sent to the Trustee and to CEDE & Co., as registered holder of the Certificates and the nominee of DTC. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders" and "--Evidence as to Compliance" herein and "THE AGREEMENTS--Reports to Holders" and "--Book Entry Securities" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. None of the Transferor, the Servicer or the Certificate Insurer intends to send any of its financial reports to Certificateholders. The Servicer, on behalf of the Trust, will file with the Securities and Exchange Commission (the "Commission") periodic reports concerning the Trust to the extent required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder.

                             AVAILABLE INFORMATION

  The Transferor has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus Supplement, which forms a part of the Registration Statement, contains summaries of the material terms of the documents referred to herein, but does not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows, Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. In addition, the Commission maintains a Web site at "http://www.sec.gov" that contains information regarding registrants that file electronically with the Commission.

  The Trust Fund will be required to file certain reports with the Commission pursuant to the requirements of the Exchange Act. The Transferor intends to cause the Trust Fund to suspend filing such reports if and when such reports are no longer required under the Exchange Act.

  No person has been authorized to give any information or to make any representation other than those contained in this Prospectus Supplement and, if given or made, such information or representations must not be relied upon. This Prospectus Supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby nor an offer of the Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus Supplement at any time does not imply that information herein is correct as of any time subsequent to its date.

                     PROSPECTUS SUPPLEMENT SUMMARY OF TERMS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the "Index of Principal Terms" herein and the "Glossary of Terms" in the Prospectus for the location of definitions of certain capitalized terms.

Securities Offered..........  Capitol Revolving Home Equity Loan Trust 1997-1
                              (the "Trust") will issue the Capitol Revolving Home Equity Loan Asset Backed Certificates, Se-ries 1997-1 (the "Certificates"), pursuant to a Pooling and Servicing Agreement to be dated as of November 1, 1997 (the "Pooling and Servicing Agreement") by and between Chevy Chase Bank, F.S.B. ("Chevy Chase"), as transferor and servicer (the "Transferor" and "Servicer," re-spectively, as the case may be), and U.S. Bank National Association, doing business as First Bank National Association, as trustee and custo-dial agent (the "Trustee" and "Custodial Agent," respectively, as the case may be). As of the Closing Date (as defined herein), the aggregate undivided interest in the Trust represented by the Certificates will equal $178,024,000 (the "Original Certificate Principal Balance" and the "Original Invested Amount"), which represents ap-proximately 98% of the sum of the Cut-off Date Trust Balances of the Initial Mortgage Loans and the Pre-Funded Amount. Following the Closing Date, the "Invested Amount" with respect to any day will be an amount equal to the Original In-vested Amount minus the sum of (i) the amount of Principal Collections (as defined herein) previ-ously distributed to Certificateholders, (ii) any amounts distributed as principal to Certificateholders at the end of the Pre-Funding Period from funds on deposit in the Pre-Funding Account and (iii) an amount equal to the product of (a) the Certificateholders' Floating Alloca-tion Percentage and (b) the Liquidation Loss Amounts (each as defined herein). The Transferor will own the remaining undivided interest in the Trust, which is equal to the Pool Balance (as de-fined herein) minus the Invested Amount (the "Transferor Interest"). The principal balance of the outstanding Certificates (the "Certificate Principal Balance") on any day is equal to the Original Certificate Principal Balance minus the aggregate of amounts actually distributed as principal to the Certificateholders. See "DE-SCRIPTION OF THE CERTIFICATES--Distributions on the Certificates" herein and "DESCRIPTION OF THE SECURITIES" in the Prospectus.

Trust Fund..................  The assets of the Trust (the "Trust Fund") will consist primarily of a pool (the "Pool") of cer-tain revolving credit line home equity loans made or to be made in the future and conveyed to the Trust on the Closing Date (the "Initial Mortgage Loans") and may consist of 90-1 Mortgage Loans and 92-1 Mortgage Loans (each as defined herein), provided such loans are purchased by Chevy Chase from Trust 1990 and Trust 1992 (each as defined herein), or such other revolving credit line home equity loans to be transferred to the Trust on or before the August 20, 1998 Distribution Date (the

                              "Subsequent Mortgage Loans") (the Subsequent
                              Mortgage Loans and the Initial Mortgage Loans and any substitutions for any such loans, collec-tively the "Mortgage Loans") originated or ac-quired by Chevy Chase or a subsidiary of Chevy Chase and secured by first, second or third deeds of trust or mortgages on one- to four-family res-idential properties (the "Mortgaged Properties"); the Trust's interest in property that secured a Mortgage Loan which has been acquired by foreclo-sure or deed in lieu of foreclosure; the Certifi-cate Account; the Spread Account; the funds on deposit in the Pre-Funding Account and the Capi-talized Interest Account (each as defined here-in); the Certificate Insurance Policy; the Trust's interest in rights under certain hazard insurance policies covering the Mortgaged Proper-ties; and certain other property, as described more fully herein.

                              The property conveyed to the Custodial Agent for the benefit of the Trust will include certain of the unpaid principal balances of the Mortgage Loans as of the opening of business on November 1, 1997 (the "Initial Cut-off Date") in the case of the Initial Mortgage Loans, and on the first day of the month in which each Subsequent Mort-gage Loan and any Eligible Substitute Mortgage Loan (as defined herein) is conveyed to the Trust (in each case, the "Cut-off Date" and the "Cut-off Date Trust Balances") and, with respect to each Mortgage Loan (other than the 90-1 Mortgage Loans and 92-1 Mortgage Loans), any additions thereto as a result of advances made after the Cut-off Date pursuant to the applicable loan agreements (the "Loan Agreements") which evidence the Mortgage Loans during the life of the Trust (the "Additional Balances"). The Additional Bal-ances will be funded by Chevy Chase, pursuant to the Loan Agreements. The obligation to fund any Additional Balances pursuant to the Loan Agree-ments will not be transferred to the Trust. Cer-tain balances outstanding on December 1, 1990, December 1, 1991, December 1, 1992, September 1, 1993 and September 1, 1994 with respect to cer-tain of the Mortgage Loans (the "Common Mortgage Loans") were sold by the Transferor to Capitol Home Equity Loan Trust 1990-1 ("Trust 1990"), Capitol Home Equity Loan Trust 1991-1 ("Trust 1991") Capitol Home Equity Loan Trust 1992-1 ("Trust 1992"), Capitol Home Equity Loan Trust 1993-1 ("Trust 1993") and Capitol Home Equity Loan Trust 1994-1 ("Trust 1994" and together with the Trust 1990, Trust 1991, Trust 1992 and Trust 1993, the "Prior Trusts"), respectively. The Trust Fund will not include any interest in any portion of the outstanding balance of a Common Mortgage Loan transferred to a Prior Trust and not subsequently transferred to the Trust (the "Sold Balances"). In 1996, Trust 1991 terminated and all outstanding balances held by Trust 1991 were reacquired by Chevy Chase. Certain of such balances are currently owned by Chevy Chase and are hereinafter referred to as the "Reacquired 1991 Balances". Reacquired 1991 Balances consti-tute Sold Balances.

                              The "Trust Balance" of a Mortgage Loan (other than a Liquidated Mortgage Loan, which shall have a Trust Balance of zero) on any day is equal to its Cut-off Date Trust Balance, plus (i) any Additional Balances in respect of such Mortgage Loan, minus (ii) all collections credited against the principal balance of such Mortgage Loan (excluding in the case of any Com-mon Mortgage Loan, any such principal collections applied to reduce the Sold Balances) in accor-dance with the related Loan Agreement prior to such day; provided, however, that if such Mort-gage Loan is a Common Mortgage Loan, the Cut-off Date Trust Balance of such Mortgage Loan shall exclude the Sold Balance thereof. "Pool Balance" shall mean on any day an amount equal to the sum of the aggregate of all Trust Balances on such day plus the amount on deposit in the Pre-Funding Account as of such day (excluding any net invest-ment earnings thereon). On the Closing Date the Trust will include 212 Common Mortgage Loans hav-ing $1,647,763.80 in aggregate Cut-off Date Trust Balances which represent approximately 1.0% of all of the Cut-off Date Trust Balances trans-ferred and assigned to the Trust.

Transferor and Servicer.....  Chevy Chase, a federally chartered stock savings bank, will transfer and assign the Trust Balances of the Mortgage Loans to the Trust in exchange for the Certificates and the Transferor Interest and will serve as Servicer of the Mortgage Loans. The principal executive offices of Chevy Chase are located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815, and the telephone number of Chevy Chase is (301) 986-7000. See "THE TRANS-FEROR" herein and in the Prospectus.

Trustee.....................  The Trustee is U.S. Bank National Association, a
                              national banking association, doing business as First Bank National Association. The Trustee's principal corporate trust office is located at 180 East Fifth Street, St. Paul, Minnesota 55101.

Certificate Insurer.........  The Certificate Insurer is Ambac Assurance Corpo-
                              ration. See "DESCRIPTION OF CERTIFICATE INSURER" herein.

Collections.................  All collections on the Mortgage Loans will be al-
                              located as to principal and interest in accor-dance with the Loan Agreements. The Trust's share of an amount allocated to interest on any Mort-gage Loan (the "Trust Interest") shall equal the product of (a) the amount allocated to interest multiplied by (b) (x) the amount of interest ac-crued at the Loan Rate on the Trust Balance dur-ing the related Interest Period (as defined here-in) divided by (y) the amount of interest accrued at the Loan Rate on the Loan Balance during such Interest Period. "Interest Period" means the monthly period during which interest accrues on the Mortgage Loans. "Loan Balance" as to any Mortgage Loan and day, means the unpaid principal balance of such Mortgage Loan upon which interest accrued for such day was calculated. Collections of principal received from a borrower on any Com-mon Mortgage Loans for any day during any Collec-tion Period will be applied first to reduce the balance thereof transferred to Trust 1990, if any (including any such balances subsequently trans-ferred to the Trust during the Pre-Funding Peri-
                              od), to
                              zero, second to reduce the Reacquired 1991 Bal-ance, if any, to zero, third to reduce the bal-ance thereof transferred to Trust 1992, if any (including any such balances subsequently trans-ferred to the Trust during the Pre-Funding Peri-
                              od), to zero, fourth to reduce the balance thereof transferred to Trust 1993, if any, to zero and fifth to reduce the balance thereof transferred to Trust 1994, if any, to zero before any such collections are applied in reduction of the Trust Balance of such Common Mortgage Loan (other than 90-1 Mortgage Loans and 92-1 Mortgage Loans). "Principal Collections" for any Distribu-tion Date, shall equal (i) the Trust's share of principal collections received from borrowers un-der the Mortgage Loans in the related Collection Period (as defined herein) after the application of the allocations described in the preceding sentence, (ii) the principal portion of the Net Trust Liquidation Proceeds and Trust Insurance Proceeds and (iii) the principal portion of the Retransfer Deposit Amount (as defined herein) and the Substitution Adjustment Amount (as defined herein) of a retransferred Mortgage Loan. As of the Initial Cut-off Date, the aggregate amount of the balances of Common Mortgage Loans owned by Trust 1990 is $2,450,621.11, the aggregate amount of the balances of Common Mortgage Loans that are Reacquired 1991 Balances is $239,356.34, the ag-gregate amount of the balances of Common Mortgage Loans owned by Trust 1992 is $693,699.49, the ag-gregate amount of the balances of Common Mortgage Loans owned by Trust 1993 is $864,294.86 and the aggregate amount of the balances of Common Mort-gage Loans owned by Trust 1994 is $1,322,040.36.

                              "Liquidation Proceeds" are proceeds (including Insurance Proceeds but excluding any amounts drawn on the Certificate Insurance Policy) re-ceived in connection with the liquidation of Liq-uidated Mortgage Loans (as defined herein). "Net Liquidation Proceeds" with respect to a Mortgage Loan are Liquidation Proceeds reduced by related expenses (including any amount advanced in re-spect of the repayment of a senior mortgage or other Servicer Advance (as defined herein)). "In-surance Proceeds" are proceeds paid to the Servicer pursuant to any insurance policy cover-ing a Mortgage Loan, reduced by related expenses. The Trust's share of Net Liquidation Proceeds ("Net Trust Liquidation Proceeds") with respect to any Liquidated Mortgage Loan will be equal to the sum of (i) the Trust's pro rata share of Net Liquidation Proceeds not to exceed Trust Interest with respect to the period from the last day on which interest was paid in full on such Liqui-dated Mortgage Loan to the day on which such Liq-uidated Mortgage Loan became a Liquidated Mort-gage Loan and (ii) the Trust's pro rata share of the amount remaining after the payment of such Trust Interest and the interest payable to the owners of Sold Balances. "Trust Insurance Pro-ceeds" means as to any Mortgage Loan and Collec-tion Period, the Trust's share of Insurance Pro-ceeds, which share is equal to the product of (i) the Trust Percentage (as defined herein) and (ii) Insurance Proceeds received during such Collec-tion Period which (x) are not Liquidation Proceeds, (y) are not applied or expected to be applied to the restoration or re-pair of the related Mortgaged Property or re-leased to the related mortgagor in accordance with the normal servicing procedures of the Servicer and (z) will be applied by the Servicer in reduction of the Loan Balance of such Mortgage Loan.

                              With respect to any Distribution Date, the aggre-gate amount of Trust Interest collected in the related Collection Period allocable to the Cer-tificates ("Certificate Interest Collections") will equal the aggregate amount of Daily Certifi-cate Interest Collections for the related Collec-tion Period. With respect to any day, "Daily Cer-tificate Interest Collections" shall equal the product of (i) the aggregate amount of Trust In-terest collected on such day and (ii) the Certificateholders' Floating Allocation Percent-age on such day.

                              With respect to any day, the "Certificateholders' Floating Allocation Percentage" will be the per-centage equivalent of a fraction determined by dividing the Invested Amount by the Pool Balance in each case as of the end of the preceding day. The "Certificateholders' Fixed Allocation Per-centage" (calculated for any day) will equal the greater of (x) 98% and (y) the percentage equiva-lent of a fraction, the numerator of which is the Invested Amount and the denominator of which is the Pool Balance in each case as of the end of the preceding day (but not more than 100%). The Certificateholders' Fixed Allocation Percentage initially will be 98%.

                              On each Distribution Date, the Certificate Inter-est Collections, together with withdrawals, if any, from the Capitalized Interest Account, and any net investment earnings received on the amounts on deposit in the Pre-Funding Account for such Distribution Date will be applied to the ex-tent available in the following order of priori-ty: (i) as payment of the Servicing Fee; (ii) as payment for the accrued interest due and any overdue accrued interest (with interest thereon) on the Certificate Principal Balance of the Cer-tificates (other than any Basis Risk Payment (as defined herein) or accrued interest thereon);
                              (iii) as payment for the premium for the Certifi-cate Insurance Policy; (iv) to pay Certificateholders the product of the Certificateholders' Floating Allocation Percent-age and the Liquidation Loss Amount (as defined herein) for such Distribution Date; (v) as pay-ment for any Liquidation Loss Amount allocable to the Certificateholders for a previous Distribu-tion Date that was not previously (a) funded by Certificate Interest Collections, (b) funded by amounts on deposit in the Spread Account (as de-fined herein) or (c) funded by draws on the Cer-tificate Insurance Policy; (vi) to reimburse prior draws made on the Certificate Insurance Policy together with accrued interest thereon;
                              (vii) to fund the Spread Account in accordance with the Pooling and Servicing Agreement and the Insurance Agreement (as defined herein); (viii) to pay any other amounts owed to the Certificate Insurer pursuant to the Insurance Agreement (as defined herein); (ix) as payment to Certificateholders of any Basis Risk Payment (and any accrued interest thereon) from any prior Distribution Date that has not previ-ously been paid and (x) to the Transferor. Cer-tificate Interest Collections remaining after payment of the amounts described in clauses (i),
                              (ii) and (iii) above, shall be referred to herein as the "Certificateholders' Excess Interest." Any interest accruing on the Basis Risk Payment shall accrue at the related Certificate Rate for such period.

                              Certificateholders' Excess Interest may be insuf-ficient to cover the Certificateholders' Floating Allocation Percentage of Liquidation Loss Amounts. If as a result of such insufficiency the Certificate Principal Balance exceeds the In-vested Amount, a draw in an amount equal to such difference will be made on the Certificate Insur-ance Policy in accordance with the terms of the Certificate Insurance Policy (after application of amounts on deposit in the Spread Account) and the proceeds of such draw paid to the Certificateholders. Payment of such amounts will reduce the Certificate Principal Balance but not the Invested Amount.

                              Payments to Certificateholders pursuant to clauses (ii) and (ix) above will be interest pay-ments on the Certificates. Payments to Certificateholders pursuant to clause (ix) above are not guaranteed by the Certificate Insurance Policy.

                              "Liquidation Loss Amount" means with respect to any Liquidated Mortgage Loan, the unrecovered Trust Balance thereof at the end of the related Collection Period in which such Mortgage Loan be-came a Liquidated Mortgage Loan, after giving ef-fect to the principal portion of Net Trust Liqui-dation Proceeds in connection therewith.

                              Principal Collections will be allocated to the Certificateholders in accordance with the Certificateholders' Fixed Allocation Percentage, but a lesser amount of Principal Collections may be distributed to Certificateholders during the Managed Amortization Period, as described below.

                              Payments of principal to the Certificateholders over the term of the Trust will not exceed the Original Certificate Principal Balance.

                              To the extent described herein, the Servicer will deposit collections of principal and interest on the Mortgage Loans in an account established for such purpose under the Pooling and Servicing Agreement (the "Certificate Account"). See "DE-SCRIPTION OF THE CERTIFICATES--Payments on the Mortgage Loans; Deposits to Certificate Account" herein.

Pre-Funding Account.........  On the Closing Date, an aggregate cash amount of approximately $20,000,000 (the "Pre-Funded
                              Amount") will be deposited into an account estab-lished with the Trustee on behalf of the Trust (the "Pre-Funding Account"). Such amount will be funded from the sale of the Certificates. From the Closing Date until the earliest to occur of
                              (i) the Distribution Date on which the aggregate amount on de-posit in the Pre-Funding Account is equal to or less than $100,000, (ii) the commencement of the Rapid Amortization Period or (iii) August 20, 1998 (the "Pre-Funding Period"), the Trustee shall purchase, on behalf of the Trust, the Sub-sequent Mortgage Loans. As a result, the aggre-gate principal balance of the Mortgage Loans will increase by an amount equal to the Cut-off Date Trust Balances of the Subsequent Mortgage Loans acquired by the Trust, and the amount on deposit in the Pre-Funding Account will decrease by such amount. In the event there are any funds remain-ing in the Pre-Funding Account at the end of the Pre-Funding Period, the Certificateholders' Fixed Allocation Percentage of such funds (excluding any net investment earnings thereon) shall be distributed to the Certificateholders in respect of principal on the Certificates.

                              It is intended that the Subsequent Mortgage Loans will consist primarily of balances of revolving credit line home equity loans originated by Chevy Chase and transferred to Trust 1990 (the "90-1 Mortgage Loans") and Trust 1992 (the "92-1 Mort-gage Loans"), provided such loans are reacquired by Chevy Chase. The 90-1 Mortgage Loans and 92-1 Mortgage Loans have terms that are, and were originated in a manner that is, substantially similar to the Initial Mortgage Loans originated by Chevy Chase. Only those 90-1 Mortgage Loans and 92-1 Mortgage Loans that meet the eligibility criteria requirements set forth in the Pooling and Servicing Agreement and are approved by the Certificate Insurer will be transferred to the Trust. In the event that the 90-1 Mortgage Loans and 92-1 Mortgage Loans are not available for purchase during the Pre-Funding Period, the Transferor will use its best efforts to transfer to the Trust revolving credit line home equity loans that meet the eligibility requirements set forth in the Pooling and Servicing Agreement and are approved by the Certificate Insurer during the Pre-Funding Period. See "RISK FACTORS" herein and in the Prospectus.

Capitalized Interest
Account.....................  On the Closing Date, there will be deposited
                              $556,934 in an account (the "Capitalized Interest Account") in the name of the Trustee on behalf of the Trust which will be used by the Trustee dur-ing the Pre-Funding Period to cover certain shortfalls in interest as described herein. Amounts in excess of the amount necessary to cover such shortfalls (the "Overfunded Interest Amount") are required to be paid directly to the Transferor on each Distribution Date during the Pre-Funding Period.

                              The "Capitalized Interest Requirement" is an amount that may be withdrawn by the Trustee from the Capitalized Interest Account on any Distribu-tion Date during the Pre-Funding Period to be de-posited into the Certificate Account. This amount shall be the excess, if any, of (a) the sum of
                              (i) the amount of interest accruing at the Cer-tificate Rate during the related Accrual Period (as defined herein) on 98% of the amount on de-posit in the Pre-Funding Account (excluding any net investment earnings thereon) and (ii) the product of (x) the Premium Rate (as defined here-in) divided by twelve and (y) 98% of the amount on deposit in the Pre-Funding Account (ex-cluding any net investment earnings thereon) as of the close of business on the prior Distribu-tion Date (or, in the case of the first Distribu-tion Date, as of the Closing Date) over (b) the amount of any net investment income earned on such amounts on deposit in the Pre-Funding Ac-count.

                              The "Premium Rate" is the per annum rate on which the premium payable to the Certificate Insurer is calculated, as set forth in the Insurance Agree-ment.

Interest....................  Interest on the Certificates will be distributed monthly on the 20th day of each month or, if such date is not a Business Day, then the next suc-ceeding Business Day (each, a "Distribution Date"), commencing on December 22, 1997, at the Certificate Rate for the related Accrual Period. The "Certificate Rate" for an Accrual Period will generally equal the sum of (a) the London Interbank Offered Rate for United States dollar deposits for one month ("LIBOR") quoted on the Telerate Page 3750 on the second LIBOR Business Day prior to the first day of such Accrual Period (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Accrual Period) and (b) 0.22%, subject to a rate cap equal to the Weighted Average Loan Rate (as de-fined herein). In addition, if the Certificate Rate would have exceeded the rate cap described above, then the Certificateholders will be enti-tled to receive such difference (the "Basis Risk Payment") from the following sources and in the following order of priority: (i) from Certificateholders' Excess Interest to the extent available as described herein under "DESCRIPTION OF THE CERTIFICATES--Distributions on the Certif-icates", (ii) from the Spread Account only to the extent that the amount on deposit therein exceeds the amount required to be on deposit therein and
                              (iii) from net investment earnings on amounts on deposit in the Spread Account. The Basis Risk Payment will bear interest if it is not paid on the Distribution Date on which it is due, but neither the Basis Risk Payment nor interest ac-crued thereon will be covered by the Certificate Insurance Policy. Interest on the Certificates in respect of any Distribution Date will accrue from the preceding Distribution Date (or in the case of the first Distribution Date, from the date of the initial issuance of the Certificates (the "Closing Date")) through the day preceding such Distribution Date (each such period, an "Accrual Period") on the basis of the actual number of days in the Accrual Period and a 360-day year.

                              Interest payments on the Certificates (other than Basis Risk Payments) will be funded from Certifi-cate Interest Collections, the Capitalized Inter-est Requirement, net investment earnings received on amounts on deposit in the Pre-Funding Account, the Spread Account and draws on the Certificate Insurance Policy. See "DESCRIPTION OF THE CERTIF-ICATES" herein.

                              As to any Distribution Date, the "Collection Pe-riod" is the calendar month preceding such Dis-tribution Date.

Principal Payments from
Principal Collections.......  For the period beginning on the first Distribu-
                              tion Date and, unless a Rapid Amortization Event shall have earlier occurred, ending on the Dis-tribution Date in November 2003 (the "Managed Am-ortization Period"), the amount of Principal Col-lections payable to Certificateholders as of each Distribution Date during the Managed Amortization Period will equal, to the extent funds are avail-able therefor from Principal Collections, the Scheduled Principal Collections Distribution Amount for such Distribution Date. On any Distri-bution Date with respect to the Managed Amortiza-tion Period, the "Scheduled Principal Collections Distribution Amount" shall equal the lesser of
                              (i) the Maximum Principal Payment and (ii) the Alternative Principal Payment. With respect to any Distribution Date, the "Alternative Principal Payment" is equal to the greater of (x) 1% of the Certificate Principal Balance immediately prior to such Distribution Date and (y) the amount, but not less than zero, of the aggregate amount of Principal Collections for the related Collection Period less the aggregate of principal amounts drawn down each day ("Draws") under the Loan Agreements during the related Collection Period for the Mortgage Loans (other than Draws relating to the 90-1 Mortgage Loans and 92-1 Mortgage Loans if such loans are transferred to the Trust). With respect to any Distribution Date, the "Maximum Principal Payment" will equal the product of the Certificateholders' Fixed Alloca-tion Percentage and the aggregate amount of Prin-cipal Collections for such Distribution Date.

                              In the event any funds remain in the Pre-Funding Account at the end of the Pre-Funding Period (ex-cluding any net investment earnings thereon) af-ter giving effect to the purchase of any Subse-quent Mortgage Loans on such day, the Certificateholders' Fixed Allocation Percentage of such funds shall be distributed to the Certificateholders in respect of principal on the Certificates.

                              Beginning with the first Distribution Date relat-ing to the Rapid Amortization Period, the amount of Principal Collections payable to Certificateholders on each Distribution Date will be equal to the Maximum Principal Payment. See "DESCRIPTION OF THE CERTIFICATES--Rapid Amortiza-tion Period; Rapid Amortization Events" herein.

                              On the Distribution Date in June 2030 (the
                              "Stated Maturity Date"), Certificateholders will be entitled to receive as payment of principal an amount equal to the outstanding Certificate Prin-cipal Balance, which to the extent funds are not otherwise available therefor, a draw for such amount on the Certificate Insurance Policy will be made on such Distribution Date after applica-tion of funds on deposit in the Spread Account. See "DESCRIPTION OF THE CERTIFICATES--Certificate Insurance Policy" herein.

                              Distributions of Principal Collections based upon the Certificateholders' Fixed Allocation Percent-age may result in distribu-tions of principal to Certificateholders in amounts that are greater relative to the declin-ing Pool Balance than would be the case if the Certificateholders' Floating Allocation Percent-age were used to determine the percentage of Principal Collections distributed in respect of the Certificate Principal Balance. The aggregate distributions of principal to Certificateholders will not exceed the Original Certificate Princi-pal Balance.

Certificate Insurance
Policy......................  On or before the Closing Date, the Certificate
                              Insurance Policy will be issued by the Certifi-cate Insurer pursuant to the provisions of the Pooling and Servicing Agreement and the Insurance and Indemnity Agreement (the "Insurance Agree-ment"), among the Transferor, the Servicer, the Certificate Insurer and the Trustee. The Certifi-cate Insurance Policy will unconditionally and irrevocably guarantee principal and interest pay-ments on the Certificates at the times and in the amounts described below. On each Distribution Date, a draw will be made on the Certificate In-surance Policy (after application of amounts on deposit in the Spread Account) equal to (i) the amount by which interest accrued at the Certifi-cate Rate on the outstanding Certificate Princi-pal Balance exceeds all amounts on deposit in the Certificate Account available to be distributed therefor plus (ii) the amount, if any, by which the Certificate Principal Balance (after giving effect to all other amounts distributable and al-locable to principal on the Certificates) exceeds the Invested Amount as of such Distribution Date (after giving effect to all other amounts dis-tributable and allocable to principal on the Cer-tificates) for such Distribution Date. Basis Risk Payments (including interest accrued thereon) will not be covered by the Certificate Insurance Policy.

                              In addition, the Certificate Insurance Policy will guarantee the payment of the outstanding Certificate Principal Balance on the Stated Matu-rity Date (after giving effect to all other amounts distributed and allocable to principal on such Distribution Date and after applying any amounts available in the Spread Account).

                              In the absence of Certificateholders' Excess In-terest, payments from the Spread Account and pay-ments under the Certificate Insurance Policy, Certificateholders will directly bear the credit and other risks associated with their undivided interest in the Trust. See "DESCRIPTION OF THE CERTIFICATES--Certificate Insurance Policy" here-in.

                              In the event the Certificate Insurer's claims paying ratings have been reduced by any of the Rating Agencies (as defined herein), the Trans-feror may, but is not obligated to, either (i) replace the Certificate Insurance Policy with a financial guaranty insurance policy issued by an-other certificate insurer, provided that the rat-ings on the claims paying ability of such re-placement certificate insurer are higher than those of the certificate insurer sought to be re-placed (after giving effect to such reduction) or
                              (ii) eliminate or provide another form of credit enhancement; provided that in the case of clause (ii), the Rating Agencies consent thereto and confirm that the ratings of the Certificates will be increased from their current levels (af-ter giving effect to such reduction) as a result of such action.

Spread Account..............  In accordance with the Pooling and Servicing
                              Agreement and the Insurance Agreement, the Trust will be required to establish and maintain an ac-count (the "Spread Account") for the benefit of the Certificateholders and the Certificate In-surer to be used prior to any draws upon the Cer-tificate Insurance Policy. On each Distribution Date, the Trustee will be required to deposit Certificateholders' Excess Interest, to the ex-tent available in accordance with the priorities described under "--Collections", into the Spread Account until the amounts on deposit therein are equal to an amount specified in the Insurance Agreement. Such amount may increase or decrease over time as a result of floors, caps and trig-gers set forth in the Insurance Agreement.

                              The provisions relating to the Spread Account may be amended in any respect by the Transferor, the Servicer and the Certificate Insurer without the consent of, or notice to, the Certificateholders. Such amendment could reduce or eliminate the funding requirements of the Spread Account or release such funds for the benefit of persons other than the Certificateholders. Under any such amendments, amounts that are no longer required to be deposited in the Spread Account will be distributed to the Transferor. Notwithstanding any reduction in or elimination of the funding requirements of the Spread Account or the depletion thereof, the Certificate Insurer will be obligated under the Certificate Insurance Policy to fund on each Distribution Date the full amount otherwise required to be paid on such Distribution Date. See "DESCRIPTION OF THE CERTIFICATES--Spread Account" herein.

Final Payment of Principal;
Optional Termination........  The Trust will terminate on the Distribution Date following the later of (a) the earlier of (i) payment in full of all amounts owing to the Cer-tificate Insurer and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (b) the earliest of (i) the Distri-bution Date on which the Certificate Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Stated Maturity Date. The Certificates will be subject to op-tional purchase by the Transferor on any Distri-bution Date after the Certificate Principal Bal-ance is reduced to an amount less than or equal to $8,901,200 (5% of the Original Certificate Principal Balance) and all amounts due and owing to the Certificate Insurer and unreimbursed draws on the Certificate Insurance Policy, together with interest thereon, as provided under the In-surance Agreement, have been paid. The purchase price will be equal to the sum of the outstanding Certificate Principal Balance and accrued and un-paid interest thereon at the Certificate Rate through the day preceding the final Distribution Date plus any Basis Risk Payment then due and in-terest accrued thereon. See "DESCRIPTION OF THE CERTIFICATES-- Optional Termination; Retirement of the Certifi-cates" herein.

                              In addition, the Trust may be liquidated as a re-sult of certain events of insolvency, receiver-ship or conservatorship relating to the Transfer-or. See "DESCRIPTION OF THE CERTIFICATES--Rapid Amortization Period; Rapid Amortization Events" herein.

Servicing Fee...............  The Servicer will receive a fee (the "Servicing
                              Fee") computed monthly at a specified annual rate (the "Servicing Fee Rate") on the Invested Amount less 98% of the amount on deposit in the Pre-Funding Account (excluding any net investment earnings thereon) as of the opening of business on the first day of the related Collection Period or, with respect to the first Distribution Date, as of the Closing Date. The Servicing Fee Rate will be 0.50% if Chevy Chase is the Servicer and up to a maximum of 0.75% if another person is ap-pointed as successor Servicer pursuant to the Pooling and Servicing Agreement. See "DESCRIPTION OF THE CERTIFICATES--Servicing and Other Compen-sation and Payment of Expenses" herein.

Record Date.................  Distributions will be made on each Distribution
                              Date to the holders of record as reflected in the certificate register maintained by the Trustee on the day prior to such Distribution Date if the Certificates are book-entry certificates and the last day of the month preceding the month of the related Distribution Date if the Certificates are issued in definitive form, except that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the office or agency ap-pointed by the Trustee for that purpose.

The Mortgage Loans..........  The Mortgage Loans are revolving credit line home equity loans originated or acquired by the Trans-feror or a subsidiary of the Transferor and are secured by first, second or third deeds of trust or mortgages. The combined loan-to-value ratio of a Mortgage Loan (computed at its Maximum Credit Limit as of the Cut-off Date) and any related se-nior loan (the "Combined Loan-to-Value Ratio") did not exceed 115% based upon an appraisal of the related Mortgaged Property or other form of valuation performed at the time of execution of the related Loan Agreement.

                              Interest on the Mortgage Loans is computed daily and payable monthly on the daily outstanding principal balance at a floating rate per annum equal at any time to the sum of a specified mar-gin and index; provided, however that certain of the Mortgage Loans have no margin or a margin equal to 0%. See "THE MORTGAGE LOAN POOL" herein. Principal amounts may be drawn down (up to the maximum permitted principal amount as set forth in the terms of the related Loan Agreement, the "Maximum Credit Limit") or repaid under each Mortgage Loan from time to time. Billing state-ments are produced as of the date the related billing cycle ends (the "Cycle Date") and reflect all payment activity and any additional borrowings by the borrower since the last Cycle Date. See "THE CHEVY CHASE HOME EQUITY LENDING PROGRAM--Servicing" herein.

                              Minimum monthly payments are required to be made on each Mortgage Loan for any period in which in-terest accrues. The minimum monthly payment for a Mortgage Loan is an amount equal to the amount of interest accrued during the related billing cycle plus the amount, if any, by which the outstanding balance of such Mortgage Loan exceeds its Maximum Credit Limit, and, in some cases may include a portion of principal, any late charges, any ad-ministrative charges and any credit insurance charges.

                              The approximate Trust Balances of the Initial Mortgage Loans at the Initial Cut-off Date ranged from $0.00 to $469,637.79 and averaged $26,817.73. At the Initial Cut-off Date, Maximum Credit Limits (which, with respect to Mortgage Loans in their repayment period, are equal to the related Cut-off Date Trust Balances thereof) of the Initial Mortgage Loans ranged from $0.07 to $500,000.00 and averaged approximately $50,084.91, and the weighted average remaining term to stated maturity of the Initial Mortgage Loans was approximately 207.6 months. The latest scheduled maturity of any Initial Mortgage Loan is March 21, 2030. See "THE MORTGAGE LOAN POOL" herein.

                              All of the properties securing the Mortgage Loans are required to be covered by standard hazard in-surance policies insuring against losses due to fire and various other causes. See "DESCRIPTION OF THE CERTIFICATES--Hazard Insurance" herein and "SERVICING OF LOANS--Maintenance of Insurance Policies and Other Servicing Procedures" in the Prospectus.

Mandatory Retransfer or
Substitution of Mortgage
Loans.......................  The Transferor or the Servicer (in certain cir-
                              cumstances), as the case may be, has the option either to accept a retransfer of the Trust Bal-ance of a Mortgage Loan, in the case of the Transferor, or transfer, in the case of the Servicer on account of (A) a material breach of a representation or warranty made by the Transferor in the Pooling and Servicing Agreement, (B) a ma-terial defect in the related loan documentation or (C) a change in certain terms of the related Loan Agreement unless permitted as described in "DESCRIPTION OF THE CERTIFICATES--Amendments to Loan Agreements" and "--Collection and other Ser-vicing Procedures" herein (each Mortgage Loan de-scribed in (A) through (C) above, a "Defective Mortgage Loan") or substitute balances of new Mortgage Loans for such Trust Balances. Any Mort-gage Loan so substituted (an "Eligible Substitute Mortgage Loan") must, among other things, have a Trust Balance (or if the new Mortgage Loan is a Common Mortgage Loan, a balance conveyed to the Trust) not less than 95% of the Trust Balance of the Mortgage Loan for which it is being substi-tuted, and a Loan Rate of not less than the cur-rent Loan Rate of the

                              Defective Mortgage Loan it replaces and not more than 100 basis points in excess thereof. See "DE-SCRIPTION OF THE CERTIFICATES--Assignment of Mortgage Loan Trust Balances" herein.

Rating......................  It is a condition to the issuance of the Certifi-
                              cates that the Certificates be rated in the high-est rating category by at least one nationally recognized statistical rating organization, which has been requested by the Transferor to rate the Certificates (the "Rating Agency" or "Rating Agencies"). The rating of the Certificates will depend primarily on an assessment by a Rating Agency of the underlying Mortgage Loans and the claims paying ability of the Certificate Insurer and in part on the level of protection provided by the Spread Account and Certificateholders' Ex-cess Interest. There can be no assurance that the rating assigned to the Certificates on the date the Certificates are initially issued will not be reduced, suspended or withdrawn by a Rating Agency in the future. The ratings of the Certifi-cates do not address the payment of the Basis Risk Payment or interest accrued thereon.

Certain Federal Income Tax
Consequences................  In the opinion of federal tax counsel to the
                              Transferor, under existing law the Certifi-cates are properly characterized as debt for federal income tax purposes as of the Clos-ing Date. Under the Pooling and Servicing Agreement, the Transferor and the Certificateholders will agree to treat the Certificates as indebtedness for federal, state and local income and franchise tax purposes. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein and "FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus.

ERISA Considerations........  The Certificates may not be acquired or held by or on behalf of (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) a plan described in
                              Section 4975(e)(1) of the Code, (iii) a govern-mental plan described in Section 3(32) of ERISA subject to any federal, state or local law which is, to a material extent, similar to the provi-sions of Section 406 of ERISA or Section 4975 of the Code or (iv) any entity whose underlying as-sets include plan assets by reason of a plan's investment in such entity. The foregoing restric-tions do not apply to the acquisition or holding of Certificates with assets of the general ac-count of an insurance company to the extent the acquisition or holding, respectively, of such Certificates is permissible under Section 401(c) of ERISA and final regulations thereunder and does not result in the contemplated operations of the Trust being treated as violations of the pro-hibited transaction rules. By its acceptance of a Certificate, each Certificate Owner (as defined herein) will be deemed to have represented and warranted that it is not subject to the foregoing restrictions.

                              Persons contemplating acquiring the Certificates should consult their counsel to determine whether they are purchasing on behalf of or with the "plan assets" of any plan. See "ERISA CONSIDERATIONS" herein for special considerations for purchasers using assets of an insurance com-pany general account. See also "ERISA CONSIDERA-TIONS" herein and in the Prospectus.

Legal Investment
Considerations..............  Although, as a condition to their issuance, the
                              Certificates will be rated in the highest rating category by a Rating Agency, the Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market En-hancement Act of 1984 ("SMMEA"), because not all of the deeds of trust securing the Mortgage Loans are first deeds of trust. Accordingly, many in-stitutions with legal authority to invest in com-parably rated securities based on first mortgage loans (i.e., "mortgage related securities" under SMMEA) may not be legally authorized to invest in the Certificates. See "LEGAL INVESTMENT CONSIDER-ATIONS" herein and "LEGAL INVESTMENT" in the Pro-spectus.

Registration of
Certificates................  The Certificates initially will be registered in the name of CEDE & Co., as the nominee of DTC. The interests of owners of the Certificates (the "Certificate Owners") will be represented by book entries on the records of DTC and participating members thereof. Certificates representing the Certificates will be available in definitive form only under the limited circumstances described herein. See "RISK FACTORS--Book-Entry Registra-tion" and "DESCRIPTION OF THE CERTIFICATES--Reg-istration of Certificates" herein.

                                 RISK FACTORS

  Prospective investors should consider, in addition to the factors described under "RISK FACTORS" in the accompanying Prospectus, the following additional risk factors in connection with a purchase of the Certificates.

  Limited Liquidity. Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market, since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See "DESCRIPTION OF THE CERTIFICATES-- Registration of Certificates" herein.

  Book-Entry Registration. The Certificates initially will be represented by certificates registered in the name of CEDE & Co., as the nominee of DTC, and will not be registered in the names of the Certificate Owners or their nominees. As a result, unless and until Replacement Certificates are issued, Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Pooling and Servicing Agreement. Until such time, Certificate Owners will only be able to exercise the rights of Certificateholders indirectly through DTC, Cedel or Euroclear and their respective participating organizations.

  Since transactions in the Certificates can be effected only through DTC, Cedel, Euroclear, participating organizations, indirect participants or certain banks, the ability of a Certificate Owner to pledge a Certificate to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing the Certificates.

  Nature of Security. The majority of the Initial Mortgage Loans require minimum monthly payments which consist of interest only and will not amortize the outstanding principal of the Mortgage Loan. As a result, a borrower generally will be required to pay the entire principal amount of the Mortgage Loan at its maturity. The ability of a borrower to make such a payment may depend on the borrower's ability to obtain refinancing of the balance due on the Mortgage Loan. An increase in interest rates over the Loan Rate applicable at the time the Mortgage Loan was originated may have an adverse effect on the borrower's ability to pay the required monthly payment. In addition, such an increase in interest rates may reduce the borrower's ability to obtain refinancing and to pay the balance of the Mortgage Loan at its maturity.

  Because the Mortgage Loans are secured primarily by junior liens subordinate to the rights of the beneficiary under the related senior lien, the proceeds from any liquidation, insurance or condemnation proceeding will be available to satisfy the outstanding balance of a Mortgage Loan only to the extent that the claims of such senior beneficiary (including any related foreclosure costs) have been satisfied in full. In addition, a beneficiary under a junior lien may not foreclose upon the property securing such lien unless it forecloses subject to the related senior lien, in which case it must either pay the entire amount of the senior lien to the applicable beneficiary at or prior to the foreclosure sale or undertake the obligation to make payments on the senior lien in the event of default thereunder. In servicing home equity mortgage loans in its portfolio, it is the Servicer's practice to satisfy each such senior lien at or prior to the foreclosure sale only to the extent that it determines any amounts so paid will be recoverable from future payments and collections on the loan or otherwise. The Trust will have no source of funds to satisfy each such senior lien or make payments due to each senior beneficiary. See "CERTAIN LEGAL ASPECTS OF THE LOANS--Foreclosure on Mortgages and Deeds of Trust" and "--Junior Mortgages; Rights of Senior Mortgages" in the Prospectus.

  Because a significant portion of the Mortgaged Properties with respect to the Initial Mortgage Loans are located in Maryland, Virginia, New York and New Jersey an overall decline in the residential real estate market in such states could adversely affect the values of the Mortgaged Properties such that the outstanding Loan Balances, together with the outstanding balances of any senior loans, may equal or exceed the value of such Mortgaged Properties. There can be no assurance that residential property values will not decline in future periods. See the tables under "THE CHEVY CHASE HOME EQUITY LENDING PROGRAM" herein for delinquency and loss experience data with respect to the Transferor's home equity loan portfolio. Because most of the Mortgage Loans are secured by junior liens subordinate to the rights of the beneficiaries under the related senior liens, such a decline could extinguish the interest of the beneficiary of a junior lien on the Mortgaged Property before having any effect on the interest of the beneficiary of a related senior lien. The general condition of the Mortgaged Property and other factors may have the effect of reducing the value of the Mortgaged Property from the value at the time the Mortgage Loan was originated. Because a majority of the Mortgage Loans do not require payments in reduction of the outstanding principal balance of the Mortgage Loan prior to maturity, if there is a subsequent reduction in value of the Mortgaged Property, the ratio of the amount of such Mortgage Loan to the value of the Mortgaged Property may increase from the ratio existing at the time such Mortgage Loan was originated. Such an increase may reduce the likelihood that liquidation or other proceeds will be sufficient to satisfy such Mortgage Loan after satisfaction of any senior liens.

  Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, delay could be encountered in connection with the liquidation of defaulted Mortgage Loans, with corresponding delays in the receipt of related proceeds by Certificateholders. Further, the Servicer will be entitled to make a Servicer Advance for all liquidation expenses with respect to a Liquidated Mortgage Loan, which will be reimbursed to the Servicer out of Liquidation Proceeds prior to any such amounts being available to make payments on the Certificates with respect to such Liquidated Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF THE LOANS--Foreclosure on Mortgages and Deeds of Trust" and "--Rights of Redemption" in the Prospectus.

  Under federal and state environmental legislation and applicable case law, it is unclear whether liability for the costs of eliminating environmental hazards in respect of real property may be imposed on a secured lender (such as the Trust) acquiring title to such real property. Such costs could be substantial. See "CERTAIN LEGAL ASPECTS OF THE LOANS--Environmental Legislation" and "RISK FACTORS--Potential Liability For Environmental Conditions" in the Prospectus.

  Cash Flow Considerations. Under the Pooling and Servicing Agreement, the Certificate Rate is subject to a rate cap equal to the Weighted Average Loan Rate of the Mortgage Loans. In the event that the Certificate Rate would have exceeded the Weighted Average Loan Rate if such cap were not in effect, Certificateholders will be entitled to receive the Basis Risk Payment to the extent available from certain sources as described under "DESCRIPTION OF THE CERTIFICATES--Distributions on the Certificates" herein. The Loan Rates for the Mortgage Loans are based on a specified index and margin; provided, however that certain of the Mortgage Loans have no margin or a margin equal to 0%. An extreme change in one month LIBOR at a time when the Weighted Average Loan Rate does not experience a corresponding change could result in the Certificate Rate being limited as described above. In addition, because certain of the Loan Rates are adjusted quarterly and the Certificate Rate is adjusted monthly, if interest rates generally should rise significantly during any three-month period, there is a greater likelihood that the Certificate Rate will be limited than would be the case if all of the Loan Rates were adjusted each month. As of the Initial Cut-off Date, certain of the Initial Mortgage Loans in the Pool bear interest at reduced promotional or introductory rates. Such rates are generally in effect for a period of approximately six months. To the extent the Mortgage Loans have promotional or introductory rates in effect, the Weighted Average Loan Rate will be affected, thereby limiting the Certificate Rate as described above.

  Collections on the Mortgage Loans may vary because, among other things, with respect to a majority of the Mortgage Loans, borrowers may make payments during any month (other than the month in which the Mortgage Loan matures, unless the credit limit is exceeded) as low as the interest payment for such month or as high as the entire outstanding balance (plus accrued interest and other charges). Collections on Mortgage Loans also may vary due to seasonal purchasing and payment habits of borrowers.

  General credit risk may be greater to Certificateholders than to holders of instruments representing interests in level-payment first deed of trust loans since a majority of the Mortgage Loans require no payment of principal until final maturity unless the credit limit is exceeded. Unless the credit limit is exceeded on such Mortgage Loans, minimum monthly payments will not exceed accrued interest except in the month of the Mortgage Loan's maturity date, in which the Mortgage Loan is scheduled to amortize fully. Borrowers under such Mortgage Loans are under no obligation to pay down all or part of their outstanding principal balances prior to maturity unless the credit limit is exceeded, and, in the event such balances have not been substantially paid down prior to maturity, some borrowers may find themselves unable to make the required final payment.

  Prepayment Considerations. All of the Mortgage Loans may be prepaid in whole or in part at any time. Generally, home equity loans are not viewed by mortgagors as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional mortgage loans. On the other hand, because the Mortgage Loans are not fully amortizing, in the absence of voluntary borrower prepayments they could experience slower rates of principal payment than traditional, fully amortizing mortgages. The Trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility.

  To the extent of losses allocable to the Certificateholders, Certificateholders may receive as payment of principal the amount of such losses either from Certificateholders' Excess Interest or, in some instances, from the Spread Account or from draws under the Certificate Insurance Policy. The level of losses may therefore affect the rate of payment of principal on the Certificates.

  The rate and timing of amortization of the Certificate Principal Balance will be affected by the inclusion of Trust Balances of Common Mortgage Loans in the Trust Fund. Common Mortgage Loans, which as of the Initial Cut-off Date account for approximately 1.0% by principal amount of the balances to be transferred to the Trust, are those Mortgage Loans which generated balances that were transferred to Trust 1990, Trust 1992, Trust 1993 or Trust 1994 or that are Reacquired 1991 Balances. See table captioned "Data on Common Mortgage Loans" under "THE MORTGAGE LOAN POOL" herein. Payments of principal (including prepayments) by a borrower on a Common Mortgage Loan will be applied first to reduce to zero the principal balance, if any, of such Common Mortgage Loan transferred to Trust 1990 (including any such balance subsequently transferred to the Trust during the Pre-Funding Period), second to reduce the Reacquired 1991 Balances, if any, to zero, third to reduce to zero the principal balance, if any, of such Common Mortgage Loan transferred to Trust 1992 (including any such balance subsequently transferred to the Trust during the Pre-Funding Period), fourth to reduce to zero the principal balance, if any, of such Common Mortgage Loan transferred to Trust 1993 and fifth to reduce to zero the principal balance, if any, of such Common Mortgage Loan transferred to Trust 1994 before any such payments are applied to reduce the Trust Balance of such Common Mortgage Loan (other than 90-1 Mortgage Loans and 92-1 Mortgage Loans). Partial prepayments of Common Mortgage Loans therefore would affect the rate and timing of distributions on the Certificates at a slower rate than partial prepayments of other Mortgage Loans.

  In the event that 90-1 Mortgage Loans and 92-1 Mortgage Loans are conveyed to the Trust during the Pre-Funding Period, principal collections on such Mortgage Loans will be applied in the priority described above as if such balances were still held by Trust 1990 and Trust 1992, respectively, and no additional balances will be generated with respect thereto, thereby affecting the average life of the Certificates.

  Substantially all of the Mortgage Loans contain due-on-sale provisions. The Servicer is obligated under the Pooling and Servicing Agreement to enforce such provisions unless such enforcement is not permitted by applicable law. The enforcement of a due-on-sale provision will have the same effect as a prepayment of the related Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Due-on-Sale Clauses" herein and "CERTAIN LEGAL ASPECTS OF THE LOANS--Due-on-Sale Clauses in Mortgage Loans" in the Prospectus. For a description of certain provisions of the Pooling and Servicing Agreement that may affect the prepayment experience on the Mortgage Loans, see "DESCRIPTION OF THE CERTIFICATES--Collection and Other Servicing Procedures" herein.

  Under the Pooling and Servicing Agreement, the Transferor or the Servicer, as applicable, will be obligated to purchase Defective Mortgage Loans or (in specified circumstances) permitted to substitute Eligible Substitute Mortgage Loans for Defective Mortgage Loans. The Certificateholders' portion of the Retransfer Deposit Amount paid in connection with such a purchase or, in the case of a substitution, the related Certificateholders' portion of the Substitution Adjustment Amount will be deposited into the Certificate Account. Amounts so deposited will be distributed to Certificateholders as a prepayment of the Trust Balance of the applicable Defective Mortgage Loan, accelerating distributions on the Certificates. See "DESCRIPTION OF THE CERTIFICATES-- Assignment of Mortgage Loan Trust Balances" herein.

  Removal of Mortgage Loans. Subject to the satisfaction of certain conditions contained in the Pooling and Servicing Agreement, the Transferor may from time to time, by exercising its rights under the provisions of the Pooling and Servicing Agreement for removing such Mortgage Loans as described herein, remove certain Mortgage Loans, and the Trust Balances thereof, from the Trust. Because such removal will result in the Pool Balance being decreased, the weighted average life of the Certificates may change. See "MATURITY AND PREPAYMENT CONSIDERATIONS" herein. For a description of the removal provisions contained in the Pooling and Servicing Agreement, see "DESCRIPTION OF THE CERTIFICATES--Optional Retransfers of Mortgage Loans to the Transferor" herein.

  Certificate Rating. The rating of the Certificates will depend primarily on an assessment by a Rating Agency of the underlying Mortgage Loans and the claims paying ability of the Certificate Insurer and in part on the level of protection provided by the Spread Account and Certificateholders' Excess Interest. Any reduction in the rating assigned to the claims-paying ability of the Certificate Insurer below the rating initially given to the Certificates may result in a reduction in the rating of the Certificates. The rating by the Rating Agencies of the Certificates is not a recommendation to purchase, hold or sell the Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in effect for any given period of time or that the ratings will not be reduced, suspended or withdrawn by the Rating Agencies. The ratings of the Certificates do not address the payment of the Basis Risk Payment or interest accrued thereon.

  Legal Considerations. The Mortgage Loans are secured by first, second or third deeds of trust or mortgages. With respect to any Mortgage Loan secured by a first deed of trust, the Servicer has the power under certain circumstances to consent to a new mortgage lien on the Mortgaged Property having priority over the related Mortgage Loan. With respect to each Mortgage Loan secured by a second or third deed of trust or mortgage, the Trust will be entitled, to the extent described herein, to proceeds that remain from the sale of the related Mortgaged Property after any related senior loan and any other prior liens have been satisfied. In the event that such proceeds are insufficient to satisfy all loans and such other liens in the aggregate, the Trust and, accordingly, the Certificateholders, as the holders of the junior loan, bear the risk of delay in distributions while a deficiency judgment against the borrower is pursued and the risk of delay until the Stated Maturity Date if the deficiency judgment is not obtained and realized upon. See "CERTAIN LEGAL ASPECTS OF THE LOANS--Junior Mortgages; Rights of Senior Mortgages" and "--Anti-Deficiency Legislation and Other Limitations on Lenders" in the Prospectus.

  Insolvency-Related Matters. The Transferor intends that the transfer of all of the Transferor's right, title and interest in the Mortgage Loans to the Trust be treated as a sale by the Transferor to the Trust and, accordingly, that such Trust Balances will not be part of the assets of the Transferor in the event of the appointment of a receiver or conservator for the Transferor and will not be available to the creditors of the Transferor. In the event of an insolvency of the Transferor, however, it is possible that a receiver or a conservator for, or a creditor of, the Transferor may argue that the transaction between the Transferor and the Trust was a pledge of each such Mortgage Loan, in connection with a borrowing by the Transferor, rather than a sale. If the transfer by the Transferor to the Trust is deemed to be a grant to the Trust of a security interest in the Mortgage Loans, the Trust should have an enforceable first priority perfected security interest in the Mortgage Loans. If a receiver or conservator were appointed for the Transferor, certain administrative expenses of the receiver or conservator may have priority over the Trust's right, title and interest in the Mortgage Loans. For so long as the Transferor is the Servicer, cash collections on the Trust Balances may be held by the Transferor and commingled with its funds for brief periods, and in an insolvency proceeding or receivership or conservatorship of the Transferor, the Trust may not have a perfected interest in such commingled collections.

  In the event that the Transferor's transfer of the Mortgage Loans to the Trust is deemed to constitute the creation of a security interest in the Mortgage Loans in favor of the Trust, to the extent such security interest was validly perfected before the Transferor's insolvency and was not taken in contemplation of insolvency of the Transferor, or with the intent to hinder, delay or defraud the Transferor or the creditors of the Transferor, the Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended ("FIRREA"), provides that such security interest will not be subject to avoidance by the Federal Deposit Insurance Corporation (the "FDIC"), as receiver for the Transferor. Subject to clarification by regulations or interpretations, positions taken by the FDIC staff prior to the passage of FIRREA do not suggest that the FDIC, as receiver or conservator for the Transferor, would interfere with the timely transfer to the Trust of payments collected on the related Mortgage Loans. If, however, the FDIC were to assert a contrary position, such as requiring the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Transferor, as provided under the FDIA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. A receiver or conservator also may disaffirm or repudiate the Transferor's obligations under the Pooling and Servicing Agreement to accept reassignment of Defective Mortgage Loans or other provisions of the Pooling and Servicing Agreement. The FDIA provides that a claim for damages arising from the repudiation of a contract is limited to "actual direct compensatory damages." In the event the FDIC were to be appointed as conservator or receiver of the Transferor and were to repudiate the Pooling and Servicing Agreement, then the amount payable out of available collections on the Mortgage Loans to the Certificateholders could be lower than the outstanding principal and accrued interest on the Certificates. In addition, in the case of an Event of Default (as defined herein) relating to the conservatorship or receivership of the Servicer, the receiver or conservator may have the power either to terminate the Servicer and replace it with a successor Servicer or to prevent the termination of the Servicer and its replacement with a successor Servicer if no Event of Default exists other than the receivership, conservatorship or insolvency of the Servicer.

  If a conservator or receiver were appointed for the Transferor, then a Rapid Amortization Event (as defined herein) would occur with respect to the Certificates then outstanding and, pursuant to the Pooling and Servicing Agreement, Additional Balances (and Subsequent Mortgage Loans, if such events occurred during the Pre-Funding Period) would not be transferred to the Trust and the Trustee would sell the Trust Balances of the Mortgage Loans (unless otherwise instructed by holders of more than 50% of the Certificate Principal Balance and any person designated by the Transferor to the Trustee prior to the time such conservator or receiver was appointed), thereby causing early termination of the Trust. Unless a Certificate Insurer Default (as defined herein) has occurred and is continuing, the Certificate Insurer will have the power to make such instruction to the Trustee on behalf of the Certificateholders and such person designated by the Transferor to the Trustee. Certificateholders will suffer a loss if a Certificate Insurer Default has previously occurred and is continuing and the Certificateholders' portion of the net proceeds of such sale are insufficient to pay the Certificateholders in full. If a Rapid Amortization Event occurs involving either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Trust Balances of the Mortgage Loans and the commencement of the Rapid Amortization Period. A conservator or receiver may also have the power to cause the early sale of the Trust Balances of the Mortgage Loans and the early retirement of the Certificates or to prohibit the continued transfer of Additional Balances and Subsequent Mortgage Loans to the Trust.

  On or prior to the date of closing, the Transferor will have received an opinion of Shaw Pittman Potts & Trowbridge, counsel to the Transferor, to the effect that, based on certain assumptions, to the extent that the transfer of the Mortgage Loans is considered to be a transfer for security, the Trustee for the benefit of the Trust will have a first priority perfected security interest in the Mortgage Loans and that, on such basis, such conservator or receiver should not interfere with payments to be made to Certificateholders. It should be recognized, however, that a court is not bound by such a legal opinion.

                                THE TRANSFEROR

  The Transferor is a federally chartered stock savings bank. The Transferor's home office is located at 7926 Jones Branch Drive, McLean, Virginia 22102, and its executive offices are located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815. The Transferor's telephone number is (301) 986-7000. The Transferor is subject to comprehensive regulation, examination and supervision by the Office of Thrift Supervision ("OTS") within the Department of the Treasury and the FDIC. Deposits at the Transferor are fully insured up to $100,000 per insured depositor by the Savings Association Insurance Fund ("SAIF"), which is administered by the FDIC.

  Based on unaudited results, at June 30, 1997, the Transferor had consolidated assets of approximately $6.2 billion, deposits of approximately $4.8 billion and stockholders' equity of approximately $345.5 million. As a savings bank chartered under the laws of the United States, the Transferor is subject to certain minimum regulatory capital requirements imposed under FIRREA. At June 30, 1997, the Transferor's tangible, core, tier 1 risk-based and total risk-based regulatory capital ratios were 6.48%, 6.48%, 7.19% and 13.21%, respectively. As of such date, the Transferor's capital ratios exceeded the requirements under FIRREA as well as the standards established for "well-capitalized" institutions under the prompt corrective action regulations established pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991. The OTS has the discretion to treat a "well-capitalized" institution as an "adequately capitalized" institution for purposes of the prompt corrective action regulations if after notice and an opportunity for a hearing, the OTS determines that the institution (i) is being operated in an unsafe or unsound condition or (ii) has received and has not corrected a less than satisfactory examination rating for asset quality, management, earnings or liquidity.

  Legislation passed in 1996 requires the merger of the Bank Insurance Fund ("BIF") and the SAIF into a single Deposit Insurance Fund on January 1, 1999 but only if the thrift charter is eliminated by that date. Congress is considering legislation in various forms that would require federal thrifts like the Transferor to convert their charters to national or state bank charters. The House Banking Committee approved a version of such legislation on June 20, 1997 and the House Commerce Committee approved its version of the legislation on October 30, 1997. In the absence of appropriate "grandfather" provisions, such legislation could have an adverse effect on the Transferor and its parent company, the B.F. Saul Real Estate Investment Trust (the "Real Estate Investment Trust") because, among other things, the Real Estate Investment Trust engages in activities that are not permissible for bank holding companies and the regulatory capital and accounting treatment for banks and thrifts differs in certain significant respects. While the versions of the bill approved by the House Banking and Commerce Committees both contain grandfather provisions that address many of these issues, the Transferor cannot determine at this time whether, or in what form, such legislation may eventually be enacted, and there can be no assurances that any such legislation that is enacted will contain adequate grandfather rights for the Transferor or the Real Estate Investment Trust.

                            FORMATION OF THE TRUST

  The Trust will be formed, in accordance with the laws of the State of New York, pursuant to the Pooling and Servicing Agreement, and will be the issuer of the Certificates. Prior to its formation, the Trust will have no assets or obligations. The Trust will not engage in any business activity other than acquiring and holding the Trust Balances of the Mortgage Loans, issuing the Certificates and the Transferor Interest and making payments thereon. The Trust does not expect to have any additional capital resources.

                                USE OF PROCEEDS

  The net proceeds to be received from the sale of the Certificates will be used to fund the Pre-Funding Account and the Capitalized Interest Account and the remainder will be paid to the Transferor. The Transferor will use such proceeds for its general corporate purposes.

                  THE CHEVY CHASE HOME EQUITY LENDING PROGRAM

  Chevy Chase has originated variable-rate home equity revolving lines of credit since 1983. At September 30, 1997, Chevy Chase had approximately $534.2 million aggregate principal amount of outstanding revolving credit line home equity loans, including $36,709,280.48 of outstanding loan balances transferred to Trust 1990,

$19,178,748.61 of outstanding loan balances transferred to Trust 1992, $16,646,843.02 of outstanding loan balances transferred to Trust 1993 and $38,082,556.91 of outstanding loan balances transferred to Trust 1994. All of such loan balances are serviced by Chevy Chase.

UNDERWRITING PROCEDURES

  Prior to approving a revolving credit line home equity loan, the Home Equity Department of Chevy Chase undertakes a direct credit investigation of the applicant designed to assess the applicant's ability and willingness to repay the loan. This investigation includes the following procedures: (i) reviewing an independent credit bureau report; (ii) verifying the applicant's employment and income through a review of the applicant's most recent W-2 form or pay stub (or, in the case of self-employed individuals, a minimum of two years of tax returns) or telephone verification (coupled with a request for written confirmation) by the applicant's current employer; (iii) obtaining written verification of the balances of any senior mortgage loans; (iv) obtaining and reviewing a written title report to ensure that all liens (including property taxes), except for any senior liens, are paid off prior to or at the time of settlement of the loan; and (v) obtaining a current written appraisal of the property, including appropriate comparable property appraisal information. If an applicant has been employed by a current employer for less than two years, Chevy Chase also obtains verification of employment and income information from the applicant's other employers within the preceding two years.

  Beginning in January 1996, applicants meeting either of the following criteria may be approved based on the stated income of the applicant, a no-inspection property analysis and a minimum credit score: (i) a requested line of credit of less than $20,000 (increased to $25,000 in March 1997) or (ii) a combined loan-to-value ratio of 60% or less and a requested line of credit of $100,000 or less. The no-inspection property analysis is an appraisal product provided by the Chevy Chase Appraisal Department. This method of valuation renders a value based solely on information gathered through county records, the Multiple Listing Service (MLS) or internal Chevy Chase appraisal data, without a physical inspection of the property. The information obtained is provided in a report and includes the address of the property, a tax identification number, the assessed value of the property (per tax records), the date of the valuation and the estimated value.

  If, after completion of the credit investigation, Chevy Chase accepts the application, it assigns a maximum credit limit for a loan (the "Maximum Credit Limit") based on the prospective borrower's ability to pay and overall creditworthiness, the value of the mortgaged property and an acceptable combined loan-to-value ratio.

  Prior to January 1991, prospective borrowers generally were required to have an effective gross monthly income in excess of $1,000, with effective gross monthly income calculated by subtracting total monthly obligations from total verified gross income. Total monthly obligations generally included first mortgage debt (including escrow payments), other real estate obligations, automobile loans, alimony and child support obligations, and tuition and personal loans (excluding balances to be retired within four months), as well as other obligations that appeared on an independent credit bureau report. If the first mortgage loan contained an adjustable-rate feature, the projected monthly principal and interest payments on such loans were calculated at an annual percentage rate ("APR") of 15%. In addition, applicants were required to have a debt-service ratio not greater than 30%, with the debt-service ratio calculated by dividing the proposed monthly credit line payment by effective gross monthly income.

  In January 1991, Chevy Chase replaced the gross monthly income and debt-service ratio criteria with a debt-to-income ratio test. The debt-to-income ratio is derived by dividing the applicant's monthly payments on all existing obligations, including the proposed home equity loan payment, by the applicant's gross monthly income. If the applicant's debt-to-income ratio exceeds 40% but is less than 55%, the applicant must demonstrate a positive cash flow. Cash flow is determined by using a computer model that estimates future living expenses based on current personal and demographic information. Expenses used in the computation include federal, state and social security taxes as well as estimated living expenses and debt payments. Applicants with a debt-to-income ratio of 46% to 55% may be approved for a loan at a maximum combined loan-to-value ratio of 75%.

  Prospective borrowers also must have a consistent record of timely debt payment (defined generally as payment of debt obligations which have been received within 30 days of their due dates). Applicants with a past history of untimely credit payments may be eligible for a credit line provided they have no current past-due credit and have not had any delinquent payments within the two years preceding the application. In most cases, an application will be rejected if it shows more than one payment delinquent in excess of 30 days on the applicant's first mortgage account.

  In April 1995, Chevy Chase expanded its lending program to incorporate a credit matrix to evaluate the credit background of applicants. Under this program (the "Sub-Prime Lending Program"), borrowers with credit histories that do not meet standard underwriting criteria may be eligible for a variable-rate line with a combined maximum loan-to-value ratio of 65% to 80%.

  The determination of an acceptable appraised value is a function of the residential property's quality, condition and appreciation history and prospective market conditions. Except as described in the following paragraphs, the combined loan-to-value ratio for loans secured by owner-occupied, single-family properties generally may not exceed 80%, although a maximum combined loan-to-value of 85% was used for loans originated from June 1988 through May 1990. In December 1990, Chevy Chase adopted a tiered combined loan-to-value system for properties with appraised values of greater than $400,000. Under the system, Chevy Chase assigns the following maximum combined loan-to-value ratios to the corresponding increments of a property's appraised value: up to $400,000 (80%), $401,000 to $800,000 (60%), $801,000 to
$1,200,000 (40%), $1,200,000 to $2,000,000 (20%) and over $2,000,000
(ineligible). If the first mortgage loan provides for negative amortization, the maximum combined loan-to-value ratio may not exceed 75%. Certain of the Mortgage Loans will be junior to mortgage loans that provide for negative amortization. The combined loan-to-value ratio for loans secured by condominiums may not exceed 70% (100% for the CreditLine 100 Program (as defined below)). Prior to April 1990, Chevy Chase extended loans secured by single-family rental properties at a maximum combined loan-to-value ratio of 70%. This program was reinstated in January 1994, with a maximum combined loan-to-value ratio of 80%. No Mortgage Loans are secured by commercial or vacation properties.

  In February 1994, Chevy Chase began offering loans secured by owner-occupied, single-family properties with a maximum combined loan-to-value ratio of 90%. Loans approved by Chevy Chase under this program must be approved and insured by United Guaranty Residential Insurance Company of North Carolina ("United Guaranty"). United Guaranty provides 100% coverage against losses resulting from borrower default on each insured loan subject to a maximum limit of liability of 10% of the total loans approved in each policy year. United Guaranty does not cover default which results from the failure of a borrower to pay any balloon payment.

  United Guaranty insures lines of credit up to $100,000. To meet United Guaranty's underwriting guidelines, an applicant must have a debt-to-income ratio of less than 40%. Condominiums or rental properties are not eligible properties under this program. United Guaranty requires that insured loans contain an interest rate cap of 18% and also requires that any existing first mortgage have a balance less than $300,000 and not allow for negative amortization. Beginning in March 1997, loans with a maximum combined loan-to-value of 90% and a minimum loan amount of $25,000 may not require mortgage insurance if they meet certain credit scoring criteria.

  In April 1995, Chevy Chase began offering loans secured by single-family, owner-occupied and rental properties with a maximum combined loan-to value ratio of 100% (the "CreditLine 100 Program") with credit limits ranging from $7,500 to $25,000. Under this program, Chevy Chase utilizes a credit scoring model. Loans under the program may be insured by United Guaranty. Chevy Chase offers the CreditLine 100 Program without mortgage insurance for purchase money second trusts, for lines secured by condominiums, lines where applicants have a first mortgage with an outstanding balance greater than $250,000 and lines where the applicant's debt-to-income ratio is greater than 35% and less than 40%.

  In March 1997, Chevy Chase began offering loans secured by second and third liens on single-family, owner occupied properties with a maximum combined loan-to-value ratio up to 125%. The credit limits range from $7,500 to $25,000. The maximum loan-to-value ratio prior to the home equity credit line may not exceed 95%. A credit scoring model is also utilized in underwriting these loans. The maximum debt-to-income ratio is 45%. For debt-to-income ratios greater than 45%, the applicant must demonstrate a positive cash flow. The loans offer a maximum term of ten years with a draw period for the first five years. The required minimum monthly payment is 2% of the outstanding balance as of the Cycle Date. Loans secured by third liens are offered to borrowers only if the second lien is held by Chevy Chase.

  The minimum home equity revolving credit limit that Chevy Chase will establish is $7,500. Revolving home equity lines of $50,000 or less must be approved by Chevy Chase's home equity underwriting staff. Lines of more than $50,000, up to $200,000, must be approved by the Division Vice President or the Vice President of Production of the Home Equity Department. Lines in excess of $200,000 must be approved by an officer at the level of Senior Vice President or above. In March 1997 lending authority levels were established. Each level is defined by the authorized loan approval amount and allowable exceptions to policy. Lending authority levels are assigned to each underwriter, team leader, and manager within the Home Equity Department.

  Chevy Chase obtains a property and judgment report on the mortgaged property from its title agent, which confirms the last deed of record and any liens filed against that deed. The property and judgment report is insured under the title agent's errors and omissions coverage for a period of one year from the date of settlement. Chevy Chase also generally obtains title insurance on the mortgaged property, if (i) the home equity revolving credit line will be secured by a first lien on the customer's real estate (unless Chevy Chase is paying off a first lien held by an institutional lender), (ii) the credit line will be subordinate to a first deed of trust held other than by an institutional lender, (iii) the credit line exceeds $200,000, (iv) the title is held in trust, or (v) the mortgaged property is a rental property.

LOAN TERMS

  A borrower may access a home equity revolving line of credit by (i) writing a check, (ii) telephoning the Home Equity Department and requesting funds to be wire-transferred to a pre-authorized account, (iii) requesting a cashier's check at a Chevy Chase branch office or (iv) telephoning the Home Equity Department and requesting a cashier's check.

  Home equity loans bear interest at a variable rate and generally are subject to a maximum per annum interest rate of between 18% and 24%. The interest rate on all home equity loans originated before April 1995 adjusts quarterly and, beginning in April 1995, the interest rate on all new home equity loans adjusts monthly. The daily periodic rate is 1/365th (generally 1/366th in the case of leap years) of the APR, which is the sum of the index plus a margin (the "Margin") of from 1.0% to 5.0%. Interest is calculated at a rate applied to the daily balance of the account for each day of the billing cycle (the "Loan Rate"). For credit lines with a maximum loan-to-value ratio of 100% or less, the required minimum monthly payment is equal to the interest accrued during the related billing cycle plus any late charges, any administrative charges and any credit insurance charges plus the amount, if any, by which the outstanding balance of such mortgage loan exceeds its Maximum Credit Limit. Except for principal amortization that may result from such monthly payments, there are generally no required payments of principal, except that the entire outstanding principal amount of most mortgage loans is due ten years or ten years and three months after the date of origination or 20 years after the later of the date of origination of the mortgage loan or the date of increase of the Maximum Credit Limit of such mortgage loan. Since 1991, the term to stated maturity of mortgage loans originated by Chevy Chase has been twenty years from the date of origination and Chevy Chase does not extend the maturity upon an increase of the Maximum Credit Limit. For credit lines with a maximum loan-to-value ratio greater than 100% and loans originated under the Sub-Prime Lending Program, the required minimum monthly payment is equal to 2% of the outstanding balance as of the Cycle Date plus any late charges, any administrative charges and any credit insurance charges plus the amount, if any, by which the outstanding balance of such mortgage loan exceeds its Maximum Credit

Limit. The term to stated maturity on loans with a loan-to-value ratio greater than 100% and on loans originated under the Sub-Prime Lending Program is ten years, with a draw period for the first five years. All payments are due 15 days after the 15th day of the month. The billing cycle runs from the 16th day of the month preceding the month in which the billing statement is mailed until the 15th day of the month in which the statement is mailed.

  The index for loans which have their interest rate adjusted quarterly is the rate of interest publicly announced from time to time as the "prime" or "base" rate of interest charged by the index bank specified in the related loan agreement as in effect on the last day of the last full calendar month of the immediately preceding quarter; the index for loans which have their interest rate adjusted monthly is the highest prime rate published in the "Money Rates" section of The Wall Street Journal on the first Business Day of the calendar month. Some loan agreements provide that, if the index bank ceases to announce the index, Chevy Chase will designate a replacement method for calculating the interest rate on the loan that is comparable to the above-described method, upon notification to the borrower in accordance with such loan agreement. When a change in the index is published, a change in the Loan Rate will take effect on a specified date in the first month of the quarter following the date of the published change for loans which have their interest rates adjusted quarterly, or in the month of the published change, for loans which have their interest rates adjusted monthly, and the new Loan Rate will apply to new loans and charges as well as to the existing loan balance.

  In order to promote its home equity lending program, Chevy Chase has offered promotional or introductory offers to prospective borrowers. Since April 1995, customers opening a loan with a maximum loan-to-value ratio of 80% have been offered settlement without closing costs and a 4.9% introductory rate for the first six months after settlement. From April 1995 through November 1996, customers opening a loan with a maximum loan-to-value ratio greater than 80% but less than 90% were offered settlement without closing costs and a 5.9% introductory rate for the first six months after settlement. Since that time the introductory rate is no longer offered on loans with a loan-to-value ratio greater than 80%. Customers approved under the Sub-Prime Lending Program have been offered settlement without closing costs and an introductory rate of 5.9% for the first six months after settlement. Since November 1995, Chevy Chase has offered the option of an introductory rate or a transfer bonus. Customers selecting the transfer bonus offer will receive $100 for every $5,000 transferred to a new Chevy Chase Home Equity Line from another institution.

  For loans with a maximum loan-to-value ratio less than or equal to 100%, the borrower may draw principal amounts on the loan (up to the Maximum Credit Limit of the loan) or repay such amounts from time to time. For loans with a maximum loan-to-value ratio greater than 100%, the borrower may draw principal amounts on the loan (up to the Maximum Credit Limit of the loan) only during the draw period. Except for any amortization of principal that may occur during the amortization period of loans with a maximum loan-to-value ratio greater than 100% and loans in the Sub-Prime Lending Program and as a result of the required minimum monthly payments, there are no required payments of principal until maturity.

  For revolving credit line home equity loans originated prior to November 7, 1989, Chevy Chase has the right, under each such loan, on prior notice of the amendment in accordance with federal and applicable state law, to change its terms. This includes the right to increase the monthly periodic rate or to change the index at any time. If Chevy Chase increases the minimum payment or the maximum rate of finance charge applied to any such loan, such changes may apply to both new and outstanding balances if the borrower consents to such changes in writing or uses the loan after the effective amendment date.

  Chevy Chase has the right to require the borrower to pay the entire balance due, plus all other accrued but unpaid charges, immediately, and to cancel the credit privileges under the related loan agreement under certain circumstances, which generally include the following: if the borrower commits fraud or makes a material misrepresentation in connection with the credit line; if the borrower fails to meet the repayment terms set forth in the loan agreement; if the borrower acts or fails to act in any way that adversely affects the mortgaged property or the security interest or any other interest that Chevy Chase has in the mortgaged property; if the borrower fails to maintain insurance on the mortgaged property as required by the mortgage or deed of trust; if the borrower fails to maintain the mortgaged property and such failure adversely affects the value of the property; if a judgment is filed against the borrower which adversely affects the security interest of Chevy Chase in the mortgaged property; if the borrower does not have good and marketable title to the mortgaged property; or if the warranties and representations made by the borrower in connection with the credit line constitute fraud or misrepresentation under applicable state law. Chevy Chase also has the right to refuse to advance additional credit or to reduce a borrower's credit limit under certain circumstances, generally including the following: if the value of the mortgaged property declines significantly below its appraised value at the time the credit line was established; if there is a material change in the borrower's financial circumstances; if the borrower is in default of any material obligation under the loan agreement related to the credit line or the related mortgage or deed of trust; if Chevy Chase is precluded by governmental action from imposing the APR provided for in the loan agreement; if the security interest of Chevy Chase in the mortgaged property is adversely affected by certain circumstances; if Chevy Chase is notified by a government agency that further advances to the borrower would constitute an unsafe and unsound practice; or if the interest rate charged on the credit line reaches the maximum interest rate permitted by law. All home equity accounts are subject to a monthly automated account review through Equifax Credit Information Systems. This review assists Chevy Chase in determining if there has been a material change in the borrower's financial circumstances. The Trust will not have the ability to amend the provisions of, or terminate, the Mortgage Loans.

  In the event of a default on a mortgage that is senior to any mortgage loan, Chevy Chase has the right to satisfy the defaulted senior mortgage in full or to cure such default and bring the defaulted senior mortgage current. Chevy Chase may either take the action described above or may refrain from taking any action based upon reasonable commercial practice in the industry generally and its customary servicing procedures. Chevy Chase has the right to add amounts expended in connection with any satisfaction or cure of a default to the outstanding loan balance for such mortgage loan. See "CERTAIN LEGAL ASPECTS OF THE LOANS--Foreclosure on Mortgages and Deeds of Trust" and "-- Junior Mortgages; Rights of Senior Mortgages" in the Prospectus.

SERVICING

  In its capacity as Servicer, Chevy Chase will be responsible for servicing the Mortgage Loans.

  Chevy Chase generates statements on revolving credit line home equity loans each month on the date specified in the related loan agreement (the "Cycle Date"). If any payment becomes 45 days past due and the borrower has not made arrangements to bring the loan current, Chevy Chase obtains an updated appraisal of the mortgaged property, verifies the status of any senior loan and sends a breach letter to the customer requiring that the home equity loan and any such senior loan be brought current to prevent acceleration of the loan balance.

  Chevy Chase follows practices customary in the savings industry in attempting to cure delinquencies and in pursuing remedies upon default. Generally, if the borrower does not cure the delinquency within 90 days, Chevy Chase initiates foreclosure action. If the loan is not reinstated or paid in full, an auction will be held to dispose of the property. If Chevy Chase believes the offer is inadequate in view of the security property's appraised value, Chevy Chase may decide to participate in the auction. If Chevy Chase is the successful bidder, Chevy Chase will take steps to liquidate the property.

  Servicing and collection policies may change over time in accordance with Chevy Chase's business judgment, applicable laws and regulations, industry practices and other items.

  The following tables set forth the delinquency and loss experience for each of the periods shown for Chevy Chase's portfolio of revolving credit line home equity loans. (Loan balances transferred to Trust 1990, Trust 1992, Trust 1993, Trust 1994, Trust 1995 or Trust 1996 are considered part of the Chevy Chase loan portfolio for purposes of the following discussion.) Chevy Chase believes that there have been no material trends or anomalies in the historical delinquency and loss experience as represented in the following tables. The Mortgage Loans have been selected from these home equity loans based upon the eligibility criteria shown below in "THE MORTGAGE LOAN POOL." The data presented in the following tables are for illustrative purposes only and there is no assurance that the delinquency and loss experience of the Mortgage Loans will be similar to that set forth below.

                    MORTGAGE LOAN DELINQUENCY EXPERIENCE(1)
                             CHEVY CHASE PORTFOLIO
                            (DOLLARS IN THOUSANDS)

                                         AS OF DECEMBER 31,            AS OF
                                     ----------------------------  SEPTEMBER 30,
                                     1994(2)   1995(2)   1996(2)      1997(3)
                                     --------  --------  --------  -------------
Number of Mortgage Loans Serviced..    19,532    18,931    18,225      21,227
Aggregate Loan Balances of Mortgage
 Loans Serviced....................  $508,389  $469,622  $446,270    $534,164
Loan Balance of Mortgage Loans 30-
 59 Days Past Due(4)...............     7,630     8,047     7,445      11,954
Loan Balance of Mortgage Loans 60-
 89 Days Past Due(4)...............       197       973     1,185         907
Loan Balance of Mortgage Loans 90
 or More Days Past Due(4)..........     3,152     4,675     4,241       5,132
Total Delinquencies as a Percentage
 of Aggregate Loan Balances of
 Mortgage Loans Serviced...........      2.16%     2.92%     2.88%       3.37%

--------
(1) All amounts are as of period end. Delinquency figures do not include past due amounts of $50.00 or less.
(2) Amounts do not include mortgage loans purchased from Ford Consumer Finance Company ("Ford").
(3) Amounts include mortgage loans purchased from Ford. Because limited historical data is available with respect to the mortgage loans purchased from Ford, the actual delinquency experience with respect to the Mortgage Loans in the Pool may be greater than the amounts and percentages expressed above and may be substantially greater.
(4) Contractually past due.

                         MORTGAGE LOAN LOSS EXPERIENCE
                             CHEVY CHASE PORTFOLIO
                            (DOLLARS IN THOUSANDS)

                                     TWELVE MONTHS ENDED         NINE MONTHS
                                         DECEMBER 31,               ENDED
                                  ----------------------------  SEPTEMBER 30,
                                  1994(1)   1995(1)   1996(1)      1997(2)
                                  --------  --------  --------  -------------
Average Principal Balance of
 Mortgage Loans Serviced......... $522,373  $491,250  $451,460    $508,439
Gross Charge Offs(3).............    1,052       856     1,140       1,330
Recoveries on Loans Previously
 Charged Off(3)..................       77        22        39          25
Net Charge Offs(3)...............      975       834     1,101       1,305
Gross Charge Offs(3) as a
 Percentage of Average Principal
 Balance.........................     0.20%     0.17%     0.25%       0.35%(4)
Net Charge Offs(3) as a
 Percentage of Average Principal
 Balance.........................     0.19%     0.17%     0.24%       0.34%(4)

--------
(1) Amounts do not include mortgage loans purchased from Ford.
(2) Amounts include mortgage loans purchased from Ford. Because limited historical data is available with respect to the mortgage loans purchased from Ford, the actual loss experience with respect to the Mortgage Loans in the Pool may be greater than the amounts and percentages expressed above and may be substantially greater.
(3) The term "charge off" refers to an actual liquidated loss incurred on a mortgaged property. A charge off is recognized when a property is sold and the loss actually is incurred.
(4) Annualized.

                              THE FORD PORTFOLIO

  In December 1996 Chevy Chase purchased approximately $119 million of variable-rate revolving home equity lines of credit from Ford Consumer Finance Company ("Ford"). These loans had been acquired by Ford through a series of acquisitions between 1990 and 1992. Approximately $64.8 million of these loans (the "Ford Loans") have been included in the Pool. All of the Ford Loans are currently serviced by Chevy Chase and have been since April 1997.

  Prior to the purchase of the Ford portfolio, Chevy Chase performed an on-site due diligence review of the portfolio and Ford's servicing operations. In performing such review, Chevy Chase utilized a due diligence team including personnel with credit and product experience, lending and credit administration experience, a compliance officer and systems and operations personnel. Chevy Chase reviewed a random sample of the loans in the Ford portfolio and examined the underwriting criteria at the time of origination, the current credit quality, the quality of the collateral appraisal and servicing. In addition, Chevy Chase performed an economic analysis of certain jurisdictions with high concentrations of the loans. Based on the sample reviewed, Chevy Chase determined that the majority of the Ford Loans were of prime credit quality.

  While the review performed by Chevy Chase in connection with the purchase was intended to determine compatibility with Chevy Chase's risk profile, Chevy Chase did not re-underwrite the Ford Loans and no assurance can be given that each Ford Loan actually complies with Chevy Chase's underwriting standards or that the Ford Loans will be of the same credit quality or have the same payment characteristics of mortgage loans originated by Chevy Chase.

LOAN TERMS

  All of the Ford Loans bear interest at a variable rate, and the Ford Loans are generally subject to a maximum per annum interest rate of 18% to 25%. Interest rates on substantially all of the Ford Loans adjust at least once a month. Approximately 68.3% of the Ford Loans are secured by second liens and the remainder are secured by first liens.

  Interest rates on substantially all of the Ford Loans are based on a "prime rate" as set forth in the related loan agreement and the remainder are based on other publicly available market rates.

  All of the Ford Loans have a draw period, during which the borrower may draw principal amounts on the loan (up to the Maximum Credit Limit of the loan) or repay such amounts from time to time. Except for a limited number of Ford Loans with specified draw periods, the draw period for the Ford Loans is generally equal to the entire life of the loan. During the draw period, the borrower is only required to make minimum monthly payments consisting of interest accrued during the related billing cycle and, in some cases, a portion of principal, the amount by which the outstanding balance exceeds the Maximum Credit Limit and any late charges, administrative charges and credit insurance charges. Ford Loans which have a draw period of less than the life of the loan will amortize monthly over a term of up to thirty years. As of the Initial Cut-off Date, the majority of the Ford Loans are in their draw period.

SERVICING

  The Ford Loans are currently serviced in accordance with Chevy Chase's overall servicing policies. See "THE CHEVY CHASE HOME EQUITY LENDING PROGRAM-- Servicing." No historical data on the Ford Loans is available prior to January 1, 1997.

                            THE MORTGAGE LOAN POOL

  The Initial Mortgage Loans are evidenced by loan agreements (each, a "Loan Agreement") secured by deeds of trust or mortgages (of which approximately 25.56% by Cut-off Date Trust Balance are first deeds of trust or mortgages, approximately 74.43% by Cut-off Date Trust Balance are second deeds of trust or mortgages and the remainder are third deeds of trust or mortgages) on Mortgaged Properties, the majority of which are located in Maryland, Virginia, New York and New Jersey. All of the Initial Mortgage Loans are adjustable-rate mortgages.

  Each Initial Mortgage Loan was selected by the Transferor for inclusion in the Pool from those that met the following criteria, among others, as of the Initial Cut-off Date: each Initial Mortgage Loan (i) had a current Trust Balance of not more than $500,000; (ii) had a stated maturity date not later than 389 months after the Initial Cut-off Date; (iii) was not 30 or more days contractually delinquent; (iv) had a Combined Loan-to-Value Ratio at the Initial Cut-off Date not in excess of 115%; and (v) represented a first, second or third lien position.

  As of the Initial Cut-off Date, approximately 12.9% of the Trust Balances of the Initial Mortgage Loans accrued interest at an introductory rate of 4.9% for an initial period of approximately six months and approximately 0.2% of the Trust Balances of the Initial Mortgage Loans accrued interest at an introductory rate of 5.9% for an initial period of approximately six months. See "THE CHEVY CHASE HOME EQUITY LENDING PROGRAM--Loan Terms" herein. All of the 932 Mortgage Loans with Trust Balances accruing interest as of the Initial Cut-off Date at such introductory rates will be fully indexed by June 24, 1998 and the Margin for such Initial Mortgage Loans will be not less than 1.0%

  As of the Initial Cut-off Date, less than 1.5% of the Initial Mortgage Loans were originated by Chevy Chase under the Sub-Prime Lending Program.

  Each Initial Mortgage Loan was originated between August 1983 and the Initial Cut-off Date or acquired by Chevy Chase. The Initial Mortgage Loans had individual Combined Loan-to-Value Ratios at the Initial Cut-off Date ranging from approximately 0% to not more than 115%. As of the Initial Cut-off Date, the average Trust Balance of the Initial Mortgage Loans was $26,817.73 and the weighted average Combined Loan-to-Value Ratio of the Initial Mortgage Loans was 61.2%. As of the Initial Cut-off Date, the weighted average loan utilization rate (computed by dividing the Cut-off Date Trust Balance for each Initial Mortgage Loan by the related Maximum Credit Limit) was 78.8% and the weighted average junior mortgage ratio (computed by dividing the Maximum Credit Limit for each Initial Mortgage Loan, provided such Mortgage Loan was in a junior lien position, by the sum of such Maximum Credit Limit and the outstanding balances of all senior mortgage loans affecting the related Mortgaged Property) was 45.8%. The latest scheduled maturity of any Initial Mortgage Loan in the Pool is March 21, 2030. As of the Initial Cut-off Date, approximately 97.4% of the Initial Mortgage Loans by Cut-off Date Trust Balance (excluding Mortgage Loans bearing interest at an introductory rate) have indices based on a "prime rate".

  Set forth below is a description of certain additional characteristics of the Initial Mortgage Loans as of the Initial Cut-off Date:

         INITIAL CUT-OFF DATE TRUST BALANCES OF INITIAL MORTGAGE LOANS

                            NUMBER
                              OF                    % OF POOL
RANGE OF INITIAL CUT-      MORTGAGE                 BY TRUST
OFF DATE TRUST BALANCES     LOANS   TRUST BALANCES   BALANCE
-----------------------    -------- --------------- ---------
$      0.00 to
$  9,999.99...............  1,920   $  7,078,540.13     4.4%
$ 10,000.00 to
$ 19,999.99...............  1,285     19,113,703.11    11.8
$ 20,000.00 to
$ 29,999.99...............  1,002     24,737,342.07    15.3
$ 30,000.00 to
$ 39,999.99...............    574     20,141,350.61    12.5
$ 40,000.00 to
$ 49,999.99...............    424     19,306,702.49    11.9
$ 50,000.00 to
$ 59,999.99...............    222     12,114,469.13     7.5
$ 60,000.00 to
$ 69,999.99...............    145      9,421,648.77     5.8
$ 70,000.00 to
$ 79,999.99...............    124      9,310,207.61     5.8
$ 80,000.00 to
$ 89,999.99...............     84      7,123,244.78     4.4
$ 90,000.00 to
$ 99,999.99...............     94      9,030,137.19     5.6
$100,000.00 to
$109,999.99...............     29      3,025,064.40     1.9
$110,000.00 to
$119,999.99...............     20      2,289,380.86     1.4
$120,000.00 to
$129,999.99...............     15      1,884,258.75     1.2
$130,000.00 to
$139,999.99...............     12      1,605,152.78     1.0
$140,000.00 to
$149,999.99...............     18      2,631,949.56     1.6
$150,000.00 to
$159,999.99...............     15      2,330,989.28     1.4
$160,000.00 to
$169,999.99...............      5        832,188.18     0.5
$170,000.00 to
$179,999.99...............      5        867,416.06     0.5
$180,000.00 to
$189,999.99...............      2        362,474.76     0.2
$190,000.00 to
$199,999.99...............      8      1,557,953.52     1.0
$200,000.00 to
$209,999.99...............      1        203,161.71     0.1
$210,000.00 to
$219,999.99...............      5      1,073,404.37     0.7
$220,000.00 to
$229,999.99...............      5      1,113,419.94     0.7
$240,000.00 to
$249,999.99...............      1        243,676.91     0.2
$250,000.00 to
$259,999.99...............      2        509,971.84     0.3
$260,000.00 to
$269,999.99...............      1        265,798.60     0.2
$280,000.00 to
$289,999.99...............      2        566,864.96     0.3
$290,000.00 to
$299,999.99...............      2        592,208.86     0.4
$300,000.00 to
$309,999.99...............      1        301,854.31     0.2
$330,000.00 to
$339,999.99...............      1        337,441.40     0.2
$360,000.00 to
$369,999.99...............      1        367,222.20     0.2
$380,000.00 to
$389,999.99...............      1        385,122.28     0.2
$460,000.00 to
$469,999.99...............      2        932,971.07     0.6
                            -----   ---------------   -----
  TOTAL...................  6,028   $161,657,292.49   100.0%
                            =====   ===============   =====

           INITIAL CUT-OFF DATE LOAN RATES OF INITIAL MORTGAGE LOANS

                                                                         WEIGHTED
  ANGE OF INITIAL R                  NUMBER OF                 % OF POOL AVERAGE
        CUT-                         MORTGAGE       TRUST      BY TRUST    LOAN
 OF DATE LOAN RATESF                   LOANS       BALANCE      BALANCE    RATE
-------------------                  --------- --------------- --------- --------
   4.00% to  4.99%..................     906   $ 20,894,315.34    12.9%    4.90%
   5.00% to  5.99%..................      26        399,640.65     0.2     5.90
   8.00% to  8.99%..................      36      1,372,596.35     0.9     8.38
   9.00% to  9.99%..................   1,220     51,068,019.70    31.6     9.48
  10.00% to 10.99%..................   2,849     67,588,062.61    41.8    10.14
  11.00% to 11.99%..................     371     11,157,901.17     6.9    11.39
  12.00% to 12.99%..................     464      6,718,817.15     4.2    12.46
  13.00% to 13.99%..................     110      1,677,132.94     1.0    13.47
  14.00%............................      46        780,806.58     0.5    14.00
                                       -----   ---------------   -----    -----
    TOTAL...........................   6,028   $161,657,292.49   100.0%    9.47%
                                       =====   ===============   =====    =====

           COMBINED LOAN-TO-VALUE RATIOS OF INITIAL MORTGAGE LOANS(1)

                                             NUMBER OF                 % OF POOL
 RANGE OF COMBINED                           MORTGAGE       TRUST      BY TRUST
LOAN-TO-VALUE RATIOS                           LOANS       BALANCE      BALANCE
--------------------                         --------- --------------- ---------
 0.00% to 9.99%.............................      91   $  1,421,094.20     0.9%
10.00% to 19.99%............................     298      6,219,688.20     3.8
20.00% to 29.99%............................     413     10,439,301.47     6.5
30.00% to 39.99%............................     514     15,469,172.39     9.6
40.00% to 49.99%............................     532     17,067,235.92    10.6
50.00% to 59.99%............................     600     19,041,564.20    11.8
60.00% to 69.99%............................     633     20,135,825.25    12.4
70.00% to 79.99%............................   1,250     37,978,698.02    23.5
80.00% to 89.99%............................     983     22,112,596.28    13.7
90.00% to 99.99%............................     570      9,727,020.00     6.0
100.00% to 109.99%..........................     122      1,639,935.90     1.0
110.00% to 115.00%..........................      22        405,160.66     0.2
                                               -----   ---------------   -----
  TOTAL.....................................   6,028   $161,657,292.49   100.0%
                                               =====   ===============   =====

--------
(1) Combined loan-to-value ratios of the Initial Mortgage Loans (computed at their respective Maximum Credit Limits (which, with respect to Mortgage Loans in their repayment period, are equal to the related Cut-off Date Trust Balances thereof) at the Initial Cut-off Date) and any related senior lien, based upon appraisals of the related Mortgaged Properties or other forms of valuation at the time of execution of the related Loan Agreements.

  GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES OF INITIAL MORTGAGE LOANS

                                             NUMBER OF                 % OF POOL
                                             MORTGAGE                  BY TRUST
JURISDICTION                                   LOANS    TRUST BALANCE   BALANCE
------------                                 --------- --------------- ---------
Maryland....................................   2,838   $ 65,500,745.65    40.5%
Virginia....................................   1,111     27,482,190.06    17.0
New York....................................     446     23,680,655.39    14.7
New Jersey..................................     493     15,945,607.15     9.9
District of Columbia........................     241      7,622,321.85     4.7
California..................................     175      5,808,283.23     3.6
Florida.....................................     221      4,422,469.35     2.7
Arizona.....................................     162      2,914,921.55     1.8
Other.......................................     341      8,280,098.26     5.1
                                               -----   ---------------   -----
  TOTAL.....................................   6,028   $161,657,292.49   100.0%
                                               =====   ===============   =====

        INITIAL CUT-OFF DATE MARGIN RANGES OF INITIAL MORTGAGE LOANS(1)

                                            NUMBER OF                 % OF POOL
                                            MORTGAGE                  BY TRUST
RANGE OF INITIAL CUT-OFF DATE MARGINS         LOANS    TRUST BALANCE   BALANCE
-------------------------------------       --------- --------------- ---------
0.00% to 0.49%.............................       6   $    373,685.71     0.2%
0.50% to 0.99%.............................      57      3,375,836.20     2.1
1.00% to 1.49%.............................   1,683     63,064,309.61    39.0
1.50% to 1.99%.............................   2,647     56,153,358.09    34.8
2.00% to 2.49%.............................     485     14,071,167.00     8.7
2.50% to 2.99%.............................      83      2,757,958.96     1.7
3.00% to 3.49%.............................     343      9,798,233.77     6.1
3.50% to 3.99%.............................      49        798,740.22     0.5
4.00% to 4.49%.............................     458      7,246,826.98     4.5
4.50% to 4.99%.............................     121      1,995,862.93     1.2
5.00% to 5.49%.............................      13        348,932.50     0.2
5.50% to 5.99%.............................      83      1,672,380.52     1.0
                                              -----   ---------------   -----
  TOTAL....................................   6,028   $161,657,292.49   100.0%
                                              =====   ===============   =====

--------
(1) After expiration of any applicable introductory interest rate period. See "THE CHEVY CHASE HOME EQUITY LENDING PROGRAM--Loan Terms."

             MONTHS REMAINING TO MATURITY OF INITIAL MORTGAGE LOANS

                                                 NUMBER OF                    % OF POOL BY
NUMBER OF MONTHS REMAINING TO STATED MATURITY  MORTGAGE LOANS  TRUST BALANCE  TRUST BALANCE
---------------------------------------------  -------------- --------------- -------------
  0 to  12 Months..................                    28     $    692,533.94       0.4%
 13 to  24 Months..................                    97        2,735,750.65       1.7
 25 to  36 Months..................                    67        1,877,097.21       1.2
 37 to  48 Months..................                    66        1,423,015.99       0.9
 49 to  60 Months..................                    70        1,700,446.06       1.1
 61 to  72 Months..................                    73        2,127,783.65       1.3
 73 to  84 Months..................                    72        2,296,840.17       1.4
 85 to  96 Months..................                   111        3,400,528.67       2.1
 97 to 108 Months .................                    57        1,329,167.93       0.8
109 to 120 Months..................                   211        4,052,106.29       2.5
121 to 132 Months..................                   118        2,336,817.57       1.4
133 to 144 Months..................                   179        3,285,077.16       2.0
145 to 156 Months..................                   146        2,920,734.88       1.8
157 to 168 Months..................                    92        2,293,533.10       1.4
169 to 180 Months..................                   111        2,714,522.60       1.7
181 to 192 Months..................                   138        2,018,891.40       1.3
193 to 204 Months..................                   106        2,801,350.22       1.7
205 to 216 Months..................                   113        3,798,389.18       2.4
217 to 228 Months..................                   677       20,544,561.40      12.7
229 to 240 Months..................                 3,208       81,329,855.50      50.3
241 to 252 Months..................                    96        4,377,744.02       2.7
253 to 264 Months..................                   101        7,077,706.80       4.4
265 to 276 Months..................                     3          175,047.43       0.1
349 to 360 Months..................                    41        1,549,613.33       1.0
361 to 372 Months..................                    17          947,063.79       0.6
373 to 384 Months..................                     1           51,769.20       0.0
385 to 389 Months..................                    29        1,799,344.35       1.1
                                                   ------     ---------------     -----
  TOTAL............................                 6,028     $161,657,292.49     100.0%
                                                   ======     ===============     =====

      MAXIMUM CREDIT LIMIT UTILIZATION RATES OF INITIAL MORTGAGE LOANS(1)

RANGE OF MAXIMUM           NUMBER OF                 % OF POOL
CREDIT LIMIT               MORTGAGE       TRUST      BY TRUST      CREDIT
UTILIZATION RATES            LOANS       BALANCE      BALANCE       LIMIT
-----------------          --------- --------------- --------- ---------------
 0.00% to  9.99%..........   1,012   $  1,347,924.34     0.8%  $ 59,176,600.00
10.00% to 19.99%..........     375      3,074,121.27     1.9     21,179,000.00
20.00% to 29.99%..........     368      5,427,811.23     3.4     21,947,100.00
30.00% to 39.99%..........     321      6,308,667.86     3.9     18,121,500.00
40.00% to 49.99%..........     336      7,892,448.48     4.9     17,725,425.00
50.00% to 59.99%..........     358     10,542,767.22     6.5     19,218,650.00
60.00% to 69.99%..........     362     12,561,754.74     7.8     19,195,237.00
70.00% to 79.99%..........     435     15,858,616.47     9.8     21,080,800.00
80.00% to 89.99%..........     537     20,515,342.47    12.7     24,043,109.00
90.00% to 99.99%..........   1,398     62,762,114.15    38.8     64,858,706.00
100.00%...................     526     15,365,724.26     9.5     15,365,724.26
                             -----   ---------------   -----   ---------------
  TOTAL...................   6,028   $161,657,292.49   100.0%  $301,911,851.26
                             =====   ===============   =====   ===============

(1) The Maximum Credit Limit of a Mortgage Loan in its repayment period is equal to its Cut-off Date Trust Balance.

      DATA ON COMMON MORTGAGE LOANS INCLUDED AS INITIAL MORTGAGE LOANS(1)

                        NUMBER                  % OF POOL
                          OF                    BY 1997-1     1990      REACQUIRED*    1992        1993         1994
OWNERSHIP OF           MORTGAGE     1997-1        TRUST       TRUST        1991        TRUST       TRUST        TRUST
MORTGAGE LOAN BALANCE   LOANS    TRUST BALANCE   BALANCE     BALANCE      BALANCE     BALANCE     BALANCE      BALANCE
---------------------  -------- --------------- --------- ------------- ----------- ----------- ----------- -------------
Trust 1997-1 on-
ly................      5,816   $160,009,528.69   98.98%  $        0.00 $      0.00 $      0.00 $      0.00 $        0.00
Trust 1997-1 and
1990..............         32        203,676.62    0.13    1,363,794.86        0.00        0.00        0.00          0.00
Trust 1997-1 and
1991..............          2          1,500.00    0.00            0.00   46,861.43        0.00        0.00          0.00
Trust 1997-1 and
1992..............         11        100,345.60    0.06            0.00        0.00   53,368.78        0.00          0.00
Trust 1997-1 and
1993..............         14        118,231.36    0.07            0.00        0.00        0.00  215,820.73          0.00
Trust 1997-1 and
1994..............         59        642,344.69    0.40            0.00        0.00        0.00        0.00    976,359.92
Trust 1997-1, 1990
and 1991..........          1            350.00    0.00      118,867.09    2,350.00        0.00        0.00          0.00
Trust 1997-1, 1990
and 1992..........          7         24,007.05    0.02      214,606.30        0.00   81,491.97        0.00          0.00
Trust 1997-1, 1990
and 1993..........          6         36,528.79    0.02      123,802.39        0.00        0.00   40,469.90          0.00
Trust 1997-1, 1990
and 1994..........          2          4,425.00    0.00       54,620.70        0.00        0.00        0.00      8,587.69
Trust 1997-1, 1991
and 1992..........          1          1,434.93    0.00            0.00   14,886.15   13,492.21        0.00          0.00
Trust 1997-1, 1992
and 1993..........         14        105,469.21    0.07            0.00        0.00  256,083.54   95,200.85          0.00
Trust 1997-1, 1992
and 1994..........          6         17,820.97    0.01            0.00        0.00  147,110.68        0.00     33,363.70
Trust 1997-1, 1993
and 1994..........         26        241,670.77    0.15            0.00        0.00        0.00  283,968.85    205,360.42
Trust 1997-1,
1990, 1991 and
1992..............          3         10,667.75    0.01       97,323.30   50,816.30    2,675.00        0.00          0.00
Trust 1997-1,
1990, 1992 and
1993..............          2         10,218.03    0.01       51,108.07        0.00    3,900.00    4,950.00          0.00
Trust 1997-1,
1990, 1993 and
1994..............          5          5,610.00    0.00      198,506.55        0.00        0.00   48,948.76      5,363.38
Trust 1997-1,
1991, 1992 and
1993..............          2          1,952.00    0.00            0.00   41,237.86      592.00      575.00          0.00
Trust 1997-1,
1991, 1992 and
1994..............          1          1,130.95    0.00            0.00   36,258.56    5,096.00        0.00      5,289.00
Trust 1997-1,
1992, 1993 and
1994..............          7         49,016.98    0.03            0.00        0.00   64,742.17  114,220.63     57,036.53
Trust 1997-1,
1990, 1991, 1992
and 1993..........          2          6,402.80    0.00       13,210.89    2,677.23    4,446.71    4,621.02          0.00
Trust 1997-1,
1990, 1991, 1992
and 1994..........          1          1,600.00    0.00       31,292.32      350.00    1,500.00        0.00      1,500.00
Trust 1997-1,
1990, 1992, 1993
and 1994..........          4         40,169.05    0.03       78,381.45        0.00   33,342.90   22,879.52     10,779.62
Trust 1997-1,
1991, 1992, 1993
and 1994..........          1         19,157.00    0.01            0.00   24,313.81   21,100.90   19,219.60      7,803.28
Trust 1997-1,
1990, 1991, 1992,
1993 and 1994.....          3          4,034.25    0.00      105,107.19   19,605.00    4,756.63   13,420.00     10,596.82
                        -----   ---------------   -----   ------------- ----------- ----------- ----------- -------------
  TOTAL...........      6,028   $161,657,292.49   100.0%  $2,450,621.11 $239,356.34 $693,699.49 $864,294.86 $1,322,040.36
                        =====   ===============   =====   ============= =========== =========== =========== =============
OWNERSHIP OF                TOTAL
MORTGAGE LOAN BALANCE      BALANCE
---------------------  ---------------
Trust 1997-1 on-
ly................     $160,009,528.69
Trust 1997-1 and
1990..............        1,567,471.48
Trust 1997-1 and
1991..............           48,361.43
Trust 1997-1 and
1992..............          153,714.38
Trust 1997-1 and
1993..............          334,052.09
Trust 1997-1 and
1994..............        1,618,704.61
Trust 1997-1, 1990
and 1991..........          121,567.09
Trust 1997-1, 1990
and 1992..........          320,105.32
Trust 1997-1, 1990
and 1993..........          200,801.08
Trust 1997-1, 1990
and 1994..........           67,633.39
Trust 1997-1, 1991
and 1992..........           29,813.29
Trust 1997-1, 1992
and 1993..........          456,753.60
Trust 1997-1, 1992
and 1994..........          198,295.35
Trust 1997-1, 1993
and 1994..........          731,000.04
Trust 1997-1,
1990, 1991 and
1992..............          161,482.35
Trust 1997-1,
1990, 1992 and
1993..............           70,176.10
Trust 1997-1,
1990, 1993 and
1994..............          258,428.69
Trust 1997-1,
1991, 1992 and
1993..............           44,356.86
Trust 1997-1,
1991, 1992 and
1994..............           47,774.51
Trust 1997-1,
1992, 1993 and
1994..............          285,016.31
Trust 1997-1,
1990, 1991, 1992
and 1993..........           31,358.65
Trust 1997-1,
1990, 1991, 1992
and 1994..........           36,242.32
Trust 1997-1,
1990, 1992, 1993
and 1994..........          185,552.54
Trust 1997-1,
1991, 1992, 1993
and 1994..........           91,594.59
Trust 1997-1,
1990, 1991, 1992,
1993 and 1994.....          157,519.89
                       ---------------
  TOTAL...........     $167,227,304.65
                       ===============

----
* Reacquired 1991 Balance column shows Trust 1991 balances reacquired by Chevy Chase at the termination of Trust 1991 and currently owned by Chevy Chase-- these balances have priority over Trust Balances.

(1) Common Mortgage Loans are those Initial Mortgage Loans which generated balances that were transferred to Trust 1990, Trust 1992, Trust 1993 or Trust 1994 or that are Reacquired 1991 Balances. Principal collections on a Common Mortgage Loan will be applied first to reduce the balance thereof transferred to Trust 1990, if any (including any such balances subsequently transferred to the Trust during the Pre-Funding Period), to zero, second to reduce the Reacquired 1991 Balances, if any, to zero, third to reduce the balance thereof transferred to Trust 1992, if any (including any such balances subsequently transferred to the Trust during the Pre-Funding Period), to zero, fourth to reduce the balance thereof transferred to Trust 1993, if any to zero and fifth to reduce the balance thereof transferred to Trust 1994, if any, to zero before any such collections are applied in reduction of the Trust Balance of such Common Mortgage Loan (other than 90-1 Mortgage Loans and 92-1 Mortgage Loans). See "RISK FACTORS--Prepayment Considerations" herein.

  No assurance can be given that values of the Mortgaged Properties as of the dates of origination of the related Mortgage Loans have remained or will remain constant. See "RISK FACTORS--Nature of Security" herein.

  The Transferor has transferred and assigned to the Trustee for the benefit of the holders of the Certificates all right, title and interest in the Trust Balances of the Initial Mortgage Loans as of the Initial Cut-off Date. In addition, Subsequent Mortgage Loans and Additional Balances will be transferred by the Transferor to the Trust pursuant to the Pooling and Servicing Agreement. See "ALLOCATIONS OF PAYMENTS ON THE COMMON MORTGAGE LOANS BETWEEN THE TRUST AND TRUST 1990, REACQUIRED 1991 BALANCES, TRUST 1992, TRUST 1993 AND TRUST 1994" herein.

  Chevy Chase, as Servicer, will continue to service the Mortgage Loans pursuant to the Pooling and Servicing Agreement, and will receive a monthly servicing fee for such services. See "DESCRIPTION OF THE CERTIFICATES-- Assignment of Mortgage Loan Trust Balances" and "--Servicing and Other Compensation and Payment of Expenses" herein.

                      DESCRIPTION OF CERTIFICATE INSURER

  The information set forth in this section has been provided by Ambac Assurance Corporation (the "Certificate Insurer"). No representation is made by the Underwriters, the Transferor or the Servicer or any of their affiliates as to the accuracy or completeness of any such information.

  The Certificate Insurer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and Guam. The Certificate Insurer primarily insures newly-issued municipal and structured finance obligations. The Certificate Insurer is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly AMBAC Inc.), a 100% publicly-held company. Moody's Investors Service, Inc., Standard & Poor's Ratings Services and Fitch Investors Service, L.P. have each assigned a triple-A claims-paying ability rating to the Certificate Insurer.

  The consolidated financial statements of the Certificate Insurer and its subsidiaries as of December 31, 1996 and December 31, 1995 and for the three years ended December 31, 1996, prepared in accordance with generally accepted accounting principles, included in the Current Report on Form 8-K of AMBAC, Inc. (which was filed with the Securities and Exchange Commission (the "Commission") on March 12, 1997; Commission File No. 1-10777) and the consolidated financial statements of the Certificate Insurer and its subsidiaries as of September 30, 1997 and for the periods ending September 30, 1997 and September 30, 1996, included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended September 30, 1997 (which was filed with the Commission on November 14, 1997) are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained herein or incorporated by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

  All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

  The following table sets forth the capitalization of the Certificate Insurer as of December 31, 1994, December 31, 1995, December 31, 1996 and September 30, 1997, respectively, in conformity with generally accepted accounting principles.

                          AMBAC ASSURANCE CORPORATION
            CONSOLIDATED CAPITALIZATION TABLE (DOLLARS IN MILLIONS)

                                                                  SEPTEMBER 30,
                           DECEMBER 31, DECEMBER 31, DECEMBER 31,     1997
                               1994         1995         1996      (UNAUDITED)
                           ------------ ------------ ------------ -------------
Unearned premiums.........    $  840      $   906       $  995       $1,047
Other liabilities.........       136          295          259          311
                              ------      -------       ------       ------
Total liabilities.........    $  976      $ 1,201       $1,254       $1,358
                              ------      -------       ------       ------
Stockholder's equity:
  Common Stock............    $   82      $    82       $   82       $   82
  Additional paid-in
   capital................       444          481          515          521
  Unrealized gains
   (losses) on
   investments, net of
   tax....................       (46)          87           66           89
  Retained earnings.......       782          907          992        1,130
                              ------      -------       ------       ------
Total stockholder's
 equity...................    $1,262      $ 1,557       $1,655       $1,822
                              ------      -------       ------       ------
Total liabilities and
 stockholder's equity.....    $2,238      $ 2,758       $2,909       $3,180
                              ======      =======       ======       ======


  For additional financial information concerning the Certificate Insurer, see the audited financial statements of the Certificate Insurer incorporated by reference herein. Copies of the financial statements of the Certificate Insurer incorporated herein by reference and copies of the Certificate Insurer's annual statement for the year ended December 31, 1996 prepared in accordance with statutory accounting standards are available, without charge, from the Certificate Insurer. The address of the Certificate Insurer's administrative offices and its telephone number are One State Street Plaza, 17th Floor, New York, New York 10004 and (212) 668-0340.

  The Certificate Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates and makes no representation regarding, nor has it participated in the preparation of this Prospectus Supplement other than the information supplied by the Certificate Insurer and presented under this heading "DESCRIPTION OF CERTIFICATE INSURER" and in the financial statements incorporated herein by reference.

  THE CERTIFICATE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/ CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

                ALLOCATIONS OF PAYMENTS ON THE COMMON MORTGAGE
                    LOANS BETWEEN THE TRUST AND TRUST 1990,
                     REACQUIRED 1991 BALANCES, TRUST 1992,
                           TRUST 1993 AND TRUST 1994

  Balances outstanding on December 1, 1990, December 1, 1991, December 1, 1992, September 1, 1993 and September 1, 1994 with respect to certain of the Mortgage Loans (the "Common Mortgage Loans") were transferred by the Transferor to Trust 1990, Trust 1991, Trust 1992, Trust 1993 and Trust 1994, respectively. The Cut-off Date Trust Balances of the Initial Mortgage Loans and all Additional Balances with respect thereto have been transferred and assigned to the Trust. Future payments on the Common Mortgage Loans will be allocated between the Trust and the owners of the Sold Balances, in the following manner:

    (a) Each borrower's payment will be applied first to interest on the Mortgage Loan at the then current Loan Rate. The Trust's share of an interest payment on any Mortgage Loan (the "Trust Interest") shall equal the product of (a) such interest payment and (b) (x) the amount of interest accrued on the Trust Balance at the Loan Rate during the related Interest Period divided by (y) the amount of interest accrued on the Loan Balance at the Loan Rate during such Interest Period.

    (b) Any remaining portion of a borrower's payment will be applied to principal on the Mortgage Loan. Such collections of principal on the Mortgage Loans during any Collection Period will be applied first to reduce the balance thereof transferred to Trust 1990, if any (including any such balances subsequently transferred to the Trust during the Pre-Funding Period), to zero, then to reduce the Reacquired 1991 Balances, if any, to zero, then to reduce the balance thereof transferred to Trust 1992, if any (including any such balances subsequently transferred to the Trust during the Pre-Funding Period), to zero, then to reduce the balance thereof transferred to Trust 1993, if any, to zero, then to reduce the balance thereof transferred to Trust 1994, if any, to zero before such payment is applied as a principal payment in reduction of the Trust Balance of such Common Mortgage Loan (other than 90-1 Mortgage Loans and 92-1 Mortgage Loans).

    (c) The Trust's share of Net Liquidation Proceeds ("Net Trust Liquidation Proceeds"), with respect to any Liquidated Mortgage Loan will be equal to the sum of (i) the Trust's pro rata share of Net Liquidation Proceeds not to exceed Trust Interest with respect to the period from the last day on which interest was paid in full on such Liquidated Mortgage Loan to the day on which such Liquidated Mortgage Loan became a Liquidated Mortgage Loan and (ii) the Trust's pro rata share of the amount remaining after payment of such Trust Interest and the interest payable to the owners of the Sold Balances.

    (d) Insurance Proceeds (other than those included in Liquidation Proceeds) received with respect to a Mortgage Loan will be allocated first to unpaid interest in the manner described above. Any remaining proceeds will be allocated on a pro rata basis between the Trust Balance and the Sold Balances of such Mortgage Loan.

  The "Trust Percentage" shall equal, with respect to any Mortgage Loan (other than any Liquidated Mortgage Loan) for any day, the percentage (carried to four decimal places) obtained by dividing the Trust Balance of such Mortgage Loan for such day by the Loan Balance of such Mortgage Loan for such day. With respect to any Liquidated Mortgage Loan on any day, the Trust Percentage will equal the Trust Percentage on the day such Mortgage Loan became a Liquidated Mortgage Loan.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

  The Pooling and Servicing Agreement, except as otherwise described herein, provides that the Certificateholders will be entitled to receive on each Distribution Date distributions of principal, in the amounts described herein, until the Certificate Principal Balance is reduced to zero. In the event there are any funds remaining in the Pre-Funding Account after the Pre-Funding Period, the Certificateholders' Fixed Allocation Percentage of such funds (excluding any net investment earnings thereon) shall be distributed to the Certificateholders in respect of principal on the Certificates. During the Managed Amortization Period, Certificateholders will receive amounts from Principal Collections either generally based upon their Certificateholders' Fixed Allocation Percentage of such collections received or a formula described below, whichever is less. During the Rapid Amortization Period, Certificateholders will receive amounts from Principal Collections generally based upon their Certificateholders' Fixed Allocation Percentage. Because prior principal distributions to Certificateholders serve to reduce the Certificateholders' Floating Allocation Percentage but generally do not change their Certificateholders' Fixed Allocation Percentage, allocations of Principal Collections based on the Certificateholders' Fixed Allocation Percentage may result in distributions of principal to the Certificateholders in amounts that are, in most cases, greater relative to the declining balance of the Pool than would be the case if the Certificateholders' Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed to Certificateholders. This is especially true during the Rapid Amortization Period when the Maximum Principal Payment and not a lesser formula amount is used to determine the amount distributed to Certificateholders. Moreover, to the extent of losses allocable to the Certificateholders,

Certificateholders may also receive as payment of principal the amount of such losses either from Certificateholders' Excess Interest or, in some instances, from the Spread Account or from draws under the Certificate Insurance Policy. The level of losses may therefore affect the rate of payment of principal on the Certificates.

  To the extent borrowers make more draws than principal payments on the Mortgage Loans, the Transferor Interest may grow. Because during the Rapid Amortization Period the Certificateholders' share of Principal Collections is based upon their Certificateholders' Fixed Allocation Percentage, an increase in the Transferor Interest due to additional draws may also result in Certificateholders receiving principal at a greater rate. The Pooling and Servicing Agreement permits the Transferor, at its option, but subject to the satisfaction of certain conditions specified in the Pooling and Servicing Agreement, including the conditions described below, to remove certain Mortgage Loans from the Trust at any time during the life of the Trust, so long as the Transferor Interest (after giving effect to such removal) is not less than the Overall Minimum Amount. Such removals may affect the rate at which principal is distributed to Certificateholders by reducing the overall Pool Balance and thus the amount of Principal Collections. See "DESCRIPTION OF THE CERTIFICATES--Optional Retransfers of Mortgage Loans to the Transferor" herein.

  The rate and timing of amortization of the Certificate Principal Balance will be affected by the inclusion of Trust Balances of Common Mortgage Loans in the Trust Fund. Common Mortgage Loans, which account for approximately 1.0% by principal amount of the balances of Initial Mortgage Loans to be transferred to the Trust, are those Mortgage Loans which generated balances that were transferred to Trust 1990, Trust 1992, Trust 1993 or Trust 1994 or that are Reacquired 1991 Balances. See table captioned "Data on Common Mortgage Loans" under "THE MORTGAGE LOAN POOL" herein. Payments of principal (including prepayments) by a borrower on a Common Mortgage Loan will be applied first to reduce to zero the principal balance, if any, of such Common Mortgage Loan transferred to Trust 1990 (including any such balance subsequently transferred to the Trust during the Pre-Funding Period), second to reduce to zero the Reacquired 1991 Balance, if any, third to reduce to zero the principal balance, if any, of such Common Mortgage Loan transferred to Trust 1992 (including any such balance subsequently transferred to the Trust during the Pre-Funding Period), fourth to reduce to zero the principal balance, if any, of such Common Mortgage Loan transferred to Trust 1993, and fifth to reduce to zero the principal balance, if any, of such Common Mortgage Loan transferred to Trust 1994 before any such payments are applied to reduce the Trust Balance of such Common Mortgage Loan (other than the 90-1 Mortgage Loans and 92-1 Mortgage Loans). Partial prepayments of Common Mortgage Loans therefore would affect the rate and timing of distributions on the Certificates at a slower rate than partial prepayments of other Mortgage Loans.

  The actual maturity of the Certificates will depend in part on the availability of Subsequent Mortgage Loans. All of the Mortgage Loans may be prepaid without penalty in full or in part at any time. The prepayment experience with respect to the Mortgage Loans will affect the life of the Certificates.

  In the event that 90-1 Mortgage Loans and 92-1 Mortgage Loans are conveyed to the Trust during the Pre-Funding Period, principal collections on such Mortgage Loans will be applied in the priority described above as if such balances were still held by Trust 1990 and Trust 1992, respectively. Accordingly, the Trust Balances of such Mortgage Loans will decline at a rate faster than other Mortgage Loans held by the Trust. In addition, no additional balances will be generated with respect to the 90-1 Mortgage Loans and 92-1 Mortgage Loans, thereby affecting the average life of the Certificates.

  The rate of prepayment on the Mortgage Loans cannot be predicted. Home equity revolving credit lines such as the Mortgage Loans have been originated in significant volume only during the past eleven years and the Transferor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity revolving credit lines are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the Mortgage Loans amortize as described herein, the absence of voluntary borrower prepayments could cause rates of principal payment to be slower than those of traditional fully-amortizing first mortgages. The prepayment experience of the Trust with respect to the Mortgage Loans may be affected by a wide variety of factors, including general economic conditions, economic conditions in Maryland, Virginia, New York and New Jersey, prevailing interest rate levels, the availability of alternative financing and homeowner mobility, the frequency and amount of any future draws on the Loan Agreements and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity credit lines. Substantially all of the Mortgage Loans contain "due-on-sale" provisions, and the Servicer is obligated to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Due-on-Sale Clauses" herein and "CERTAIN LEGAL ASPECTS OF THE LOANS--Due-on-Sale Clauses in Mortgage Loans" in the Prospectus.

  The yield to an investor who purchases the Certificates in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Mortgage Loans is actually different than the rate anticipated by such investor at the time such Certificates were purchased.

  Collections on the Mortgage Loans may vary because, among other things, with respect to a majority of the Mortgage Loans, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make scheduled payments. Collections on the Mortgage Loans may vary due to seasonal purchasing and payment habits of borrowers. See "RISK FACTORS--Prepayment Considerations" herein.

  No assurance can be given as to the level of prepayments that will be experienced by the Trust and it can be expected that a portion of borrowers will not prepay their Mortgage Loans to any significant degree. See "DESCRIPTION OF THE SECURITIES--Weighted Average Life of the Securities" in the Prospectus.

                        DESCRIPTION OF THE CERTIFICATES

  The Certificates will be issued pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part. The following summary describes certain provisions of the Pooling and Servicing Agreement, but does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Pooling and Servicing Agreement.

GENERAL

  The Certificates represent beneficial interests in the Trust only and do not evidence a savings account or deposit or other obligation of, or interest in, and are not guaranteed by, Chevy Chase or the Trustee or any of their affiliates, or by the SAIF, the FDIC or any other government agency or instrumentality.

  The Certificates will be issued in denominations of $1,000 and integral multiples thereof (except that one Certificate may be issued in a denomination that is not an integral multiple of $1,000) and will evidence specified undivided interests in the Trust. The Trust Fund, which represents the assets of the Trust, will consist of, to the extent provided in the Pooling and Servicing Agreement: (i) each of the Mortgage Loans, including any Subsequent Mortgage Loans and any Eligible Substitute Mortgage Loans acquired by the Trust, and Additional Balances that from time to time are subject to the Pooling and Servicing Agreement, and principal and interest payments allocable thereto; (ii) collections on the Mortgage Loans received after the Cut-off Date that are allocable to the Trust Balances; (iii) the interest of the Trust in Mortgaged Properties relating to the Mortgage Loans that are acquired by foreclosure or deed in lieu of foreclosure; (iv) the Certificate Account; (v) the Spread Account; (vi) the Pre-Funding Account; (vii) the Capitalized Interest Account; (viii) the Certificate Insurance Policy; (ix) the interest of the Trust in certain hazard insurance policies maintained by the borrowers with respect to the Mortgaged Properties; and (x) the proceeds of the foregoing. The Trust Fund will not include any interest in any Sold Balances.

  Replacement Certificates, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially act as Certificate Registrar. No service charge will be made for any registration, exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

  The aggregate undivided interest in the Trust Fund represented by the Certificates as of the Closing Date (as defined herein) will equal $178,024,000 of principal (the "Original Certificate Principal Balance" and the "Original Invested Amount"), which represents approximately 98% of the sum of the Cut-off Date Trust Balances of the Initial Mortgage Loans and the Pre-Funded Amount. Following the Closing Date, the "Invested Amount" with respect to any day will be an amount equal to the Original Invested Amount minus the sum of (i) the amount of Principal Collections previously distributed to Certificateholders, (ii) any amounts distributed as principal to Certificateholders at the end of the Pre-Funding Period from funds on deposit in the Pre-Funding Account and (iii) an amount equal to the product of (a) the Certificateholders' Floating Allocation Percentage and (b) the Liquidation Loss Amounts. The principal balance of the outstanding Certificates (the "Certificate Principal Balance") on any day is equal to the Original Certificate Principal Balance minus the aggregate of amounts actually distributed as principal to the Certificateholders. See "--Distributions on the Certificates" below. Each Certificate represents the right to receive payments of interest at the Certificate Rate and payments of principal as described below.

  The Transferor will own the remaining undivided interest in the Trust Fund (the "Transferor Interest") which is equal to the Pool Balance less the Invested Amount. In general, the Pool Balance will vary each day as principal is paid on the Trust Balances of the Mortgage Loans, liquidation losses are incurred, Additional Balances are drawn down by borrowers under the Loan Agreements and Mortgage Loans are retransferred to the Transferor or the Servicer, as applicable.

  The Transferor has the right to sell and pledge the Transferor Interest at any time, provided (i) the Rating Agencies have notified the Transferor and the Trustee in writing that such action will not result in the reduction or withdrawal of the ratings assigned to the Certificates and have confirmed that such action will not result in the reduction or withdrawal of the ratings of the Certificates without regard to the Certificate Insurance Policy, and (ii) certain other conditions in the Pooling and Servicing Agreement are satisfied.

ASSIGNMENT OF MORTGAGE LOAN TRUST BALANCES

  At the time of issuance of the Certificates, the Transferor will assign to U.S. Bank National Association, as custodial agent (the "Custodial Agent") for the benefit of the Trustee all of its right, title and interest in and to the Initial Mortgage Loans, including all payments of interest and principal, from whatever source derived, which are received on or after the Initial Cut-off Date and are allocable to the Trust Balances, together with the other assets included in the Trust Fund. In addition, on or prior to the date the Certificates are initially issued by the Trust, the Transferor will cause the Certificate Insurance Policy to be delivered to the Trustee. Concurrently with such assignment, the Trustee will deliver the Certificates and the Transferor Interest to the Transferor. Subject to the following conditions, among others, Subsequent Mortgage Loans, to the extent of the availability thereof and the availability of sufficient funds on deposit in the Pre-Funding Account, will be sold to the Trust on or before the last Distribution Date of the Pre-Funding Period: (i) each Subsequent Mortgage Loan must meet the general criteria for eligibility set forth in the Pooling and Servicing Agreement and
(ii) the selection of such Subsequent Mortgage Loans by the Transferor must be done in a manner it believes will not materially adversely affect the Certificateholders or the Certificate Insurer. In addition, any Additional Balances in respect of such Mortgage Loans (other than the 90-1 Mortgage Loans and 92-1 Mortgage Loans) arising in the future will be transferred to the Trust. Each Mortgage Loan will be identified in a schedule delivered to the Trustee.

  Under the Pooling and Servicing Agreement, the documentation relating to each Mortgage Loan (the "Mortgage Files") will be delivered to and maintained by the Custodial Agent. The Transferor will be required to either (i) record assignments of the Mortgage Loans and related Trust property in favor of the Custodial Agent or (ii) deliver to the Custodial Agent assignments of each Mortgage in recordable form, together with an opinion of counsel to the effect that recording is not required to perfect a first priority security interest in favor of the Custodial Agent. The Custodial Agent will review such Mortgage Files, other than the Mortgage Files of Common Mortgage Loans previously reviewed by the trustee of Trust 1990, the trustee of Trust 1992, the trustee of Trust 1993 or the trustee of Trust 1994, within the period specified in the Pooling and Servicing Agreement. If any document required to be included in any Mortgage File does not bear manual signatures, has not been received or is unrelated to the applicable Mortgage Loan, and such defect is not cured as provided in the Pooling and Servicing Agreement following receipt of notification thereof to the Transferor from the Trustee or its agent, the Transferor will be required either to accept the retransfer of or to replace the affected Trust Balance in the manner set forth below.

  The Transferor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Initial Mortgage Loan, including Combined Loan-to-Value Ratio as of the Initial Cut-off Date, Cut-off Date Trust Balance and minimum Loan Rate. In addition, the Transferor will represent and warrant that, as of the Initial Cut-off Date, no Mortgage Loan was 30 or more days contractually delinquent. Such representations and warranties will be repeated for the Subsequent Mortgage Loans as of the date they are transferred to the Trust. In the event there is a breach of any representation or warranty made by the Transferor in the Pooling and Servicing Agreement as to a Mortgage Loan that materially and adversely affects the interest of the Certificateholders in such Mortgage Loan, the Transferor will, after the expiration of the applicable cure period, be required either to (i) accept the retransfer of the related Trust Balance from the Trust or (ii) substitute therefor an Eligible Substitute Mortgage Loan, in each case in the manner described below.

  Any Mortgage Loan required to be accepted for retransfer from the Trust by the Transferor as a result of a defect, omission or breach of representation or warranty will be retransferred at a deposit amount equal to such

Mortgage Loan's Trust Balance as of the end of the Collection Period immediately preceding the date of retransfer, plus accrued and unpaid interest on the Trust Balance at the Loan Rate less the Servicing Fee Rate (the "Net Loan Rate") through the Cycle Date occurring in such Collection Period (the "Retransfer Deposit Amount"). The Certificateholders' portion of the Retransfer Deposit Amount will be deposited into the Certificate Account on the Business Day immediately preceding the Distribution Date in the month following the Collection Period in which the related cure period expired.

  As to any Eligible Substitute Mortgage Loan, the Transferor will deposit into the Certificate Account the Certificateholders' portion of the amount, if any, by which the conveyed balance of such Eligible Substitute Mortgage Loan at the end of the Collection Period in which the events giving rise to the related substitution occurred is less than the Trust Balance of the related Mortgage Loan being removed from the Trust at the end of such Collection Period (the "Substitution Adjustment Amount"). The Transferor will substitute any Eligible Substitute Mortgage Loan, and deposit to the Certificate Account the Certificateholders' portion of such Substitution Adjustment Amount into the Certificate Account, on the Business Day immediately preceding the Distribution Date in the month following such Collection Period. Upon substitution, an Eligible Substitute Mortgage Loan will be subject to the terms of the Pooling and Servicing Agreement and the Transferor will be deemed to have made, with respect to such Eligible Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made by the Transferor with respect to all other Mortgage Loans in the Trust. Upon receipt by the Trustee of written notification of any such acceptance of retransfer or substitution, subject to certain conditions set forth in the Pooling and Servicing Agreement, the Trustee will execute and deliver an instrument of transfer or assignment necessary to vest in the Transferor legal and beneficial ownership of the Trust Balance of the retransferred Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto). The obligation of the Transferor to accept a retransfer or replace any such Trust Balance will be the sole remedy against the Transferor available to Certificateholders or the Trustee.

  An Eligible Substitute Mortgage Loan is a Mortgage Loan that, as of the substitution date, (i) has an outstanding Loan Balance (or if the new Mortgage Loan is a Common Mortgage Loan, a balance conveyed to the Trust), not less than 95% of the Trust Balance of the Defective Mortgage Loan it replaces as of the substitution date; (ii) has a Loan Rate not less than the current Loan Rate of such Defective Mortgage Loan and not more than 100 basis points in excess thereof; (iii) has a Margin not less than the Margin of such Defective Mortgage Loan and not more than 100 basis points in excess of the Margin of such Defective Mortgage Loan; (iv) has a remaining term to maturity not greater than nor more than six months less than the remaining term to maturity of such Defective Mortgage Loan; (v) has a Combined Loan-to-Value Ratio not greater than the Combined Loan-to-Value Ratio of such Defective Mortgage Loan as of the related Cut-off Date or, in the case of an Eligible Substitute Mortgage Loan that replaces a Mortgage Loan that has had an increase in its Maximum Credit Limit, where such increase results in a Combined Loan-to-Value Ratio (computed at the new Maximum Credit Limit and any related senior mortgage loan) in excess of 80%, has a Combined Loan-to-Value Ratio (computed at its Maximum Credit Limit and any related senior mortgage loan) not greater than 80%; (vi) has a maximum Loan Rate not lower than the maximum Loan Rate of such Defective Mortgage Loan; (vii) has an index based on a "prime rate";
(viii) is secured by a Mortgaged Property that is subject to the same use and has the same structural characteristic (attached or detached) as the Mortgaged Property securing such Defective Mortgage Loan; and (ix) has a Mortgage in a lien position not junior to the lien position of the Mortgage of such Defective Mortgage Loan. The Maximum Credit Limit of an Eligible Substitute Mortgage Loan as of the substitution date will be used in computing the Combined Loan-to-Value Ratio of such Eligible Substitute Mortgage Loan on such date.

  Pursuant to the Pooling and Servicing Agreement, the Servicer will service and administer the Mortgage Loans, as more fully set forth below under "-- Collection and Other Servicing Procedures."

  None of the Mortgage Loans are insured by the Federal Housing Administration or guaranteed by the Veterans Administration or any other governmental agency or instrumentality.

AMENDMENTS TO LOAN AGREEMENTS

  Subject to applicable law, the Servicer may change the terms of the Loan Agreements at any time, provided that such changes (i) do not materially adversely affect the interests of Certificateholders and (ii) are consistent with prudent business practice.

  The Servicer has agreed under the Pooling and Servicing Agreement that, except as otherwise required by any requirement of law applicable to the Servicer, it shall not reduce the Margin of any Mortgage Loan by more than 0.25% per annum unless the Servicer has received (a) an opinion of counsel that such reduction in the Margin will not materially adversely affect the characterization of the Certificates as debt for Federal income tax purposes,
(b) the consent of the Certificate Insurer and (c) confirmation from each Rating Agency then rating the Certificates that such reduction will not cause a reduction or withdrawal of the rating of the Certificates without regard to the Certificate Insurance Policy; provided however that, the Servicer may reduce the Margin of any Mortgage Loan by more than 0.25% if the Servicer, not later than the Business Day immediately preceding the Distribution Date following the related Collection Period shall either remove the applicable Mortgage Loan or substitute an Eligible Substitute Mortgage Loan or Loans for such Mortgage Loan.

  The Servicer may extend the maturity date on (i) any Mortgage Loan which is then currently in default under the terms of the related Loan Agreement, (ii) any Mortgage Loan; provided that the Servicer may only grant the extensions described in this clause (ii) on Mortgage Loans with aggregate Trust Balances in any one calendar year of up to 2% of the Pool Balance (net of amounts on deposit in the Pre-Funding Account) as of the beginning of such calendar year, as subsequently adjusted for any Subsequent Mortgage Loans transferred to the Trust, (iii) any Mortgage Loan in respect of which the Servicer has delivered a certificate to the Trustee certifying that such extension will not materially adversely affect the interests of the Certificateholders and (iv) any Mortgage Loan for which the Servicer has not later than the Business Day immediately preceding the Distribution Date next following the related Collection Period either removed the applicable Mortgage Loan or substituted an Eligible Substitute Mortgage Loan or Loans for such Mortgage Loan but, in the case of (i), (ii) and (iii), not beyond the last day of the Collection Period immediately preceding the Stated Maturity Date.

CONSENT TO SENIOR LIENS

  The Servicer may consent to the placement of a lien on any Mortgaged Property senior to that of the related Mortgage Loan, provided that (i) such action is consistent with reasonable commercial practice and (ii) such consent is given in either of the following situations:

    (a) immediately following the placement of such senior lien, such Mortgage Loan is in a second lien position and either (A) the outstanding principal amount of the mortgage loan secured by such senior lien is no greater than the outstanding principal amount of the first mortgage loan (if any) secured by the Mortgaged Property as of the date the related Mortgage Loan was conveyed to the Trust or (B) an updated Combined Loan-to-Value Ratio of such Mortgage Loan is not greater than the Combined Loan-to-Value Ratio of such Mortgage Loan as of the date such Mortgage Loan was conveyed to the Trust; or

    (b) such senior lien secures a mortgage loan that refinances an existing first mortgage loan and either (A) the outstanding principal amount of the replacement first mortgage loan immediately following such refinancing is not greater than the outstanding principal amount of such existing first mortgage loan at the date of such refinancing or (B) an updated Combined Loan-to-Value Ratio of the applicable Mortgage Loan is not greater than the Combined Loan-to-Value Ratio of such Mortgage Loan as of the date such Mortgage Loan was conveyed to the Trust.

OPTIONAL RETRANSFERS OF MORTGAGE LOANS TO THE TRANSFEROR

  Subject to the conditions specified in the Pooling and Servicing Agreement, if on the 27th day of any Collection Period or if that day is not a Business Day the next preceding Business Day (the "Retransfer Notification Date") the Removal Condition is satisfied, the Transferor may, but shall not be obligated to, remove on the last Business Day of the Collection Period (the "Retransfer Date") from the Trust, the entire Trust Balance of certain Mortgage Loans without notice to the Certificateholders. Mortgage Loans so designated will only be removed upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement, including: (i) the Removal Condition is satisfied; (ii) the Transferor shall have delivered to the Trustee a "Mortgage Loan Schedule" containing a list of all Mortgage Loans remaining in the Trust after such removal; (iii) the Transferor shall represent and warrant that no selection procedures reasonably believed by the Transferor to be adverse to the interests of the Certificateholders or the Certificate Insurer were used by the Transferor in selecting such Mortgage Loans; (iv) each Rating Agency shall have been notified of the proposed retransfer and prior to the Retransfer Date shall not have notified the Transferor that such retransfer would result in a reduction or withdrawal of the ratings of the Certificates without regard to the Certificate Insurance Policy; provided, however that with respect to the first proposed retransfer, each Rating Agency shall have been notified of the proposed retransfer and prior to the Retransfer Date shall have notified the Transferor that such retransfer would not result in a reduction or withdrawal of the ratings of the Certificates without regard to the Certificate Insurance Policy; and (v) the Transferor shall have delivered to the Trustee and the Certificate Insurer an officer's certificate confirming the conditions set forth in clauses (i) through (iv) above.

  The "Removal Condition" is satisfied if, on the Retransfer Date, after giving effect to such removal the sum of the Transferor Interest and the amount on deposit in the Spread Account is not less than the greater of (a) 5% of the Pool Balance on such date and (b) 2% of the Pool Balance on the Initial Cut-off Date (the "Overall Minimum Amount"); provided, however, that during the Rapid Amortization Period, no removal shall occur unless (A) no Rapid Amortization Event has occurred and (B) immediately prior to such removal, the Pool Balance is at least equal to the sum of (x) the outstanding Certificate Principal Balance and (y) the Overall Minimum Amount.

PAYMENTS ON THE MORTGAGE LOANS; DEPOSITS TO CERTIFICATE ACCOUNT

  The Servicer has established and will maintain a single separate trust account (the "Certificate Account") for the benefit of the Certificateholders and the owner of the Transferor Interest, as their interests may appear. The Certificate Account will be an Eligible Account (as defined herein). The Servicer shall deposit into the Certificate Account amounts in respect of the Trust Balances of the Mortgage Loans (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items) on a daily basis within two Business Days following receipt thereof in an amount equal to the sum of (i) Daily Certificate Interest Collections and (ii) Daily Certificate Principal Collections; provided, however, that during the Managed Amortization Period, on any day in which the aggregate amount of Daily Certificate Principal Collections on deposit in the Certificate Account is equal to or exceeds 1% of the Certificate Principal Balance as of the immediately prior Distribution Date, the Servicer shall only be required to deposit an amount, but not less than zero, equal to (a) the aggregate amount of Principal Collections for the Collection Period through such date minus the aggregate amount of Draws for such Collection Period through such date minus (b) 1% of the Certificate Principal Balance as of the immediately prior Distribution Date. To the extent that the aggregate amount of Daily Certificate Principal Collections on deposit in the Certificate Account at the end of the Collection Period is in excess of the Scheduled Principal Collections Distribution Amount for the related Distribution Date on the second Business Day after the end of the Collection Period, the Trustee shall withdraw the amount of such excess from the Certificate Account and distribute such amount to the Transferor.

  With respect to any Distribution Date, the aggregate amount of Trust Interest collected in the related Collection Period allocable to the Certificates ("Certificate Interest Collections") will equal the aggregate amount of Daily Certificate Interest Collections for the related Collection Period. With respect to any day, "Daily Certificate Interest Collections" shall equal the product of (i) the aggregate amount of Trust Interest as of such day and (ii) the Certificateholders' Floating Allocation Percentage for such day. With respect to any day, the "Certificateholders' Floating Allocation Percentage" is the percentage equivalent of a fraction determined by dividing the Invested Amount by the Pool Balance, in each case as of the end of the preceding day. The remaining amount of Trust Interest will be allocated to the Transferor Interest.

  With respect to any Distribution Date, "Principal Collections" shall equal
(i) the Trust's share of principal collections received from the borrowers under the Mortgage Loans in the related Collection Period after the application of such principal collections to the Sold Balances, (ii) the principal portion of Net Trust Liquidation Proceeds and Trust Insurance Proceeds and (iii) the principal portion of the Retransfer Deposit Amount and the Substitution Adjustment Amount of a retransferred Mortgage Loan. "Daily Certificate Principal Collections" shall mean for any day the aggregate amount of Principal Collections received on such day.

  Amounts deposited in the Certificate Account will be invested in Permitted Investments (as described in the Pooling and Servicing Agreement) maturing no later than one Business Day prior to the Distribution Date or on such other date as may be approved by the Rating Agencies and the Certificate Insurer. Not later than the fifth Business Day prior to each Distribution Date (the "Determination Date"), the Servicer will notify the Trustee of the amount of such deposit to be included in funds available for the related Distribution Date.

  An "Eligible Account" is an account that is (i) maintained with a depository institution which has a short-term certificate of deposit rating at the time of any deposit therein in the highest short-term debt rating category by the Rating Agencies, (ii) one or more accounts with a depository institution whose accounts are fully insured by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation with a minimum long-term unsecured debt rating of Baa3, (iii) a trust account maintained with the Trustee in its corporate trust department or
(iv) otherwise acceptable to each Rating Agency as evidenced by a letter from such Rating Agency to the Trustee, without reduction or withdrawal of their then current ratings of the Certificates, and acceptable to the Certificate Insurer.

  "Permitted Investments" are specified in the Pooling and Servicing Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Certificates.

  The Trustee will deposit any amounts drawn under the Certificate Insurance Policy into the Certificate Account.

PRE-FUNDING ACCOUNT

  On the Closing Date, an aggregate cash amount of approximately $20,000,000 (the "Pre-Funded Amount") will be deposited into an account established with the Trustee on behalf of the Trust (the "Pre-Funding Account"). Such amount will be funded from the sale of the Certificates. The Pre-Funded Amount will be used to acquire Subsequent Mortgage Loans during the period from the Closing Date to the earliest to occur of (i) the Distribution Date on which the aggregate amount in the Pre-Funding Account is equal to or less than
(a) $100,000, (ii) the commencement of the Rapid Amortization Period or (iii) the August 20, 1998 Distribution Date (the "Pre-Funding Period"). As a result, the aggregate principal balance of the Mortgage Loans will increase by an amount equal to the Cut-off Date Trust Balances of the Subsequent Mortgage Loans acquired by the Trust, and the amount on deposit in the Pre-Funding Account will decrease by such amount. In the event there are any funds remaining in the Pre-Funding Account after the Pre-Funding Period, the Certificateholders' Fixed Allocation Percentage of such funds (excluding any net investment earnings thereon) shall be distributed to the Certificateholders in respect of principal on the Certificates.

  It is intended that the Subsequent Mortgage Loans will consist primarily of balances of revolving credit line home equity loans originated by Chevy Chase and transferred to Trust 1990 (the "90-1 Mortgage Loans") and Trust 1992 (the "92-1 Mortgage Loans"), provided such loans are reacquired by Chevy Chase. The 90-1 Mortgage Loans and 92-1 Mortgage Loans have terms that are, and were originated in a manner that is, substantially similar to the Initial Mortgage Loans originated by Chevy Chase. Only those 90-1 Mortgage Loans and 92-1 Mortgage Loans that meet the eligibility criteria requirements set forth in the Pooling and Servicing Agreement and are approved by the Certificate Insurer will be transferred to the Trust. Because some of the mortgage loans owned by Trust 1990 and Trust 1992 share balances with Trust 1993, Trust 1994, Capitol Revolving Home Equity Loan Trust 1995-1 ("Trust 1995") and Capital Revolving Home Equity Loan Trust 1996-1 ("Trust 1996"), such 90-1 Mortgage Loans and 92-1 Mortgage Loans, if transferred to the Trust, will constitute Common Mortgage Loans and Trust 1993, Trust 1994, Trust 1995 and Trust 1996 will constitute

Prior Trusts. As a result, the balances of such Common Mortgage Loans transferred to the Prior Trusts shall be excluded from the Cut-off Date Trust Balance and shall constitute Sold Balances. In the event that 90-1 Mortgage Loans and 92-1 Mortgage Loans are not available for purchase during the Pre-Funding Period, the Transferor will use its best efforts to transfer to the Trust revolving credit line home equity loans that meet the eligibility requirements set forth in the Pooling and Servicing Agreement and are approved by the Certificate Insurer during the Pre-Funding Period.

CAPITALIZED INTEREST ACCOUNT

  On the Closing Date, there will be deposited $556,934 in an account (the "Capitalized Interest Account") in the name of the Trustee on behalf of the Trust which will be used by the Trustee during the Pre-Funding Period to cover certain shortfalls in interest as described herein. Amounts in excess of the amount necessary to cover such shortfalls (the "Overfunded Interest Amount") are required to be paid directly to the Transferor on each Distribution Date during the Pre-Funding Period.

  The "Capitalized Interest Requirement" is an amount that may be withdrawn by the Trustee from the Capitalized Interest Account on any Distribution Date during the Pre-Funding Period to be deposited into the Certificate Account. This amount shall be the excess, if any, of (a) the sum of (i) the amount of interest accruing at the Certificate Rate during the related Accrual Period on 98% of the amount on deposit in the Pre-Funding Account (excluding any net investment earnings thereon) and (ii) the product of (x) the Premium Rate divided by twelve and (y) 98% of the amount on deposit in the Pre-Funding Account (excluding any net investment earnings thereon) as of the close of business on the prior Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date) over (b) the amount of any net investment income earned on such amounts on deposit in the Pre-Funding Account. The Trustee will deposit the Capitalized Interest Requirement into the Certificate Account to be distributed as Certificate Interest Collections.

DISTRIBUTIONS ON THE CERTIFICATES

  Beginning with the first Distribution Date (which will occur on December 22, 1997), distributions on the Certificates will be made by the Trustee or the Paying Agent on each Distribution Date to the persons in whose names such Certificates are registered at the close of business on the day prior to each Distribution Date or, if the Certificates are no longer book-entry certificates, at the close of business on the last day of the month preceding such Distribution Date (the "Record Date"). The term "Distribution Date" means the 20th day of each month or, if such date is not a Business Day, then the next succeeding Business Day. Distributions will be made by check or money order mailed (or upon the request of a Certificateholder owning Certificates having denominations aggregating at least $5,000,000, by wire transfer or as otherwise agreed by the Trustee) to the address of the person entitled thereto (which, in the case of book-entry certificates, will be DTC or its nominee) as it appears on the Certificate Register in amounts calculated as described herein on the Determination Date. However, the final distribution in respect of the Certificates will be made only upon presentation and surrender thereof at the office or the agency of the Trustee specified in the notice to Certificateholders of such final distribution. For purposes of the Pooling and Servicing Agreement, a "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the States of New York or Maryland (or such other state in which the corporate trust office of the Trustee or the main business office of the Paying Agent under the Pooling and Servicing Agreement is located) are required or authorized by law to be closed.

  Application of Certificate Interest Collections. On each Distribution Date, the Trustee or the Paying Agent will apply the Certificate Interest Collections, together with withdrawals, if any, from the Capitalized Interest Account, and any earnings received on the amounts on deposit in the Pre-Funding Account in the following manner and order of priority:

    (i) as payment of the Servicing Fee;

    (ii) as payment for the accrued interest due and any overdue accrued interest (with interest thereon) on the Certificate Principal Balance of the Certificates (other than any Basis Risk Payment or interest accrued thereon);

    (iii) as payment for the premium for the Certificate Insurance Policy;

    (iv) to pay Certificateholders the product of the Certificateholders' Floating Allocation Percentage and the Liquidation Loss Amount for such Distribution Date;

    (v) as payment for any Liquidation Loss Amount allocable to the Certificateholders for a previous Distribution Date that was not previously
  (a) funded by Certificate Interest Collections allocable to the Certificateholders, (b) funded by amounts on deposit in the Spread Account or (c) funded by draws on the Certificate Insurance Policy;

    (vi) to reimburse prior draws made from the Certificate Insurance Policy (with interest thereon at a rate specified in the Insurance Agreement);

    (vii) to fund the Spread Account in accordance with the Pooling and Servicing Agreement and the Insurance Agreement;

    (viii) to pay any other amounts owed to the Certificate Insurer pursuant to the Insurance Agreement;

    (ix) as payment to Certificateholders of any Basis Risk Payment (and any accrued interest thereon) from any prior Distribution Date that has not previously been paid; and

    (x) to the Transferor.

  Certificate Interest Collections remaining after payment of the amounts described in clauses (i), (ii) and (iii) above, shall be referred to herein as the "Certificateholders' Excess Interest."

  Any interest accruing on the Basis Risk Payment shall accrue at the related Certificate Rate for such period.

  Payments to Certificateholders pursuant to clauses (ii) and (ix) above will be interest payments on the Certificates. Payments to Certificateholders pursuant to clause (ix) above are not guaranteed by the Certificate Insurance Policy.

  The Certificateholders' Excess Interest may be insufficient to cover the Certificateholders' Floating Allocation Percentage of Liquidation Loss Amounts. If as a result of such insufficiency the Certificate Principal Balance exceeds the Invested Amount as of such Distribution Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates on such Distribution Date), a draw in an amount equal to such difference will be made on the Certificate Insurance Policy in accordance with the terms of the Certificate Insurance Policy (after application of amounts on deposit in the Spread Account) and the amount of such draw will be deposited in the Certificate Account for distribution to Certificateholders. Payment of such amounts will reduce the Certificate Principal Balance but not the Invested Amount. Any such insufficiency resulting from the sale of the Trust Balances of the Mortgage Loans as the result of an Insolvency Event shall result in a draw on the Certificate Insurance Policy.

  With respect to any date, the "Pool Balance" will be equal to the aggregate of all Trust Balances on such date plus amounts on deposit in the Pre-Funding Account on such date (excluding any net investment earnings thereon). The Trust Balance of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to the Cut-off Date Trust Balance thereof, plus (i) any Additional Balances in respect of such Mortgage Loan minus (ii) all collections credited against the principal balance of such Mortgage Loan (excluding in the case of any Common Mortgage Loan, any such principal collections applied to reduce the Sold Balances) in accordance with the related Loan Agreement prior to such day, provided, however, that if such Mortgage Loan is a Common Mortgage Loan, the Cut-off Date Trust Balance of such Mortgage Loan shall exclude any Sold Balances. The Trust Balance of a Liquidated Mortgage Loan after final recovery of related Liquidation Proceeds shall be zero.

  "Liquidation Loss Amount" means with respect to any Liquidated Mortgage Loan, the unrecovered Trust Balance thereof at the end of the related Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the principal portion of the Net Trust Liquidation Proceeds in connection therewith.

  A "Liquidated Mortgage Loan" means, as to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, based on the servicing procedures specified in the Pooling and Servicing Agreement, as of the end of the preceding Collection Period that all Liquidation Proceeds which it expects to recover with respect to the disposition of the related Mortgaged Property have been recovered. "Liquidation Proceeds" are the proceeds (including Insurance Proceeds but excluding any amounts drawn on the Certificate Insurance Policy) received in connection with the liquidation of any Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise. The Certificateholders' Floating Allocation Percentage of the Liquidation Loss Amount will be allocated to the Certificateholders. Although payment of Liquidation Loss Amounts will be paid from Certificateholders' Excess Interest, such payments are payments of principal for purposes of calculating the Invested Amount and the Certificate Principal Balance.

  As to any Distribution Date, the "Collection Period" is the calendar month preceding such Distribution Date.

  Interest will be distributed on each Distribution Date at the Certificate Rate for the related Accrual Period (as defined below). The "Certificate Rate" for an Accrual Period will generally equal the sum of (a) LIBOR, determined as specified herein, as of the second LIBOR Business Day prior to the immediately preceding Distribution Date (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Distribution Date) plus (b) 0.22% per annum. Notwithstanding the foregoing, in no event will the Certificate Rate exceed a rate equal to the average of the Loan Rates (net of the Servicing Fee Rate and the Premium Rate) weighted on the basis of the average daily balance of each Mortgage Loan during the preceding Collection Period (the "Weighted Average Loan Rate"). If the Certificate Rate would have exceeded the rate cap described above, then the Certificateholders will be entitled to receive such difference (the "Basis Risk Payment") from the following sources and in the following order of priority: (i) from Certificateholders' Excess Interest to the extent available as described above, (ii) from the Spread Account only to the extent that the amount on deposit therein exceeds the amount required to be on deposit therein and (iii) from net investment earnings on amounts on deposit in the Spread Account. The Basis Risk Payment will bear interest if it is not paid on the Distribution Date on which it is due, but neither the Basis Risk Payment nor interest accrued thereon will be covered by the Certificate Insurance Policy.

  Interest on the Certificates in respect of any Distribution Date will accrue on the Certificate Principal Balance from the preceding Distribution Date (or in the case of the first Distribution Date, from the date of the initial issuance of the Certificates (the "Closing Date")) through the day preceding such Distribution Date (each such period, an "Accrual Period") on the basis of the actual number of days in the Accrual Period and a 360-day year. Interest payments on the Certificates will be funded from Certificate Interest Collections, the Capitalized Interest Requirement, earnings received on amounts on deposit in the Pre-Funding Account, the Spread Account and from draws on the Certificate Insurance Policy.

  Calculation of the LIBOR Rate. LIBOR with respect to any Accrual Period will be established by the Trustee and will equal the rate for one month U.S. dollar deposits quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Accrual Period. "Telerate Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Servicer) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately proceeding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Certificate Principal Balance then outstanding. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in

New York City, selected by the Trustee after consultation with the Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the Certificate Principal Balance then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date. "LIBOR Business Day" means any date other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

  Transferor Collections. Principal Collections allocable to the Transferor Interest will be distributed to the Transferor only to the extent that such distribution will not reduce the Transferor Interest below zero.

  Distributions of Principal Collections. For the period beginning on the first Distribution Date and, unless a Rapid Amortization Event shall have earlier occurred, ending on the 72nd Distribution Date in November 2003 (the "Managed Amortization Period"), the amount of Principal Collections payable to Certificateholders as of each Distribution Date during the Managed Amortization Period will equal, to the extent funds are available therefor from Principal Collections, the Scheduled Principal Collections Distribution Amount for such Distribution Date. See "--Managed Amortization Period" below. Upon the earlier to occur of a Rapid Amortization Event or the Distribution Date in December 2003, the Rapid Amortization Period will commence and the Maximum Principal Payment will be distributed to the extent funds are available therefore. See "--Rapid Amortization Period; Rapid Amortization Events" below. In the event there are any funds remaining in the Pre-Funding Account after the Pre-Funding Period, the Certificateholders' Fixed Allocation Percentage of such funds (excluding any net investment earnings thereon) shall be distributed to the Certificateholders in respect of principal on the Certificates.

  The Paying Agent. The Paying Agent shall initially be the Trustee together with any successor thereto in such capacity (the "Paying Agent"). The Paying Agent shall have the revocable power to withdraw funds from the Certificate Account for the purpose of making distributions to the Certificateholders.

MANAGED AMORTIZATION PERIOD

  For the period beginning on the first Distribution Date and, unless a Rapid Amortization Event shall have earlier occurred, ending on the Distribution Date in November 2003 (the "Managed Amortization Period"), the amount of Principal Collections payable to Certificateholders as of each Distribution Date during the Managed Amortization Period will equal, to the extent funds are available therefor from Principal Collections, the Scheduled Principal Collections Distribution Amount for such Distribution Date. On any Distribution Date with respect to the Managed Amortization Period, the "Scheduled Principal Collections Distribution Amount" shall equal the lesser of (i) the Maximum Principal Payment and (ii) the Alternative Principal Payment. With respect to any Distribution Date, the "Alternative Principal Payment" is equal to the greater of (x) 1% of the Certificate Principal Balance immediately prior to such Distribution Date and (y) the amount, but not less than zero, of the aggregate amount of Principal Collections for the related Collection Period less the aggregate of principal amounts drawn down each day ("Draws") under the Loan Agreements during the related Collection Period for the Mortgage Loans (other than Draws relating to the 90-1 Mortgage Loans and 92-1 Mortgage Loans if such loans are transferred to the Trust). With respect to any Distribution Date, the "Maximum Principal Payment" will equal the product of the Certificateholders' Fixed Allocation Percentage and the aggregate amount of Principal Collections for such Distribution Date.

  Beginning with the first Distribution Date relating to the Rapid Amortization Period, the amount of Principal Collections payable to Certificateholders on each Distribution Date will be equal to the Maximum Principal Payment.

  Distributions of Principal Collections based upon the Certificateholders' Fixed Allocation Percentage may result in distributions of principal to Certificateholders in amounts that are greater relative to the declining Pool Balance than would be the case if the Certificateholders' Floating Allocation Percentage were used to determine the percentage of Principal Collections distributable to Certificateholders. Principal Collections not allocated to the Certificateholders will be allocated to the Transferor Interest. The aggregate distributions of principal to the Certificateholders will not exceed the Original Certificate Principal Balance.

RAPID AMORTIZATION PERIOD; RAPID AMORTIZATION EVENTS

  The Managed Amortization Period will continue through the Distribution Date in November 2003, unless a Rapid Amortization Event occurs prior to such date in which case the Rapid Amortization Period will commence prior to such date. Upon the occurrence of the earlier of a Rapid Amortization Event or the Distribution Date in December 2003, (the "Rapid Amortization Period") the Maximum Principal Payment will be distributed to Certificateholders to the extent funds are available therefor. "Rapid Amortization Event" refers to any of the following events:

    (a) failure on the part of the Transferor (i) to make a payment or deposit required under the Pooling and Servicing Agreement within five Business Days after the date such payment or deposit is required to be made, (ii) to record assignments when required or (iii) to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in the Pooling and Servicing Agreement, which failure materially adversely affects the interests of the Certificateholders or the Certificate Insurer and continues unremedied and continues to materially adversely affect the interests of the Certificateholders or the Certificate Insurer for a period of 60 days after written notice;

    (b) any representation or warranty made by the Transferor in the Pooling and Servicing Agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders or the Certificate Insurer are materially and adversely affected; provided, however, that a Rapid Amortization Event shall not be deemed to occur if the Transferor has accepted the retransfer of the related Mortgage Loans or all Mortgage Loans if applicable during such period (or within an additional 60 days with the consent of the Trustee) in accordance with the provisions of the Pooling and Servicing Agreement;

    (c) the occurrence of certain events of insolvency, receivership or conservatorship relating to the Transferor;

    (d) the Trust becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

    (e) a Trigger Event (as defined herein) occurs under the Pooling and Servicing Agreement (other than the event described in clause (iv) of the definition thereof);

    (f) the aggregate principal draws under the Certificate Insurance Policy exceed 1% of the Pool Balance as of the Initial Cut-off Date; or

    (g) if at any time, Liquidation Loss Amounts incurred by the Trust exceed $4,450,600 and any of (i) Certificateholders' Excess Interest is less than 2% of the Certificate Principal Balance (based on a six month rolling average), (ii) Certificateholders' Excess Interest is less than 1.5% of the Certificate Principal Balance (based on a three month rolling average) or
  (iii) there exists any unreimbursed draw under the Certificate Insurance Policy for a period of six months.

  In the case of any event described in clause (a), (b) or (e), a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period described in such clauses, either the Certificate Insurer, the Trustee or Certificateholders holding Certificates evidencing more than 51% of the Certificate Principal Balance, by written notice to the Servicer (and to the Trustee, if given by the Certificate Insurer or the Certificateholders) declare that a Rapid Amortization Event has occurred as of the date of such notice. In the case of any event described in clause (c),
(d), (f) or (g), a Rapid Amortization Event will be deemed to have occurred without any notice or other action on the part of the Trustee, the Certificate Insurer or the Certificateholders immediately upon the occurrence of such event.

  In addition to the consequences of a Rapid Amortization Event discussed above, if an Insolvency Event occurs with respect to the Transferor, on the day of any such filing or appointment the Transferor will immediately cease to transfer Additional Balances and Subsequent Mortgage Loans to the Trust and the Transferor will promptly give notice to the Trustee of any such Insolvency Event. Unless otherwise instructed within a specified period by the holders of more than 50% of the Certificate Principal Balance and any person designated by the Transferor to the Trustee prior to the time such conservator or receiver was appointed, the Trustee will sell, dispose of or otherwise liquidate the Trust Balances of the Mortgage Loans in a commercially reasonable manner and on commercially reasonable terms. Unless a Certificate Insurer Default has occurred and is continuing, the Certificate Insurer will have the power to make such instruction to the Trustee on behalf of the Certificateholders and such person designated by the Transferor to the Trustee. The proceeds from the sale, disposition or liquidation of the Trust Balances of the Mortgage Loans will be treated as, and be allocated in the same manner as collections, and the portion thereof allocated to Certificateholders will be distributed to the Certificateholders on the Distribution Date following the date such proceeds are received (the "Dissolution Distribution Date"). If the Certificate Insurer elects to cause a termination of the Trust under such circumstances, the Certificate Insurance Policy will be available to cover the payment of the then-accrued and unpaid interest on the outstanding Certificate Principal Balance at the Certificate Rate, as well as the outstanding Certificate Principal Balance, in each case on the Dissolution Distribution Date after giving effect to the allocation of all other amounts distributed on or prior to such Dissolution Distribution Date.

  A "Certificate Insurer Default" occurs if (i) the Certificate Insurer fails to make a payment required under the Certificate Insurance Policy in accordance with its terms, or (ii) an Insolvency Event shall occur with respect to the Certificate Insurer.

  Notwithstanding the foregoing, if a conservator or receiver is appointed for the Transferor and no Rapid Amortization Event exists other than such conservatorship, receivership or insolvency of the Transferor, the conservator or receiver may have the power to prevent the commencement of the Rapid Amortization Period or the sale of the Trust Balances of the Mortgage Loans described above.

  An "Insolvency Event" shall occur, if the Transferor or the Certificate Insurer, as applicable, shall consent to the appointment of a conservator or receiver or liquidator or trustee in any insolvency, receivership, conservatorship, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such person or relating to all or substantially all of its property, or a court or agency or supervisory authority having jurisdiction in the premises shall issue, or enter against such person, a decree or order for the appointment of a conservator or receiver or liquidator or trustee in any insolvency, receivership, conservatorship, readjustment of debt, marshaling of assets and liabilities or similar proceedings or for the winding-up or liquidation of its affairs; or such person shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, reorganization, liquidation, receivership, or conservatorship statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or a proceeding shall have been instituted by a court having jurisdiction in the premises seeking a decree or order for relief in respect of such person in an involuntary case under any debtor relief law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official, of such person for any substantial part of its property, or for the liquidation and winding-up of its affairs and, if instituted against such person, any such proceeding shall continue undismissed or unstayed and in effect for a period of 60 consecutive days, or any of the actions sought in such proceeding shall occur.

CERTIFICATE INSURANCE POLICY

  On or before the Closing Date, the Certificate Insurance Policy will be issued by the Certificate Insurer pursuant to the provisions of the Pooling and Servicing Agreement and the Insurance and Indemnity Agreement (the "Insurance Agreement"), among the Transferor, the Servicer, the Certificate Insurer and the Trustee. The Certificate Insurance Policy will unconditionally and irrevocably guarantee principal and interest payments on the Certificates at the times and in the amounts described below. On each Distribution Date, a draw will be made on the Certificate Insurance Policy (after application of amounts on deposit in the Spread Account) equal to (i) the amount by which interest accrued at the Certificate Rate on the outstanding Certificate Principal Balance exceeds all amounts on deposit in the Certificate Account available to be distributed therefor on such Distribution Date, plus (ii) the amount, if any, by which the Certificate Principal Balance (after giving effect to all other amounts distributable and allocable to principal on the Certificates on such Distribution Date) exceeds the

Invested Amount as of such Distribution Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates on such Distribution Date). If the Certificate Insurer elects to cause a termination of the Trust upon the occurrence of an Insolvency Event with respect to the Transferor, the Certificate Insurance Policy will be available to cover the payment of the then-accrued and unpaid interest on the outstanding Certificate Principal Balance at the Certificate Rate, as well as the outstanding Certificate Principal Balance, in each case on the Dissolution Distribution Date after giving effect to the allocation of all other amounts distributed on or prior to such Dissolution Distribution Date and after applying any amounts available in the Spread Account. In addition, the Certificate Insurer will guarantee the payment of the outstanding Certificate Principal Balance on the Stated Maturity Date (after giving effect to all other amounts distributed and allocable to principal on such Distribution Date and after applying any amounts available in the Spread Account). The Certificate Insurance Policy will not cover Basis Risk Payments (including interest accrued thereon).

  In the event that the Certificate Insurer's claims paying ratings have been reduced by any of the Rating Agencies, the Transferor may, but is not obligated to, either (i) replace the Certificate Insurance Policy with a financial guaranty insurance policy issued by another certificate insurer, provided that the ratings on the claims paying ability of such replacement certificate insurer are higher than those of the certificate insurer sought to be replaced (after giving effect to such reduction) or (ii) eliminate or provide another form of credit enhancement; provided that in the case of clause (ii), the Rating Agencies consent thereto and the Rating Agencies confirm that the ratings of the Certificates will be increased from their current levels (after giving effect to such reduction) as a result of such action.

SPREAD ACCOUNT

  In accordance with the Pooling and Servicing Agreement and the Insurance Agreement, the Trust will be required to establish and maintain an account (the "Spread Account") for the benefit of the Certificateholders and the Certificate Insurer to be used prior to any draws upon the Certificate Insurance Policy. On each Distribution Date, the Trustee will be required to deposit Certificateholders' Excess Interest, to the extent available in accordance with the priorities described under "--Distributions on the Certificates", into the Spread Account until the amounts on deposit therein are equal to an amount specified in the Insurance Agreement. Such amount may increase or decrease over time as a result of floors, caps and triggers set forth in the Insurance Agreement.

  The provisions relating to the Spread Account may be amended in any respect by the Transferor, the Servicer and the Certificate Insurer without the consent of, or notice to, the Certificateholders. Such amendment could reduce or eliminate the funding requirements of the Spread Account or release such funds for the benefit of persons other than the Certificateholders. Under any such amendments, amounts that are no longer required to be deposited in the Spread Account will be distributed to the Transferor. Notwithstanding any reduction in or elimination of the funding requirements of the Spread Account or the depletion thereof, the Certificate Insurer will be obligated under the Certificate Insurance Policy to fund on each Distribution Date the full amount otherwise required to be paid on such Distribution Date.

REPORTS TO CERTIFICATEHOLDERS

  Concurrently with each distribution to the Certificateholders, the Servicer will forward to the Trustee for mailing to such Certificateholders and the Certificate Insurer a statement setting forth:

    (i) the Certificateholders' Floating Allocation Percentage for the last day of the Collection Period;

    (ii) the amount being distributed to Certificateholders;

    (iii) the amount of interest included in such distribution, the related Certificate Rate and the portion thereof attributable to collections in respect of the Mortgage Loans;

    (iv) the amount, if any, of overdue accrued interest included in such distribution (and the amount of interest thereon);

    (v) the amount, if any, of the remaining overdue accrued interest after giving effect to such distribution;

    (vi) the amount, if any, of principal included in such distribution and the portion thereof attributable to collections in respect of the Mortgage Loans;

    (vii) the amount, if any, of the reimbursement of previous Liquidation Loss Amounts included in such distribution;

    (viii) the amount, if any, of the aggregate unreimbursed Liquidation Loss Amounts after giving effect to such distribution;

    (ix) the Servicing Fee for such Distribution Date;

    (x) the Invested Amount and the Certificate Principal Balance, each after giving effect to such distribution;

    (xi) the amount, if any, on deposit in the Spread Account, and the amount, if any, transferred from the Spread Account in respect of such Distribution Date;

    (xii) the Pool Balance as of the end of the preceding Collection Period;


    (xiii) the number and aggregate Trust Balances of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period;

    (xiv) the aggregate Liquidation Loss Amount for all Mortgage Loans that became Liquidated Mortgage Loans in the preceding Collection Period;

    (xv) the Trust Balance of any Mortgage Loan, the related Mortgaged Property of which is acquired by the Trust through foreclosure;

    (xvi) the amount of any draws on the Certificate Insurance Policy;

    (xvii) the amount on deposit in the Pre-Funding Account;

    (xviii) the amount of Subsequent Mortgage Loans purchased during such period using the Pre-Funding Account;

    (xix) the Capitalized Interest Account balance; and

    (xx) the amount of any Basis Risk Payment (including interest accrued thereon).

  In the case of information furnished pursuant to clauses (ii), (iii), (iv) and (vi) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

  Within 90 days after the end of each calendar year, the Servicer will be required to forward to the Trustee a statement containing the information set forth in clauses (iii) and (vi) above aggregated for such calendar year.

  Unless and until Replacement Certificates are issued, it is anticipated that the only "holder" of Certificates entitled to receive the foregoing monthly and annual reports will be CEDE & Co., as nominee of DTC. Certificate Owners may request copies of such reports from DTC's direct or indirect participating organizations in accordance with the rules, regulations and procedures creating and affecting DTC. See "--Registration of Certificates" below.

COLLECTION AND OTHER SERVICING PROCEDURES

  The Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and, consistent with the Pooling and Servicing Agreement, will follow such collection procedures as are customary to the servicing of mortgage loans that are comparable to the Mortgage Loans. Consistent with this requirement, the Servicer, in its discretion, may waive any late payment charge in respect of a late Mortgage Loan payment.

  The Servicer has discretion to extend relief to borrowers whose payments become delinquent. The Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period not to exceed 90 days, provided that any such arrangement is consistent with the Servicer's customary servicing procedures.

  The Servicer may increase the Maximum Credit Limit of up to 10% of the number of Mortgage Loans in the Pool. In the case of a credit line increase affecting any Mortgage Loan, the Servicer will be required to purchase such Mortgage Loan or substitute therefor an Eligible Substitute Mortgage Loan unless, after giving effect to such increase, the ratio of the new Maximum Credit Limit plus the principal amount of any related senior mortgage loan to the appraised value of the related Mortgaged Property does not exceed 80%. The Certificateholders' portion of the Retransfer Deposit Amount or the Substitution Adjustment Amount, as applicable, paid in connection with such purchase or substitution will be deposited into the Certificate Account. Amounts so deposited will be distributed to Certificateholders as a prepayment of the Trust Balance of the applicable Mortgage Loan. Such prepayment would accelerate distributions on the Certificates.

  In any case in which a Mortgaged Property is being conveyed by the borrower, the Servicer will be obligated to exercise its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto unless such exercise is not permitted by applicable law. If the Servicer is prevented from enforcing such due-on-sale clause under applicable law, the Servicer will enter into an assumption and modification agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan Agreement. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under the Mortgage Loan. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Due-on-Sale Clauses" herein and "CERTAIN LEGAL ASPECTS OF THE LOANS--Due-on-Sale Clauses in Mortgage Loans" in the Prospectus. In connection with any such assumption, the Loan Rate borne by the related Loan Agreement may not be altered, except to the extent described herein. See "--Amendments to Loan Agreements" above.

  The Pooling and Servicing Agreement generally requires the Servicer to apply the same servicing standards to the Trust that it applies to Trust 1990, Trust 1992, Trust 1993, Trust 1994, Trust 1995 and Trust 1996.

HAZARD INSURANCE

  The Pooling and Servicing Agreement requires the Servicer to cause to be maintained for each Mortgage Loan a hazard insurance policy naming the Servicer as loss payee thereunder and providing for extended coverage in an amount equal to the lesser of the combined Loan Balance of such Mortgage Loan and any mortgage loan senior to such Mortgage Loan or the maximum insurable value of the improvements securing such Mortgage Loan from time to time. The Servicer will also maintain on property acquired in foreclosure proceedings hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property or (ii) the sum of the Loan Balance of such Mortgage Loan and the principal balance of any mortgage loan senior to such Mortgage Loan at the time of foreclosure, plus accrued interest and the good-faith estimate of the Servicer of related Liquidation Expenses to be incurred in connection therewith. The ability of the Servicer to assure that hazard insurance proceeds are appropriately applied may depend on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy, or upon the extent to which information in this regard is furnished to the Servicer by a borrower. As set forth above, the Certificateholders' portion of all amounts collected by the Servicer under any hazard policy (except for amounts applied or expected to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Servicer's normal servicing procedures), to the extent they constitute Net Trust Liquidation Proceeds or Trust Insurance Proceeds, ultimately will be deposited into the Certificate Account. The Pooling and Servicing Agreement provides that the Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the Rating Agencies insuring against hazard losses to the collateral securing the Mortgage Loans. If such blanket policy contains a deductible clause, the Servicer will deposit into the Certificate Account the Certificateholders' portion of the Trust Percentage of the amount not otherwise payable under the blanket policy because of such deductible clause. See "SERVICING OF LOANS--Maintenance of Insurance Policies and Other Servicing Procedures" in the Prospectus.

  Since residential properties historically have appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the Mortgage Loans were to decline as the principal balances owing thereon decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

REALIZATION UPON LIQUIDATED MORTGAGE LOANS

  In the event that title to any Mortgaged Property securing a Mortgage Loan is acquired by foreclosure or by deed in lieu of foreclosure, Net Trust Liquidation Proceeds with respect to such Mortgage Loan will be held by the Trustee for the benefit of the Certificateholders to the extent of their interest therein. Such Mortgaged Property will be disposed of by or on behalf of the Trustee. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan will be considered for most purposes to be an outstanding Mortgage Loan held in the Trust to the extent of the Trust Balance until such time as the Mortgaged Property is sold and such Mortgage Loan is liquidated or the Mortgage Loan otherwise becomes a Liquidated Mortgage Loan. Mortgaged Properties which are related to Common Mortgage Loans must generally be disposed of within two years of the date of acquisition of the Mortgaged Property.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

  The Servicer will receive a fee (the "Servicing Fee") computed monthly at a specified annual rate (the "Servicing Fee Rate") on the Invested Amount less 98% of the amount on deposit in the Pre-Funding Account (excluding any net investment earnings thereon) as of the opening of business on the first day of the related Collection Period or, with respect to the first Distribution Date, as of the Closing Date. The "Servicing Fee Rate" will be 0.50%, if Chevy Chase is the Servicer, and up to a maximum of 0.75%, if any other person is appointed as successor Servicer pursuant to the Pooling and Servicing Agreement. On each Distribution Date, the Servicing Fee will be distributed to the Servicer from amounts on deposit in the Certificate Account prior to amounts distributed to Certificateholders.

  The Servicer will pay certain ongoing expenses associated with the Trust and incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement, including, without limitation, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the Certificate Registrar (who initially will be the Trustee) and any Paying Agent. In addition, the Servicer will be entitled to immediate reimbursement for certain expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of Mortgaged Properties as a Servicer Advance. See "--Servicer Advances" below. Such right of reimbursement will be prior to the rights of the Certificateholders to receive any Principal Collections.

SERVICER ADVANCES

  The Servicer shall be entitled to advance its own funds to pay for any related expenses of foreclosure and disposition of any Liquidated Mortgage Loan or related Mortgaged Property (the "Servicer Advance"). The Servicer shall be entitled to reimbursement for such expenses out of Liquidation Proceeds prior to such amounts being available to make payments to Certificateholders.

EVIDENCE AS TO COMPLIANCE

  The Pooling and Servicing Agreement will provide that on or before December 31 of each year, beginning in 1998, a firm of independent public accountants will furnish a statement to the Trustee and the Certificate Insurer to the effect that such firm has examined, for the preceding 12 months ended September 30, certain documents and records related to the servicing of the Mortgage Loans under the Pooling and Servicing Agreement and that such examination, which has been conducted substantially in compliance with either (i) the audit guide for audits of non-supervised mortgagees approved by the Department of Housing and Urban Development or (ii) the requirements of the Uniform Single Audit Program for Mortgage Bankers, has disclosed no items of non-compliance with the provisions of the Pooling and Servicing Agreement that, in the opinion of the firm, are material, except for such items of non-compliance as shall be referred to in the report.

  The Pooling and Servicing Agreement also will provide for delivery on or before December 31 of each year, beginning in 1998, to the Trustee and the Certificate Insurer of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under the Pooling and Servicing Agreement throughout the preceding 12 months.

CERTAIN MATTERS REGARDING THE SERVICER AND THE TRANSFEROR

  The Pooling and Servicing Agreement will provide that, except in connection with a permitted transfer of servicing, the Servicer may not resign from its obligations and duties thereunder unless (i) for so long as the Pool contains Trust Balances of Common Mortgage Loans under which there are Sold Balances held by Trust 1990, Trust 1992, Trust 1993, Trust 1994, Trust 1995 or Trust 1996, it has resigned from its obligations and duties as servicer of Trust 1990, Trust 1992, Trust 1993, Trust 1994, Trust 1995 or Trust 1996, as the case may be, or (ii) its duties under the Pooling and Servicing Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliates. For so long as the Pool contains Trust Balances of Common Mortgage Loans under which there are Sold Balances held by Trust 1990, Trust 1992, Trust 1993, Trust 1994, Trust 1995 or Trust 1996, the determination set forth in clause (ii) will provide the basis for the Servicer's resignation only if the Servicer simultaneously resigns from its obligations and duties as servicer of Trust 1990, Trust 1992, Trust 1993, Trust 1994, Trust 1995 or Trust 1996, as the case may be. Further, for so long as the Pool contains Trust Balances of Common Mortgage Loans under which there are Sold Balances held by Trust 1990, Trust 1992, Trust 1993, Trust 1994, Trust 1995 or Trust 1996, the Servicer shall be required to resign from its obligations and duties under the Pooling and Servicing Agreement if it resigns from its obligations and duties as servicer of Trust 1990, Trust 1992, Trust 1993, Trust 1994, Trust 1995 or Trust 1996, as the case may be. No such resignation will become effective until the Trustee or a successor Servicer has assumed the Servicer's obligations and duties under the Pooling and Servicing Agreement.

  The Pooling and Servicing Agreement will provide that the Servicer will not be under any liability to the Trust or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that the Servicer will not be protected against any liability that otherwise would be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties thereunder. Under the Pooling and Servicing Agreement, the Transferor will indemnify all third party creditors for the entire amount of any losses, claims, damages or liabilities arising out of or based on the Pooling and Servicing Agreement. The Pooling and Servicing Agreement further will provide that the Servicer and any director, officer, employee or agent of the Servicer will be entitled to indemnification by the Trust and will be held harmless to the extent provided in the Pooling and Servicing Agreement against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling and Servicing Agreement) and any loss, liability or expense incurred by the Servicer by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties thereunder or by reason of the Servicer's reckless disregard of its obligations and duties thereunder.

  The Pooling and Servicing Agreement will provide that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. The Servicer, however, in its discretion, may undertake any such action that it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders and Certificate Insurer thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Servicer will be entitled to be reimbursed therefor to the extent provided in the Pooling and Servicing Agreement. The Servicer's right to such indemnity or reimbursement will survive any resignation or termination of the Servicer with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). Any claims by or on behalf of the Certificateholders or the Trust will be made only against the Servicer, who will be liable with respect to its own acts and omissions as well as the acts and omissions of its directors, officers, employees and agents.

  Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer, or any corporation that executes an agreement of assumption to perform every obligation of the Servicer hereunder, will be the successor of the Servicer under the Pooling and Servicing Agreement and will be required to execute and deliver to the Trustee and the Certificate Insurer an agreement in form reasonably satisfactory to the Trustee and the Certificate Insurer which contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the Pooling and Servicing Agreement.

EVENTS OF DEFAULT AND TRIGGER EVENTS

  "Events of Default" under the Pooling and Servicing Agreement will consist of (i) any failure by the Servicer to deposit into the Certificate Account any deposit required to be made under the Pooling and Servicing Agreement, which failure continues unremedied for five (5) Business Days after the giving of written notice of such failure to the Servicer by the Trustee or to the Servicer and the Trustee by the Certificate Insurer or by notice to the Servicer, the Trustee and the Certificate Insurer by the Certificateholders evidencing not less than 51% of the Certificate Principal Balance; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Insurance Agreement or the Pooling and Servicing Agreement which failure materially and adversely affects the interests of the Certificateholders and continues unremedied for 60 days after the giving of written notice of such failure to the Servicer and the Certificate Insurer by the Trustee, or to the Servicer and the Trustee by the Certificate Insurer or to the Servicer, the Certificate Insurer and the Trustee by holders of the Certificates evidencing not less than 51% of the Certificate Principal Balance of the Certificates, respectively; and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Servicer and certain actions by the Servicer indicating its insolvency or inability to pay its obligations.

  A "Trigger Event" is the occurrence of any of the following events: (i) failure by the Servicer to pay the Certificate Insurer amounts payable under the Insurance Agreement, which failure continues unremedied for five (5) Business Days after receipt by the Servicer of notice thereof (ii) the Servicer's failure to pay amounts payable under the Pooling and Servicing Agreement, which failure continues unremedied for five (5) Business Days after receipt by the Servicer of notice thereof and results in a draw on the Certificate Insurance Policy; (iii) the occurrence of an Event of Default; or
(iv) a determination that the performance of the Servicer under the Pooling and Servicing Agreement is not satisfactory in the reasonable opinion of the Certificate Insurer.

RIGHTS UPON EVENTS OF DEFAULT AND TRIGGER EVENTS

  So long as an Event of Default remains unremedied, either the Certificate Insurer (unless a Certificate Insurer Default has occurred and is continuing) or the Trustee or holders of Certificates evidencing not less than 51% of the Certificate Principal Balance with the consent of the Certificate Insurer (unless a Certificate Insurer Default has occurred and is continuing), may terminate all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement; provided, however, that for so long as the Pool contains Trust Balances of Common Mortgage Loans under which Sold Balances are held by Trust 1990, Trust 1992, Trust 1993, Trust 1994, Trust 1995 or Trust 1996, the Servicer may not be terminated in such circumstances if, and for so long as, the Servicer continues to act as servicer of Trust 1990, Trust 1992, Trust 1993, Trust 1994, Trust 1995 or Trust 1996, as the case may be. Upon such termination, for so long as the Pool contains Trust Balances of Common Mortgage Loans under which Sold Balances are held by Trust 1990, Trust 1992, Trust 1993, Trust 1994, Trust 1995 or Trust 1996, and if and for so long as the Trustee also acts as servicer of Trust 1990, Trust 1992, Trust 1993, Trust 1994, Trust 1995 or Trust 1996, as the case may be, the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Pooling and Servicing Agreement. In the event that the Trustee would be obligated to succeed the Servicer but is unable so to act, it may appoint with the consent of the Certificate Insurer (unless a Certificate Insurer Default has occurred and is continuing), or petition a court of competent jurisdiction to appoint, a housing and home finance institution with a net worth of at least $10,000,000 to act as successor to the Servicer under the Pooling and Servicing Agreement, provided that, for so long as the Pool contains Trust Balances of Common Mortgage Loans under which Sold Balances are held by Trust 1990, Trust 1992, Trust 1993, Trust 1994, Trust 1995 or Trust 1996, such institution is then acting, or has been designated to act, as servicer of Trust 1990, Trust 1992, Trust 1993, Trust 1994, Trust 1995 or Trust 1996, as the case may be. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee, the Certificate Insurer (unless a Certificate Insurer Default has occurred and is continuing) and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than 0.75%.

  No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding in its name with respect to the Pooling and Servicing Agreement unless such holder previously has given to the Trustee and the Certificate Insurer written notice of default and unless holders of Certificates evidencing not less than 25% of the Certificate Principal Balance with the consent of the Certificate Insurer have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates or the Certificate Insurer covered by the Pooling and Servicing Agreement, unless such Certificateholders or the Certificate Insurer have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

  Following the occurrence of any Trigger Event, the Certificate Insurer will have (unless a Certificate Insurer Default has occurred and is continuing), among other things, the right to require the Trustee to terminate the Servicer and appoint a successor Servicer pursuant to the Pooling and Servicing Agreement. Notwithstanding the foregoing, for so long as the Pool contains Trust Balances of Common Mortgage Loans under which Sold Balances are held by Trust 1990, Trust 1992, Trust 1993, Trust 1994, Trust 1995 or Trust 1996, the Certificate Insurer may not require the Trustee to terminate the Servicer in such circumstances if, and for so long as, the Servicer continues to act as servicer of Trust 1990, Trust 1992, Trust 1993, Trust 1994, Trust 1995 or Trust 1996, as the case may be.

  If the Servicer is terminated as servicer of Trust 1990, Trust 1992, Trust 1993, Trust 1994, Trust 1995 or Trust 1996, for so long as the Pool contains Trust Balances of Common Mortgage Loans under which Sold Balances are held by Trust 1990, Trust 1992, Trust 1993, Trust 1994, Trust 1995 or Trust 1996, and whether or not there is an Event of Default under the Pooling and Servicing Agreement, the Trustee will promptly deliver a notice of termination to the Servicer under the Pooling and Servicing Agreement and, unless the Trustee assumes the responsibilities, duties and liabilities of the Servicer as described above, it will appoint as the successor Servicer such other person as is appointed to act as servicer of Trust 1990, Trust 1992, Trust 1993, Trust 1994, Trust 1995 or Trust 1996, as the case may be.

AMENDMENT OF POOLING AND SERVICING AGREEMENT

  The Pooling and Servicing Agreement may be amended from time to time by the Servicer, the Transferor and the Trustee without the consent of any of the Certificateholders, to cure any ambiguity; to correct any defective provisions or to correct or supplement any provisions therein which may be inconsistent with any other provisions therein; to add or delete any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, including provisions relating to the Trust's ownership of Trust Balances of

Common Mortgage Loans, that are not inconsistent with the provisions of the Pooling and Servicing Agreement; to add or amend any provision as required by the Rating Agencies in order to maintain or improve the rating of the Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Transferor nor the Servicer is obligated to obtain, maintain or improve any such rating); or to add any other provisions with respect to matters or questions arising thereunder; provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Certificateholder or the Certificate Insurer (and provided that any such amendment will be deemed not to materially and adversely affect the Certificateholders if the person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in a downgrading or withdrawal of the rating of the Certificates and provided further that any such amendment will be deemed not to materially and adversely affect the Certificate Insurer if each Rating Agency has confirmed that such amendment would not result in a reduction below investment grade of the Certificates without regard to the Certificate Insurance Policy).

  The Pooling and Servicing Agreement also may be amended from time to time by the Servicer, the Transferor and the Trustee, with the consent of the Certificate Insurer (in certain circumstances) and the holders of Certificates evidencing not less than 51% of the Certificate Principal Balance, and the Servicer, the Trustee and the Certificate Insurer may from time to time consent to the amendment of the Certificate Insurance Policy for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or the Certificate Insurance Policy or of modifying in any manner the rights of holders of the Certificates. No such amendment, however, may (i) reduce in any manner the amount of, or delay the timing of, collection of payments of Mortgage Loans or distributions or payments under the Certificate Insurance Policy or distributions that are required to be made on any Certificate without the consent of the holder of such Certificate, (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Certificates affected thereby or (iii) adversely affect in any material respect the interests of the Certificate Insurer without the consent of the Certificate Insurer. In connection with any amendment of the Pooling and Servicing Agreement, an opinion of counsel must be obtained that such amendment will not adversely affect the federal income tax characterization of the Certificates.

OPTIONAL TERMINATION; RETIREMENT OF THE CERTIFICATES

  The Trust will terminate on the Distribution Date following the later of (A) the earlier of (i) payment in full of all amounts owing to the Certificate Insurer and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (B) the earliest of (i) the Distribution Date on which the Certificate Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Stated Maturity Date, on which date, the Certificate Insurance Policy will be available to pay any outstanding Certificate Principal Balance. The Certificates will be subject to optional repurchase by the Transferor on any Distribution Date after the Certificate Principal Balance is reduced to an amount less than or equal to $8,901,200 (5% of the Original Certificate Principal Balance) and all amounts due and owing to the Certificate Insurer and unreimbursed draws on the Certificate Insurance Policy, together with interest thereon, as provided under the Insurance Agreement, have been paid. The purchase price will be equal to the sum of the outstanding Certificate Principal Balance and accrued and unpaid interest thereon at the Certificate Rate through the day preceding the final Distribution Date plus any Basis Risk Payment then due and interest accrued thereon. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue in perpetuity. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

  In addition, the Trust may be liquidated as a result of certain events of insolvency, receivership or conservatorship relating to the Transferor. See "--Rapid Amortization Period; Rapid Amortization Events" above.

THE TRUSTEE

  U.S. Bank National Association will serve as Custodial Agent and Trustee under the Pooling and Servicing Agreement. The Trustee may have normal banking relationships with the Transferor and the Servicer or their affiliates, or both.

  The Trustee may resign at any time. The Transferor also may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

REGISTRATION OF CERTIFICATES

  Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

  CEDE & Co., as nominee for DTC, will be the registered holder of the global Certificates. No Certificateholder will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until Replacement Certificates are issued under the limited circumstances described below, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined herein), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to CEDE & Co., as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC procedures.

  Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants (each as defined herein), respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its participants ("DTC Participants") and facilitates the clearance and settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its participants are on file with the Commission.

  Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the Business Day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such Business Day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the Business Day following settlement in DTC.

  Purchases of Certificates under the DTC system must be made by or through DTC Participants, which will receive a credit for the Certificates on DTC's records. The ownership interest of each actual Certificate Owner is in turn to be recorded on the DTC Participants' and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchase, but Certificate Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect Participant through which the Certificate Owner entered into the transaction. Transfers of ownership interests in the Certificates are to be accomplished by entries made on the books of DTC Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interest in Certificates, except in the event that use of the book-entry system for the Certificates is discontinued.

  To facilitate subsequent transfers, all Certificates deposited by DTC Participants with DTC are registered in the name of DTC's nominee, CEDE & Co. The deposit of Certificates with DTC and their registration in the name of CEDE & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Certificate Owners of the Certificates; DTC's records reflect only the identity of the DTC Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Neither DTC nor CEDE & Co. will consent or vote with respect to Certificates. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns CEDE & Co.'s consenting or voting rights to those DTC Participants to whose accounts the Certificates are credited on the record date (identified in a listing attached thereto).

  Principal and interest payments on the Certificates will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the applicable Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC Participant and not of DTC, the Trustee or the Transferor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trustee, disbursement of such payments to DTC Participants shall be the responsibility of DTC, and disbursement of such payments to Certificate Owners shall be the responsibility of DTC Participants and Indirect Participants.

  DTC may discontinue providing its services as securities depository with respect to the Certificates at any time by giving reasonable notice to the Transferor or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Replacement Certificates are required to be printed and delivered. The Transferor may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Replacement Certificates will be delivered to Certificateholders.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Transferor believes to be reliable, but the Transferor takes no responsibility for the accuracy thereof.

  Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Certificates. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

  The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein and "FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

  Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "Replacement Certificates"), only if (i) the Transferor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the Transferor is unable to locate a qualified successor, (ii) the Transferor at its option advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, Certificate Owners having Certificates evidencing not less than 51% of the Certificate Principal Balance together advise the Trustee and DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical certificates being issued to Certificate Owners is no longer in the best interests of Certificate Owners. Upon issuance of Replacement Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

LIMITATIONS ON LENDERS

  Numerous statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon its security. For example, in a proceeding under Chapter 11 of the federal Bankruptcy Code, if a court determines that the value of real property is less than the principal balance of the loan, the court may prevent a lender from foreclosing upon the real property, and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the value of the real property as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness (unless the lender elected to be treated as fully secured). Moreover, a bankruptcy court may grant the debtor a reasonable time within which to cure accrued arrearages existing under the loan as of the date of bankruptcy, and also may reduce the periodic payments due under the loan, change the rate of interest and alter the loan repayment schedule.

  Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination and the servicing of mortgage loans. These laws include the Home Equity Loan Consumer Protection Act of 1988, Truth in Lending Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, Real Estate Settlement Procedures Act, the Americans with Disabilities Act and related statutes and regulations. These federal laws impose specific statutory and regulatory obligations upon lenders. In some cases, liability for failure to comply with the statutes may affect assignees of such loans. See "CERTAIN LEGAL ASPECTS OF THE LOANS--Anti-Deficiency Legislation and Other Limitations on Lenders" in the Prospectus.

DUE-ON-SALE CLAUSES

  All of the deeds of trust and mortgages securing the Mortgage Loans contain due-on-sale clauses. By virtue of the Garn-St Germain Act, a lender generally may be permitted to accelerate any conventional loan that contains a "due-on-sale" clause upon transfer of an interest in the security property. With respect to any loan secured by a residence occupied or to be occupied by the grantor, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest that has a term of three years or less and that does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a grantor, or a transfer where the spouse or any child becomes an owner of the property (in each case where the transferee will occupy the property), (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or an incidental property settlement agreement by which the spouse becomes an owner of the property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument that does not relate to a transfer of rights of occupancy in the property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety and (vi) other transfers as set forth in the Garn-St Germain Act and the regulations thereunder.See "CERTAIN LEGAL ASPECTS OF THE LOANS--Due-on-Sale Clauses in Mortgage Loans" in the Prospectus.

                             ERISA CONSIDERATIONS

  The Certificates may not be acquired or held by or on behalf of (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code,
(iii) a governmental plan described in Section 3(32) of ERISA subject to any federal, state or local law which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (iv) any entity whose underlying assets include plan assets by reason of a plan's investment in such entity. By its acceptance of a Certificate, except as provided below for insurance company general accounts, each Certificate Owner will be deemed to have represented and warranted that it is not subject to the foregoing restriction.

  The Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor is required to issue final regulations (the "General Account Regulations") not later than December 31, 1997 with respect to insurance policies issued on or before December 31, 1998 which are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. The assets of a general account which support insurance policies (other than "guaranteed benefit policies" within the meaning of Section 401(b)(2) of ERISA) (i) issued to employee benefit or other plans subject to ERISA or Section 4975 of the Code after December 31, 1998 or (ii) issued to such plans on or before December 31, 1998 for which the insurance company does not comply with the General Account Regulations may be treated as plan assets. However, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties which also constitute breaches of state or federal criminal law, until a date which is 18 months after the date the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any such plan. The plan asset status of insurance company separate accounts are unaffected by new Section 401(c) of ERISA and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

  If the assets of a general account invested in Certificates are treated as plan assets of any such plan or the protections of Section 401(c) of ERISA become unavailable, certain violations of the prohibited transaction rules may be deemed to occur as a result of the operation of the Trust. Insurance companies contemplating the investment of general account assets in the Certificates should consult with their legal advisors concerning the impact of
Section 401(c) of ERISA, including the status of assets of the general account as plan assets of investing plans after December 31, 1998, and accordingly, the general account's ability to continue to hold the

Certificates after the date which is 18 months after the date the General Account Regulations become final.The deemed representation and warranty regarding the acquisition and holding of Certificates by any benefit plan, a plan covered by Section 4975 of the Code or any entity whose underlying assets constitute "plan assets" will not apply to the acquisition or holding of Certificates with the assets of a general account of an insurance company to the extent such acquisition or holding, respectively, is permitted by Section 401(c) of ERISA and final regulations thereunder or other exemption under ERISA and does not result in the contemplated operations of the Trust being treated as violations of the prohibited transaction rules.

  See "ERISA CONSIDERATIONS" in the Prospectus.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  Set forth below is a discussion of the material federal income tax consequences of an investment in the Certificates prepared by Shaw Pittman Potts & Trowbridge, federal tax counsel to the Transferor ("Tax Counsel"). This discussion does not address every aspect of the federal income tax laws that may be relevant to holders of Certificates in light of their personal investment circumstances or to certain types of Certificateholders subject to special treatment under the federal income tax laws (for example, banks and life insurance companies) and is generally limited to investors who will hold Certificates as capital assets. Accordingly, investors should consult their own tax advisors regarding federal, state, local and foreign and any other tax consequences to them of an investment in the Certificates in their own particular circumstances. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the "IRS") and no assurance can be given that the IRS will not take contrary positions.

TREATMENT OF THE CERTIFICATES AS INDEBTEDNESS

  Tax Counsel will upon issuance of the Certificates render an opinion, subject to the assumptions set forth therein, to the effect that, although no specific authority exists as to the characterization for federal income tax purposes of securities having the same terms as the Certificates, the Certificates, when issued, will be properly characterized for federal income tax purposes as indebtedness.

  The Transferor and the Certificateholders will express in the Pooling and Servicing Agreement the intent that, for federal, state and local income and franchise tax purposes, and for the purposes of any other tax imposed on or measured by income, the Certificates will be indebtedness secured by the Trust Balances of the Mortgage Loans. The Transferor, by entering into the Pooling and Servicing Agreement, each Certificateholder, by the acceptance of a Certificate, and each Certificate Owner, by virtue of accepting a beneficial interest in a Certificate, will agree to treat the Certificates (or the beneficial interests therein) as indebtedness secured by the Trust Balances of the Mortgage Loans for federal, state and local income and franchise tax purposes and for the purposes of any other tax imposed on or measured by income. However, because different criteria are used in determining the nontax accounting treatment of a transaction, the Transferor will treat the Pooling and Servicing Agreement for certain regulatory and financial accounting purposes as a transfer of an ownership interest in the Trust Balances of the Mortgage Loans and not as creating a debt obligation.

  The economic substance of a transaction generally determines its federal income tax consequences and the form of a transaction, while a relevant factor, is generally not conclusive evidence of its economic substance. In appropriate circumstances the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, notwithstanding that participants characterized the transaction differently for nontax purposes. In some instances, however, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. As discussed in its opinion, Tax Counsel believes that the rationale of those cases will not apply to this transaction.

  The determination of whether the economic substance of a transfer of an interest in property is a sale or a loan secured by the transferred property depends on numerous factors that indicate whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among the primary factors considered are whether the transferee has obtained the opportunity for gain if the property increases in value, has assumed the risk of loss if the property decreases in value and, in the case of accounts receivable such as the Mortgage Loans, whether the transferee, at the time of transfer, has fixed interest in the proceeds of the receivable when collected. Based upon its analysis of such factors and as set forth in its opinion, Tax Counsel is of the view that the Certificates, when issued, will be properly characterized for federal income tax purposes as indebtedness secured by the Trust Balances of the Mortgage Loans. Contrary characterizations that could be asserted by the IRS are described under "Possible Characterizations of the Arrangement as a Partnership or an Association Taxable as a Corporation" below. Except as otherwise expressly indicated, the following discussion assumes that the Certificates are properly treated as debt obligations for federal income tax purposes.

INTEREST INCOME TO CERTIFICATEHOLDERS

  It is anticipated that the Certificates will be issued at par value (or at an insubstantial discount from par value) and, although the matter is not free from doubt, it appears that stated interest on the Certificates generally will be taxable as ordinary income for Federal income tax purposes when received or accrued by Certificateholders in accordance with their respective method of tax accounting, and except as indicated, no original issue discount ("OID") will arise with respect to the Certificates. It is possible, however, that under regulations of the U.S. Treasury Department, interest payable on the Certificates (or a portion of such interest), as well as any discount from par value, will constitute OID. Such regulations treat interest as OID unless such interest is "unconditionally payable." Because the Certificateholders do not have available default remedies ordinarily available to holders of debt instruments, the IRS could take the position that the interest payable on the Certificates is not "unconditionally payable" within the meaning of such regulations. In such case, all or a portion of the taxable income to be recognized with respect to the Certificates would not, however, be includible again when the interest is actually received. If the yield on the Certificates is not materially different from the coupon, this treatment would have no significant effect on Certificateholders using the accrual method of accounting. However, cash method Certificateholders may be required to report income with respect to the Certificates in advance of the receipt of cash attributable to such income. The Certificateholders may be required to accrue any Basis Risk Payment in income in advance of the receipt of cash with respect to such Basis Risk Payment regardless of whether such Certificateholders are on the cash or accrual method of accounting.

  If the Certificates were treated as being issued with OID, the following rules would apply. The excess of the payments with respect to the Certificates over their issue price (in this case, the first price at which a substantial amount of the Certificates is sold, excluding sales to brokers or similar persons acting in the capacity of underwriters, placement agents or wholesalers) would constitute OID. A Certificateholder must include OID in income as interest over the term of the Certificate under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. In the case of a debt instrument as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, the periodic inclusion of OID is determined under a special provision by taking into account prepayment assumptions used in pricing the debt instrument and actual prepayment experience. If this provision applies to the Certificate, the amount of OID which will accrue in any given "accrual period" may either increase or decrease depending upon the actual prepayment rate. In the event of a Basis Risk Payment, an accrual basis taxpayer will likely be required to accrue the amount of each Basis Risk Payment even though such Basis Risk Payment may not be paid until a later time. The amount and rate of accrual of OID with respect to securities similar to the Certificates are calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption") and adjustments are made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. It is anticipated that future Treasury regulations will provide that the assumed prepayment rate for securities such as the Certificates will be the rate used in pricing the initial offering of the securities. The Prepayment Assumption for the

Certificates will be a 40% conditional prepayment rate ("CPR"), and a 25% draw rate, but no representation is made that, in fact, the Mortgage Loans will be prepaid at a rate based on the Prepayment Assumption or at any other rate or that new draws will be made at the draw rate or any other rate. CPR is the amount of principal of the pool of Mortgage Loans prepaid each month expressed as an annualized percentage of the total principal of the pool of Mortgage Loans outstanding at the beginning of each month and for this purpose all payments of principal are considered to be prepayments.

  A Certificateholder who purchases a Certificate at a market discount may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Certificate.

  If a Certificate is purchased by a Certificateholder at a premium, such premium will be amortized as an offset to interest income (with a corresponding reduction in the Certificateholder's basis) under a constant yield method over the term of the Certificate if an election under Section 171 of the Code is made or was previously in effect.

DISPOSITION OF CERTIFICATES

  If a Certificate is sold, exchanged or otherwise disposed of, a Certificateholder generally will recognize gain or loss in an amount equal to the difference between the amount realized on the sale, exchange or disposition and the Certificateholder's adjusted basis in the Certificate. The adjusted basis of a Certificate generally will equal the cost of the Certificate to the Certificateholder, increased by any OID or market discount previously includible in the Certificateholder's gross income, and reduced by the portion of the basis of the Certificate allocable to payments on the Certificate previously received by the Certificateholder and any amortized premium. Subject to the market discount rules, gain or loss on the sale or other disposition of a Certificate will be capital gain or loss if the Certificate was held by the Certificateholder as a capital asset. Capital gain or loss will be long-term if the Certificate is held by the Certificateholder for more than eighteen months, mid-term if the Certificate is held by the Certificateholder for more than one year but not more than eighteen months, and otherwise short-term.

POSSIBLE CHARACTERIZATION OF THE ARRANGEMENT AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

  Although, as described above, Tax Counsel will render its opinion that the Certificates are properly characterized as debt for federal income tax purposes, such opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that the Certificates were not debt obligations for federal income tax purposes, the arrangement among the Transferor and the Certificateholders might be classified for federal income tax purposes as either a partnership or an association taxable as a corporation that owns the Trust Balances of the Mortgage Loans.

  If the Certificates were treated as interests in a partnership, the partnership would probably be treated as a "publicly traded partnership." A publicly traded partnership is taxed in the same manner as a corporation unless at least 90% of its gross income consists of specified types of "qualifying income." Such qualifying income includes, among other things, "interest income" that is "not derived in the conduct of a financial or insurance business." If a deemed partnership between the Transferor and the Certificateholders were to qualify for the foregoing exception from taxation as a corporation, the deemed partnership would not be subject to federal income tax but each item of income, gain, loss, and deduction generated as a result of the ownership of the Trust Balances of the Mortgage Loans by the partnership would be passed through to the Transferor and the Certificateholders as partners in such a partnership according to their respective interests therein.

  The income reportable by the Certificateholders as partners could differ from the income reportable by the Certificateholders as holders of debt obligations of the Transferor. For example, a cash basis Certificateholder might be required to report income when it accrued to the partnership rather than when it is received by the

Certificateholder. Moreover, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Certificates.

  If, alternatively, the arrangement created by the Agreement were treated as either an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, the resulting entity may be subject to federal income taxes at corporate tax rates on its taxable income from the Trust Balances of the Mortgage Loans. Such a tax might result in reduced distributions to Certificateholders and Certificateholders might be liable for a share of such a tax. Moreover, distributions by the entity would probably not be deductible in computing the entity's taxable income and all or part of the distributions to Certificateholders would generally be treated as dividend income to the Certificateholders.

  Since the Transferor will treat the Certificates as indebtedness for federal income tax purposes, the Transferor will not comply with the tax reporting requirements that would apply under these alternative characterizations of the Certificates.

POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

  In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages,
(ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payment on such debt obligations bear a relationship to the debt instruments held by the entity.

  Tax Counsel will render its opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Section 7701(i) of the Code because only one class of indebtedness secured by the Trust Balances is being issued.

  The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully that the arrangement created by the Agreement is a taxable mortgage pool, such arrangement would be subject to federal corporate income tax on its net taxable income generated with respect to ownership of the Trust Balances of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificateholders. The amount of such tax would depend upon whether distributions to Certificateholders would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

FOREIGN INVESTORS

  Subject to the discussion of backup withholding below, and assuming the Certificates represent debt obligations for federal income tax purposes, interest (including OID) paid to a nonresident alien individual, foreign corporation or foreign estate or trust will be exempt from U.S. withholding tax, provided that the Certificateholder complies with applicable certification requirements (and does not actually or constructively own ten percent or more of the voting stock of the Transferor and is not a controlled foreign corporation related to the Transferor or its affiliates).

  If the IRS were to contend successfully that the Certificates represent interests in a partnership (not taxable as a corporation), a Certificateholder that is a nonresident alien, foreign corporation or foreign estate or trust might be required to file a U.S. individual or corporate income tax return and pay tax on its share of partnership income at regular U.S. rates, including the branch profits tax in the case of a corporation, and would be subject to withholding tax on its share of partnership income. If the Certificates were recharacterized as interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, to the extent distributions under the Agreement were treated as dividends, a nonresident alien individual or foreign corporation would generally be subject to withholding tax on the gross amount of such dividends as the rate of 30% (or lower rate as provided by an applicable treaty). In either case, and assuming the Certificates are recharacterized as partnership interests or equity interests in a corporation, a Certificateholder that is a nonresident alien, foreign corporation or foreign estate or trust might be subject to federal income tax on any gain from the sale of the Certificates.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  The Servicer will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is CEDE & Co., as nominee for DTC, Certificateholders and the IRS will receive tax and other information from DTC's direct or indirect participating organizations rather than from the Servicer. (The Servicer, however, will respond to requests for necessary information to enable DTC's direct or indirect participating organizations and certain other persons to complete their reports). Each nonexempt Certificateholder will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificateholder fail to provide the required certification, the DTC's direct or indirect participating organizations (or the Servicer or Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

  ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

                           STATE AND LOCAL TAXATION

  The discussion above does not address the tax treatment of the Trust, the Certificates or the Certificateholders under state or local tax laws. Certificateholders are urged to consult their own tax advisors with respect to state and local tax consequences of the purchase, ownership or disposition of an interest in the Certificates.


                        LEGAL INVESTMENT CONSIDERATIONS

  Although, as a condition to their issuance, the Certificates will be rated in the highest rating category by at least one Rating Agency, the Certificates will not constitute "mortgage related securities" for purposes of SMMEA because most of the deeds of trust and mortgages securing the Mortgage Loans are not first deeds of trust or mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Certificates, which, because they evidence interests in a pool that includes second and third mortgage loans, are not "mortgage related securities" under SMMEA.

                                 UNDERWRITING

  Under the terms and subject to the conditions contained in an Underwriting Agreement dated November 20, 1997 (the "Underwriting Agreement"), the Underwriters named below (the "Underwriters") have severally but not jointly agreed to purchase from the Transferor the following respective principal amounts of the Certificates:

                                                                    PRINCIPAL
           UNDERWRITERS                                               AMOUNT
           ------------                                            ------------
   Smith Barney Inc............................................... $ 89,012,000
   Credit Suisse First Boston Corporation......................... $ 89,012,000
                                                                   ------------
       Total...................................................... $178,024,000
                                                                   ============

  The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all the Certificates, if any are purchased.

  The Transferor has been advised by the Underwriters that the Underwriters propose to offer the Certificates to the public initially at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession of 0.18% of the principal amount per Certificate, and the Underwriters and such dealers may allow a discount of 0.125% of such principal amount per Certificate on sales to certain other dealers. After the initial public offering, the public offering price and concession and discount to dealers may be changed by the Underwriters.

  The Certificates are a new issue of securities with no established trading market. The Underwriters have advised the Transferor that they intend to act as market maker for the Certificates. However, the Underwriters are not obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Certificates.

  The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Certificates to be higher than it would otherwise be in the absence of such transactions.

  The Transferor has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

                                    EXPERTS

  The consolidated financial statements of Ambac Assurance Corporation as of December 31, 1996 and 1995 and for each of the years in the three year period ended December 31, 1996 have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

  Certain legal matters relating to the issuance of the Certificates will be passed upon for the Transferor and for the Underwriters by Shaw Pittman Potts & Trowbridge, New York, New York. George M. Rogers, Jr., whose professional corporation is a member of Shaw Pittman Potts & Trowbridge, is a director of the Transferor and a trustee of the parent of the Transferor.

                            INDEX OF PRINCIPAL TERMS

DEFINITION                                                            PAGE
----------                                                            ----
Accrual Period..................................................      S-10, S-51
Additional Balances.............................................             S-4
Alternative Principal Payment...................................      S-11, S-52
APR.............................................................            S-24
Basis Risk Payment..............................................      S-10, S-51
BIF.............................................................      S-23, S-48
Business Day....................................................            S-49
Capitalized Interest Account....................................       S-9, S-49
Capitalized Interest Requirement................................       S-9, S-49
Cedel...........................................................       S-65, A-1
Cedel Participants..............................................            S-65
Certificate Account.............................................       S-8, S-47
Certificateholders..............................................       S-1, S-72
Certificateholders' Excess Interest.............................       S-8, S-50
Certificateholders' Fixed Allocation Percentage.................             S-7
Certificateholders' Floating Allocation Percentage..............       S-7, S-47
Certificate Insurance Policy....................................             S-1
Certificate Insurer.............................................       S-1, S-38
Certificate Insurer Default.....................................            S-54
Certificate Interest Collections................................       S-7, S-47
Certificate Owners..............................................            S-17
Certificate Principal Balance...................................       S-3, S-43
Certificate Rate................................................      S-10, S-51
Certificates....................................................        S-1, S-3
Chevy Chase.....................................................        S-1, S-3
Closing Date....................................................      S-10, S-51
Code............................................................            S-68
Collection Period...............................................      S-10, S-51
Combined Loan-to-Value Ratio....................................            S-14
Commission......................................................       S-2, S-38
Common Mortgage Loans...........................................       S-4, S-39
Cooperative.....................................................            S-65
CPR.............................................................            S-70
CreditLine 100 Program..........................................            S-25
Custodial Agent.................................................       S-3, S-44
Cut-off Date....................................................             S-4
Cut-off Date Trust Balances.....................................             S-4
Cycle Date......................................................      S-15, S-28
Daily Certificate Interest Collections..........................       S-7, S-47
Daily Certificate Principal Collections.........................            S-48
Defective Mortgage Loan.........................................            S-15
Depositories....................................................            S-63
Determination Date..............................................            S-48
Dissolution Distribution Date...................................            S-54
Distribution Date............................................... S-1, S-10, S-49
Draws...........................................................      S-11, S-52
DTC.............................................................        S-1, A-1
DTC Participants................................................            S-63
Eligible Account................................................            S-48
Eligible Substitute Mortgage Loan...............................            S-15
Euroclear.......................................................       S-65, A-1
Euroclear Operator..............................................            S-65
Euroclear Participants..........................................            S-65

DEFINITION                                                             PAGE
----------                                                             ----
Events of Default................................................           S-60
Exchange Act.....................................................            S-2
FDIA.............................................................           S-22
FDIC.............................................................           S-22
FIRREA...........................................................           S-22
Ford.............................................................     S-29, S-30
Ford Loans.......................................................           S-30
General Account Regulations......................................           S-67
Global Securities................................................            A-1
Indirect Participants............................................           S-63
Initial Cut-off Date.............................................       S-1, S-4
Initial Mortgage Loans...........................................            S-3
Insolvency Event.................................................           S-54
Insurance Agreement..............................................     S-12, S-54
Insurance Proceeds...............................................            S-6
Interest Period..................................................            S-5
Invested Amount..................................................      S-3, S-43
IRS..............................................................           S-68
LIBOR............................................................           S-10
LIBOR Business Day...............................................           S-52
Liquidated Mortgage Loan.........................................           S-51
Liquidation Loss Amount..........................................      S-8, S-50
Liquidation Proceeds.............................................      S-6, S-51
Loan Agreements..................................................      S-4, S-30
Loan Balance.....................................................            S-5
Loan Rate........................................................           S-26
Managed Amortization Period......................................     S-11, S-52
Margin...........................................................           S-26
Maximum Credit Limit.............................................     S-14, S-24
Maximum Principal Payment........................................     S-11, S-52
Mortgaged Properties.............................................            S-4
Mortgage Files...................................................           S-44
Mortgage Loan Schedule...........................................           S-47
Mortgage Loans...................................................       S-1, S-4
Net Liquidation Proceeds.........................................            S-6
Net Loan Rate....................................................           S-45
Net Trust Liquidation Proceeds...................................      S-6, S-40
90-1 Mortgage Loans..............................................      S-9, S-48
92-1 Mortgage Loans..............................................      S-9, S-48
OID..............................................................           S-69
Original Certificate Principal Balance...........................      S-3, S-43
Original Invested Amount.........................................      S-3, S-43
Overall Minimum Amount...........................................           S-47
Overfunded Interest Amount.......................................      S-9, S-49
OTS..............................................................           S-23
Paying Agent.....................................................           S-52
Permitted Investments............................................           S-48
Pool.............................................................            S-3
Pool Balance.....................................................      S-5, S-50
Pooling and Servicing Agreement..................................            S-3
Pre-Funded Amount................................................ S-1, S-8, S-48
Pre-Funding Account..............................................      S-8, S-48
Pre-Funding Period...............................................      S-9, S-48
Premium Rate.....................................................           S-10

DEFINITION                                                             PAGE
----------                                                             ----
Prepayment Assumption............................................           S-69
Principal Collections............................................       S-6, S-7
Prior Trusts.....................................................            S-4
Prospectus.......................................................            S-2
Rapid Amortization Event.........................................           S-53
Rapid Amortization Period........................................           S-53
Rating Agencies..................................................           S-16
Real Estate Investment Trust.....................................           S-23
Reacquired 1991 Balance..........................................            S-4
Record Date......................................................           S-49
Reference Bank Rate..............................................           S-51
Removal Condition................................................           S-47
Replacement Certificate..........................................           S-66
Retransfer Date..................................................           S-46
Retransfer Deposit Amount........................................           S-45
Retransfer Notification Date.....................................           S-46
SAIF.............................................................     S-23, S-48
Scheduled Principal Collections Distribution Amount..............     S-11, S-52
Servicer.........................................................            S-3
Servicer Advance.................................................           S-58
Servicing Fee....................................................     S-14, S-58
Servicing Fee Rate...............................................     S-14, S-58
SMMEA............................................................           S-17
Sold Balances....................................................            S-4
Spread Account...................................................     S-13, S-55
Stated Maturity Date.............................................           S-11
Sub-Prime Lending Program........................................           S-25
Subsequent Mortgage Loans........................................       S-1, S-4
Substitution Adjustment Amount...................................           S-45
Tax Counsel......................................................           S-68
Telerate Page 3750...............................................           S-51
Terms and Conditions.............................................           S-65
Transferor.......................................................       S-1, S-3
Transferor Interest.............................................. S-1, S-3, S-43
Trigger Event....................................................           S-60
Trust............................................................            S-3
Trust 1990.......................................................            S-4
Trust 1991.......................................................            S-4
Trust 1992.......................................................            S-4
Trust 1993.......................................................            S-4
Trust 1994.......................................................            S-4
Trust 1995.......................................................           S-48
Trust 1996.......................................................           S-48
Trust Balance....................................................            S-4
Trust Fund.......................................................       S-1, S-3
Trust Interest...................................................      S-5, S-40
Trustee..........................................................            S-3
Trust Insurance Proceeds.........................................            S-6
Trust Percentage.................................................           S-40
Underwriters.....................................................           S-73
Underwriting Agreement...........................................           S-73
United Guaranty..................................................           S-25
U.S. Person......................................................            A-3
Weighted Average Loan Rate.......................................           S-51

                                                                     APPENDIX A

         GLOBAL CLEARANCE SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the globally offered Capitol Revolving Home Equity Loan Asset Backed Certificates, Series 1997-1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel Bank, societe anonyme ("Cedel") or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Securities through Cedel and the Euroclear System ("Euroclear") will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

  Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

 Initial Settlement

  All Global Securities will be held in book-entry form by DTC in the name of CEDE & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.

 Secondary Market Trading

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to issues in same-day funds.

  Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the accounts of a Cedel Participant or a Euroclear

Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360 day year. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

  Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

  Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel to Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360 day year. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

  Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fall on the sale side unless affirmative action were taken. At lease three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

  A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

  Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

  Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

  Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

  Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

  U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includable in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

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 NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CHEVY CHASE OR BY ANY OF THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THOSE TO WHICH IT RELATES IN ANY STATE TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE SUCH OFFER IN SUCH STATE. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                 ------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                           PROSPECTUS SUPPLEMENT
Reports to Certificateholders..............................................  S-2
Available Information......................................................  S-2
Summary of Terms...........................................................  S-3
Risk Factors............................................................... S-18
The Transferor............................................................. S-23
Formation of the Trust..................................................... S-23
Use of Proceeds............................................................ S-23
The Chevy Chase Home Equity Lending
 Program................................................................... S-23
The Ford Portfolio......................................................... S-30
The Mortgage Loan Pool..................................................... S-30
Description of Certificate Insurer......................................... S-38
Allocations of Payments on the Common
 Mortgage Loans............................................................ S-39
Maturity and Prepayment Considerations..................................... S-40
Description of the Certificates............................................ S-43
Certain Legal Aspects of the Mortgage Loans................................ S-66
ERISA Considerations....................................................... S-67
Certain Federal Income Tax Consequences.................................... S-68
State and Local Taxation................................................... S-72
Legal Investment Considerations............................................ S-72
Underwriting............................................................... S-73
Experts.................................................................... S-73
Legal Matters.............................................................. S-73
                                PROSPECTUS
Prospectus Supplement......................................................    3
Reports to Holders.........................................................    3
Available Information......................................................    3
Incorporation of Certain Documents
 by Reference..............................................................    4
Summary of Terms...........................................................    5
Risk Factors...............................................................   16
Description of the Securities..............................................   20
The Trust Funds............................................................   24
Enhancement................................................................   31
Servicing of Loans.........................................................   32
The Agreements.............................................................   39
Certain Legal Aspects of the Loans.........................................   47
The Transferor.............................................................   57
Use of Proceeds............................................................   57
Federal Income Tax Considerations..........................................   58
State Tax Considerations...................................................   80
ERISA Considerations.......................................................   80
Legal Investment...........................................................   81
Plan of Distribution.......................................................   81
Legal Matters..............................................................   81
Glossary of Terms..........................................................   82

 UNTIL FEBRUARY 18, 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT), ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS AND A PROSPECTUS SUPPLEMENT. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS AND A PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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                CAPITOL REVOLVING HOME EQUITY LOAN TRUST 1997-1

                                 $178,024,000
  CAPITOL REVOLVING HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 1997-1

                           CHEVY CHASE BANK, F.S.B.
                            TRANSFEROR AND SERVICER

                                   --------

                             PROSPECTUS SUPPLEMENT

                               NOVEMBER 20, 1997

                                   --------

                               SMITH BARNEY INC.

                          CREDIT SUISSE FIRST BOSTON

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